CITIGROUP HELOC TRUST 2006-NCB1

Issuer,

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

and

CITIBANK, N.A.

Securities Administrator and Authenticating Agent

INDENTURE

Dated as of May 23, 2006

HELOC-BACKED NOTES

TABLE OF CONTENTS

ARTICLE I
Definitions
Section 1.01.	Definitions
Section 1.02.	Incorporation by Reference of Trust Indenture Act
Section 1.03.	Rules of Construction

ARTICLE II
Original Issuance of Notes
Section 2.01.	Form.
Section 2.02.	Execution, Authentication and Delivery.

ARTICLE III
Covenants
Section 3.01.	Money for Payments to be Held in Trust.
Section 3.02.	Existence.
Section 3.03.	Payment of Principal and Interest.
Section 3.04.	Protection of Trust Estate.
Section 3.05.	Opinions as to Trust Estate.
Section 3.06.	Performance of Obligations.
Section 3.07.	Negative Covenants
Section 3.08.	Reserved.
Section 3.09.	Reserved.
Section 3.10.	Representations and Warranties Concerning the Trust Estate.
Section 3.11.	Investment Company Act.
Section 3.12.	Issuer May Consolidate, etc.
Section 3.13.	Successor or Transferee.
Section 3.14.	No Other Business.
Section 3.15.	No Borrowing.
Section 3.16.	Guarantees, Loans, Monthly Advances and Other Liabilities.
Section 3.17.	Capital Expenditures.
Section 3.18.	Restricted Payments.
Section 3.19.	Notice of Events of Default.
Section 3.20.	Further Instruments and Acts.
Section 3.21.	[Reserved].
Section 3.22.	Certain Representations Regarding the Trust Estate.

ARTICLE IV
The Notes; Satisfaction and Discharge of Indenture
Section 4.01.	The Notes.
Section 4.02.	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Securities Administrator and Certificate Registrar.
Section 4.03.	Mutilated, Destroyed, Lost or Stolen Notes.
Section 4.04.	Persons Deemed Owners.
Section 4.05.	Cancellation.
Section 4.06.	Form of Notes.
Section 4.07.	Notices to Depository.
Section 4.08.	Definitive Notes.
Section 4.09.	Tax Treatment.
Section 4.10.	Satisfaction and Discharge of Indenture.
Section 4.11.	Application of Trust Money.
Section 4.12.	[Reserved].
Section 4.13.	Repayment of Moneys Held by Securities Administrator.
Section 4.14.	Temporary Notes.
Section 4.15.	Representation Regarding ERISA.

ARTICLE V
Default and Remedies
Section 5.01.	Events of Default.
Section 5.02.	Acceleration of Maturity; Rescission and Annulment.
Section 5.03.	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.
Section 5.04.	Remedies; Priorities.
Section 5.05.	Optional Preservation of the Trust Estate.
Section 5.06.	Limitation of Suits.
Section 5.07.	Unconditional Rights of Noteholders To Receive Principal and Interest.
Section 5.08.	Restoration of Rights and Remedies.
Section 5.09.	Rights and Remedies Cumulative.
Section 5.10.	Delay or Omission Not a Waiver.
Section 5.11.	Control By Noteholders.
Section 5.12.	Waiver of Past Defaults.
Section 5.13.	Undertaking for Costs.
Section 5.14.	Waiver of Stay or Extension Laws.
Section 5.15.	Sale of Trust Estate.
Section 5.16.	Action on Notes.
Section 5.17.	Subrogation.
Section 5.18.	Preference Claims.
Section 5.19.	Noteholder Rights.
Section 5.20.	Insurer’s Rights Regarding Actions, Proceedings or Investigations.

ARTICLE VI
The Indenture Trustee, The Securities Administrator and The Authenticating Agent
Section 6.01.	Duties of Indenture Trustee, Securities Administrator and Others.
Section 6.02.	Rights of Indenture Trustee, Securities Administrator and Others.
Section 6.03.	Individual Rights of Indenture Trustee, Securities Administrator and Authenticating Agent.
Section 6.04.	[Reserved].
Section 6.05.	Indenture Trustee’s, Securities Administrator’s and Authenticating Agent’s Disclaimer.
Section 6.06.	Notice of Event of Default.
Section 6.07.	Reports to Holders and Tax Administration.
Section 6.08.	Compensation.
Section 6.09.	Replacement of Indenture Trustee, the Securities Administrator and the Authenticating Agent.
Section 6.10.	Successor Indenture Trustee, Securities Administrator or Authenticating Agent by Merger.
Section 6.11.	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.
Section 6.12.	Eligibility; Disqualification.
Section 6.13.	[Reserved].
Section 6.14.	Representations and Warranties.
Section 6.15.	Directions to Indenture Trustee and the Securities Administrator.
Section 6.16.	Assessments of Compliance and Attestation Reports.

ARTICLE VII
Noteholders’ Lists and Reports
Section 7.01.	Issuer To Furnish Names and Addresses of Noteholders.
Section 7.02.	Preservation of Information; Communications to Noteholders.
Section 7.03.	Financial Information.
Section 7.04.	Statements to Noteholders.
Section 7.05.	Reports Filed with Securities and Exchange Commission.

ARTICLE VIII
Accounts, Disbursements and Releases
Section 8.01.	Collection of Money.
Section 8.02.	Officer’s Certificate.
Section 8.03.	Termination Upon Distribution to Noteholders.
Section 8.04.	Reserved.
Section 8.05.	Release of Trust Estate.
Section 8.06.	Surrender of Notes Upon Final Payment.
Section 8.07.	Optional Redemption of the Assets of the Trust Estate.
Section 8.08.	Trust Accounts.
Section 8.09.	Priority of Payments
Section 8.10.	Allocation of Realized Losses and Interest Shortfalls.
Section 8.11.	Permitted Withdrawals and Transfers from the Payment Account; Determination of LIBOR.
Section 8.12.	The Policy.

ARTICLE IX
Supplemental Indentures
Section 9.01.	Supplemental Indentures Without Consent of Noteholders.
Section 9.02.	Supplemental Indentures With Consent of Noteholders.
Section 9.03.	Execution of Supplemental Indentures.
Section 9.04.	Effect of Supplemental Indenture.
Section 9.05.	Conformity with Trust Indenture Act.
Section 9.06.	Reference in Notes to Supplemental Indentures.

ARTICLE X
Miscellaneous
Section 10.01.	Compliance Certificates and Opinions, etc.
Section 10.02.	Form of Documents Delivered to Indenture Trustee or the Securities Administrator.
Section 10.03.	Acts of Noteholders.
Section 10.04.	Notices etc., to Indenture Trustee, the Certificateholders, Securities Administrator, Authenticating Agent and Rating Agencies.
Section 10.05.	Notices to Noteholders; Waiver.
Section 10.06.	Conflict with Trust Indenture Act.
Section 10.07.	Effect of Headings.
Section 10.08.	Successors and Assigns.
Section 10.09.	Separability.
Section 10.10.	Legal Holidays.
Section 10.11.	GOVERNING LAW.
Section 10.12.	Counterparts.
Section 10.13.	Recording of Indenture.
Section 10.14.	Issuer Obligation.
Section 10.15.	No Petition.
Section 10.16.	Inspection.
Section 10.17.	Benefits of Indenture.

ARTICLE XI
REMIC PROVISIONS
Section 11.01.	Designation of REMIC Interests.
Section 11.02.	Payments on REMIC Regular Interests.
Section 11.03.	Allocation of Realized Losses on the REMIC Regular Interests.
Section 11.04.	REMIC Administration.
Section 11.05.	Prohibited Transactions and Activities.
Section 11.06.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

EXHIBITS

Exhibit A-1	—	Form of Class A Notes
Exhibit A-2	—	Form of Class M Notes
Exhibit B	—	HELOC Schedule
Exhibit C	—	Form of Rule 144A Investment Representation Letter
Exhibit D	—	Form of Transferee Letter
Exhibit E	—	Form of Transferor Certificate
Exhibit F	—	Form of Certification of Transfer to Single Owner
Exhibit G	—	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit H	—	Form of Certification to the Depositor provided by the Securities Administrator
Exhibit I	—	Policy
Exhibit J	—	Servicing Criteria

Appendix A	—	Definitions

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE
ACT OF 1939 AND INDENTURE PROVISIONS

Trust Indenture Act Section	Indenture Section
310 (a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311 (a)	6.12
(b)	6.12
(c)	Not Applicable
312 (a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313 (a)	Not Applicable
(b)	Not Applicable
(c)	Not Applicable
(d)	Not Applicable
314 (a)	3.10
(b)	3.07
(c)(1)	8.05(c), 10.01(a)
(c)(2)	8.05(c), 10.01(a)
(c)(3)	Not Applicable
(d)(1)	8.05(c), 10.01(b)
(d)(2)	8.05(c), 10.01(b)
(d)(3)	8.05(c), 10.01(b)
(e)	10.01(a)
315 (a)	6.01(b)
(b)	6.05
(c)	6.01(a)
(d)	6.01(c)
(d)(1)	6.01(c)
(d)(2)	6.01(c)
(d)(3)	6.01(c)
(e)	5.13
316 (a)(1)(A)	5.11
(a)(1)(B)	5.12
(a)(2)	Not Applicable
(b)	5.07
317 (a)(1)	5.04
(a)(2)	5.03(b)
(b)	3.03(a)(i)
318 (a)	10.07

This Indenture, dated as of May 23, 2006, is entered into among Citigroup HELOC Trust 2006-NCB1, a Delaware statutory trust, as Issuer (the “Issuer”), U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”) and Citibank, N.A., as Securities Administrator and Authenticating Agent (the “Securities Administrator” and “Authenticating Agent,” as applicable).

WITNESSETH THAT:

Each party hereto agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s HELOC-Backed Notes, Series 2006-NCB1 (the “Notes”).

Ambac Assurance Corporation (the “Insurer”) has issued and delivered a surety bond for the Notes, dated the Closing Date (the “Policy”), pursuant to which the Insurer guarantees the Insured Amounts and Preference Amount (as defined in the Policy), subject to the terms and conditions set forth therein.

As an inducement to the Insurer to issue and deliver the Policy, the Issuer and the Insurer have executed and delivered the Insurance and Indemnity Agreement, dated as of May 23, 2006, (as amended from time to time, the “Insurance Agreement”), among the Insurer, the Issuer, the Servicer, the Originator, the Seller, the Securities Administrator and the Indenture Trustee.

GRANTING CLAUSE

The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Holders of the Notes, all of the Issuer’s right, title and interest in and to, whether now existing or hereafter created: (a) the HELOCs identified in the Loan Schedule, including all interest and principal received with respect to the HELOCs after the Cut-off Date, but excluding any payments of principal and interest received in respect of Additional Balances funded after the termination of the Managed Amortization Period; (b) such assets as shall from time to time be credited or are required by the terms of this Indenture to be credited to the Payment Account; (c) such assets relating to the HELOCs as from time to time may be held in the Trust Accounts; (d) any REO Property; (e) any amounts paid or payable by the insurer under any insurance policy with respect to a HELOC (to the extent the mortgagee has a claim thereto); (f) the HELOC Purchase Agreement; (g) the rights of the Issuer under the Servicing Agreement; (h) the Policy (solely for the benefit of the Noteholders); and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the “Trust Estate” or the “Collateral”).

The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, subject to the priority set forth herein, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

The Securities Administrator on behalf of the Indenture Trustee hereby agrees that it will hold the Policy in trust and that it will hold any proceeds of any claim made upon the Policy solely for the use and the benefit of the Noteholders in accordance with the terms hereof and the terms of the Policy.

Neither the Indenture Trustee nor the Issuer assumes or shall assume any obligation under any Credit Line Agreement that provides for the funding of future Draws to the Mortgagor thereunder, and neither the Indenture Trustee nor the Issuer shall be obligated or permitted to fund any such future Draws.

The Indenture Trustee, as trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and each of the Indenture Trustee and the Securities Administrator agree to perform their respective duties as Indenture Trustee, Securities Administrator and Authenticating Agent, as required herein.

ARTICLE I

DEFINITIONS

Section 1.01.	Definitions.

For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in Appendix A attached hereto, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the Notes.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rules have the meanings assigned to them by such definitions.

Section 1.03.	Rules of Construction.

Unless the context otherwise requires:

(i)	a term has the meaning assigned to it;

(ii)	an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

(iii)	“or” is not exclusive;

(iv)	“including” means including without limitation;

(v)	words in the singular include the plural and words in the plural include the singular; and

(vi)
any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

ORIGINAL ISSUANCE OF NOTES

Section 2.01.	Form.

The Notes, together with the Authenticating Agent’s certificate of authentication, shall be in substantially the form set forth in Exhibits A-1 and A-2 to this Indenture, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture.

The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders).

The terms of the Notes set forth in Exhibits A-1 and A-2 to this Indenture are part of the terms of this Indenture.

Section 2.02.	Execution, Authentication and Delivery.

The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Authenticating Agent shall upon Issuer Request authenticate and deliver each Class of Notes for original issue in an aggregate initial principal amount equal to the Initial Note Principal Balance for such Class of Notes.

Each of the Notes shall be dated the date of its authentication. The Class A Notes and Class M Notes shall be issuable as registered Notes in book-entry form and shall be issuable in the minimum initial Note Principal Balance of $100,000 and in integral multiples of $1 in excess thereof.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

ARTICLE III

COVENANTS

Section 3.01.	Money for Payments to be Held in Trust.

As provided in Section 8.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 8.11 of this Indenture shall be made on behalf of the Issuer by the Securities Administrator, and no amounts so withdrawn from such accounts for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.01. The Securities Administrator shall:

(i)
hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(ii)	give the Indenture Trustee notice of any default by the Issuer of which the Securities Administrator has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii)
at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by the Securities Administrator;

(iv)
immediately resign as a Securities Administrator and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by the Securities Administrator at the time of its appointment; and

(v)
comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premium on the Notes, the Issuer shall have first provided the calculations pertaining thereto and the amount of any resulting withholding taxes to the Securities Administrator.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or the Securities Administrator in trust for the payment of any amount due with respect to the Notes and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Representative; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Representative for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or the Securities Administrator with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or the Securities Administrator, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York (including, but not limited to, The Bond Buyer), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Securities Administrator shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of the Securities Administrator, at the last address of record for each such Holder).

Section 3.02.	Existence.

The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes and each other instrument or agreement included in the Trust Estate.

Section 3.03.	Payment of Principal and Interest.

(a)  The Issuer will duly and punctually pay (or will cause to be duly and punctually paid) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, the Issuer will cause to be paid on each Payment Date all amounts on deposit in the Payment Account, and deposited therein pursuant to and in accordance with Section 8.09, to the Noteholders. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

(b)  The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral as provided in this Indenture. The Issuer shall not otherwise be liable for payments of the Notes, and none of the owners, agents, officers, directors, employees, or successors or assigns of the Issuer shall be personally liable for any amounts payable, or performance due, under the Notes or this Indenture. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.03, the provisions of this Section 3.03 shall control.

(c)  Each payment with respect to a Book-Entry Note shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such payment to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such payment to the Note Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Note Owners that it represents. None of the Securities Administrator, the Depositor or the Servicer shall have any responsibility therefor.

(d)  Any installment of interest or principal payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder shall have so requested at least five Business Days prior to the related Record Date, be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Securities Administrator, by check to such Noteholder mailed to such Holder’s address as it appears in the Note Register in the amount required to be paid to such Holder on such Payment Date pursuant to such Holder’s Notes; provided, however, that the Securities Administrator shall not pay to such Holders any amount required to be withheld from a payment to such Holder by the Code.

(e)  The Note Principal Balance of each Note shall be due and payable in full on the Final Stated Payment Date for such Note as provided in the forms of Note set forth in Exhibits A-1 and A-2 to this Indenture. All principal payments on the Notes shall be made to the Noteholders entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Securities Administrator by the Issuer, the Securities Administrator shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Stated Payment Date or other final Payment Date (including any final Payment Date resulting from any redemption pursuant to Section 8.06 hereof). Such notice shall to the extent practicable be mailed no later than five Business Days prior to such Final Stated Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Stated Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment. No interest shall accrue on the Notes on or after the Final Stated Payment Date or any such other final Payment Date

Section 3.04.	Protection of Trust Estate.

The Issuer will from time to time prepare, execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(i)	maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

(ii)	perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(iii)	enforce any of the Trust Estate; or

(iv)	preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Trust Estate against the claims of all persons and parties.

Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove or permit the Custodian to remove any portion of the Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.05 hereof (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered on the Closing Date pursuant to Section 3.05(a) hereof, if no Opinion of Counsel has yet been delivered pursuant to Section 3.05(b) hereof), unless the Indenture Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to sign any financing statement, continuation statement or other instrument required to be signed pursuant to this Section 3.04 upon the Issuer’s preparation thereof and delivery to the Indenture Trustee.

Section 3.05.	Opinions as to Trust Estate.

On the Closing Date, the Issuer shall furnish to the Indenture Trustee and the Owner Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and first priority security interest in the Collateral and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and first priority security interest effective.

Section 3.06.	Performance of Obligations.

(a)  The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture and the other Basic Documents and in the instruments and agreements included in the Trust Estate.

(b)  The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer.

(c)  The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person’s covenants or obligations under any of the documents relating to the Trust Estate or under any instrument included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Trust Estate or any such instrument, except such actions as the Servicer is expressly permitted to take in the Servicing Agreement.

(d)  The Issuer may retain an administrator and may enter into contracts with other Persons for the performance of the Issuer’s obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

Section 3.07.	Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(i)	except as expressly permitted by this Indenture, sell, transfer, exchange or otherwise dispose of the Trust Estate.

(ii)
claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder, by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(iii)
(A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate; or

(iv)
take any other action or fail to take any action that would result in an imposition of tax on the Issuer (including, but not limited to, the tax on prohibited transactions under Section 860L(e) of the Code); or

(v)
waive or impair, or fail to assert rights under, the Trust Estate, or impair or cause to be impaired the Issuer’s interest in the Trust Estate, the HELOC Purchase Agreement or any other Basic Document, if any such action would materially and adversely affect the interests of the related Noteholders.

Section 3.08.	Reserved.

Section 3.09.	Reserved.

Section 3.10.	Representations and Warranties Concerning the Trust Estate.

The Indenture Trustee, as pledgee of the Trust Estate and the Insurer, has the benefit of the representations and warranties made by the Originator and Citigroup Global Markets Realty Corp. in Sections 5 and 6 of the HELOC Purchase Agreement concerning the HELOCs and the right to enforce the remedies against the Originator or Citigroup Global Markets Realty Corp., as applicable, provided in such Section 7 of the HELOC Purchase Agreement to the same extent as though such representations and warranties were made directly to the Indenture Trustee. If a Responsible Officer of the Indenture Trustee or the Insurer has actual knowledge of any breach of any representation or warranty made by the Originator or Citigroup Global Markets Realty Corp. in the HELOC Purchase Agreement, the Indenture Trustee shall promptly notify the Originator or Citigroup Global Markets Realty Corp., as applicable, of such finding and of the Originator’s or Citigroup Global Markets Realty Corp.’s obligation, as applicable, to cure such defect or repurchase or substitute for the related HELOC.

Section 3.11.	Investment Company Act.

The Issuer shall not become an “investment company” or be under the “control” of an “investment company” as such terms are defined in the Investment Company Act (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section 3.11 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

Section 3.12.	Issuer May Consolidate, etc.

(a)  The Issuer shall not consolidate or merge with or into any other Person, unless:

(i)
the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee and the Securities Administrator, the due and punctual payment of the principal of and interest on all Notes and all amounts payable to the Indenture Trustee and the Securities Administrator, the payment to the Securities Administrator of all amounts due to the Certificateholders, and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)
each of the Rating Agencies shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, qualified, suspended or withdrawn or to be considered by either Rating Agency to be below investment grade;

(iv)	any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(v)
the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for or relating to such transaction have been complied with (including any filing required by the Exchange Act), and that such supplemental indenture is enforceable.

(b)  The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person, unless:

(i)
the Person that acquires, by conveyance or transfer, the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted, shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof, (B) expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee and the Securities Administrator, in form satisfactory to the Indenture Trustee and the Securities Administrator, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agree by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of the Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agree to indemnify, defend and hold harmless the Issuer and the Indenture Trustee and the Securities Administrator against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agree by means of such supplemental indenture that such Person (or, if a group of Persons, one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

(ii)	immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(iii)	each of the Rating Agencies shall have notified the Issuer that such transaction shall not cause the ratings of the Notes to be reduced, qualified, suspended or withdrawn;

(iv)	any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

(v)
the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

Section 3.13.	Successor or Transferee.

(a)  Upon any consolidation or merger of the Issuer in accordance with Section 3.12(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall, following the Issuer’s satisfaction of all of the conditions precedent set forth therein with respect thereto, succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(b)  Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.12(b), the Issuer, following its satisfaction of all of the conditions precedent set forth herein with respect thereto, will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the related Notes immediately upon the delivery of written notice to the Indenture Trustee of such conveyance or transfer.

Section 3.14.	No Other Business.

The Issuer shall not engage in any business other than as set forth with respect thereto in the Trust Agreement and other than financing, purchasing, owning and selling and managing the Trust Estate and the issuance of the Notes in the manner contemplated by this Indenture and the other Basic Documents and all activities incidental thereto.

Section 3.15.	No Borrowing.

The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes under this Indenture.

Section 3.16.	Guarantees, Loans, Monthly Advances and Other Liabilities.

Except as contemplated by this Indenture or any other Basic Document, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.17.	Capital Expenditures.

The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.18.	Restricted Payments.

The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions and payments to the Owner Trustee, the Indenture Trustee, the Securities Administrator, the Servicer, the Certificate Registrar, the Noteholders and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under this Indenture and the other Basic Documents and (y) payments to the Servicer pursuant to the terms of the Servicing Agreement. The Issuer will not, directly or indirectly, make payments to or distributions from the Custodial Account or the Payment Account except in accordance with this Indenture and the other Basic Documents.

Section 3.19.	Notice of Events of Default.

The Issuer shall give the Indenture Trustee, the Securities Administrator, and each Rating Agency prompt written notice of each Event of Default that has occurred and is continuing hereunder.

Section 3.20.	Further Instruments and Acts.

Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.21.	[Reserved].

Section 3.22.	Certain Representations Regarding the Trust Estate.

(a)  With respect to that portion of the Collateral described in clauses (a) through (c) of the definition of Trust Estate, the Issuer represents to the Indenture Trustee that:

(b)  This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

(c)  The Collateral constitutes “deposit accounts,” “instruments” or “certificated securities,” as applicable within the meaning of the applicable UCC.

(d)  The Issuer owns and has good and marketable title to the Collateral, free and clear of any lien, claim or encumbrance of any Person.

(e)  The Issuer has caused or will have caused, within ten days of the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

(f)  Other than the security interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

(g)  The Collateral is not in the name of any Person other than the Issuer or the Indenture Trustee. The Issuer has in its possession all original copies of the security certificates that constitute or evidence the Collateral. The security certificates that constitute or evidence the Collateral do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee. The Issuer has not consented to the bank maintaining the Collateral to comply with instructions of any Person other than the Indenture Trustee or the Securities Administrator on behalf of the Indenture Trustee.

ARTICLE IV

THE NOTES; SATISFACTION AND DISCHARGE OF INDENTURE

Section 4.01.	The Notes.

Each Class of Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Class A Notes through the book-entry facilities of the Depository in minimum initial Note Principal Balance of $100,000 and integral multiples of $1 in excess thereof.

The Indenture Trustee and Securities Administrator may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of the Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08 hereof, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Securities Administrator, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

In the event the Depository Trust Company resigns or is removed as Depository, the Depositor may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository’s resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Authenticating Agent and delivered by the Authenticating Agent to or upon the order of the Issuer.

Section 4.02.	Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Securities Administrator and Certificate Registrar.

The Issuer shall cause to be kept at the Corporate Trust Office of the Securities Administrator a Note Register in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Securities Administrator, the Issuer shall execute, the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Note Principal Balance evidencing the same Class and aggregate Percentage Interests.

Subject to Section 4.08, Notes may be exchanged for other Notes of like tenor and in authorized initial Note Principal Balance evidencing the same Class and aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Securities Administrator. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, the Authenticating Agent shall authenticate and the Securities Administrator shall deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Securities Administrator duly executed by the Holder thereof or his attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located or having a correspondent located in the city of New York. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Securities Administrator shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

The Issuer hereby appoints Citibank, N.A. as: (i) Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.08 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges thereof pursuant to Section 3.04 of the Trust Agreement, and (ii) Securities Administrator under this Indenture. Citibank, N.A. hereby accepts such appointments.

Section 4.03.	Mutilated, Destroyed, Lost or Stolen Notes.

If (i) any mutilated Note is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to hold the Issuer and the Securities Administrator harmless, then, in the absence of notice to the Issuer or the Securities Administrator that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Authenticating Agent shall authenticate and the Securities Administrator shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Securities Administrator shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Indenture Trustee or the Securities Administrator in connection therewith.

Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Securities Administrator) connected therewith.

Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 4.04.	Persons Deemed Owners.

Prior to due presentment for registration of transfer of any Note, the Issuer, the Securities Administrator and any agent of the Issuer may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Indenture Trustee, the Securities Administrator or any agent of the Issuer, the Indenture Trustee or the Securities Administrator shall be affected by notice to the contrary.

Section 4.05.	Cancellation.

All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Securities Administrator, be delivered to the Securities Administrator and shall be promptly cancelled by the Securities Administrator. The Issuer may at any time deliver to the Securities Administrator for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Securities Administrator. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Securities Administrator in accordance with its standard retention or disposal policy as in effect at the time.

Section 4.06.	Form of Notes.

The Class A Notes and Class M Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. The Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a Definitive Note representing such Beneficial Owner’s interest in such Note, except as provided in Section 4.08. With respect to such Notes, unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Beneficial Owners pursuant to Section 4.08:

(i)	the provisions of this Section 4.06 shall be in full force and effect;

(ii)
the Securities Administrator and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Beneficial Owners of the Notes;

(iii)	to the extent that the provisions of this Section 4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

(iv)
the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

(v)
whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the aggregate Note Principal Balance of the Notes, the Depository shall be deemed to represent such percentage with respect to the Notes only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Securities Administrator and the Indenture Trustee.

None of the Depositor, the Issuer, the Servicer, the Seller, the Securities Administrator, the Indenture Trustee and the Owner Trustee shall have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

Section 4.07.	Notices to Depository.

Whenever a notice or other communication to the Note Holders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to Section 4.08, the Indenture Trustee or Securities Administrator, as applicable, shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

Section 4.08.	Definitive Notes.

If (i) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Depositor, the Securities Administrator is unable to locate a qualified successor within 30 days or (ii) after the occurrence of the termination of the Servicer as set forth in the Servicing Agreement, Note Owners having Percentage Interests aggregating not less than 51% of the Book-entry Notes advise the Securities Administrator, the Depository and the Depository Participants in writing that the continuation of a book-entry system through the Depository, or a successor to the Depository, is no longer in the best interests of the Note Owners, then the Securities Administrator shall request that the Depository notify all Beneficial Owners of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the Securities Administrator of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Authenticating Agent shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Securities Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Securities Administrator shall recognize the Holders of the Definitive Notes as Noteholders.

In addition, if an Event of Default has occurred and is continuing, each Note Owner materially adversely affected thereby may at its option request a Definitive Note evidencing such Noteholder’s interest in the related Class of Notes. In order to make such request, such Noteholder shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Securities Administrator to exchange or cause the exchange of the Noteholder’s interest in such Class of Notes for an equivalent interest in fully registered definitive form. Upon receipt by the Securities Administrator of instructions from the Depository directing the Securities Administrator to effect such exchange (such instructions to contain information regarding the Class of Notes and the Note Principal Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Note, and any other information reasonably required by the Securities Administrator), (i) the Securities Administrator shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Note Principal Balance of the Definitive Note, (ii) Citibank, N.A., as Securities Administrator and Authenticating Agent, shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Note evidencing such Noteholder’s interest in such Class of Notes and (iii) the Issuer shall execute and the Authenticating Agent shall authenticate a new Book-Entry Note reflecting the reduction in the Note Principal Balance of such Class of Notes by the amount of the Definitive Notes.

Section 4.09.	Tax Treatment.

The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness. For federal income tax purposes, the Notes (exclusive of any right to receive payments from the Net WAC Rate Carryover Reserve Account) will be treated as regular interests in a REMIC. The Securities Administrator shall make or cause to be made REMIC elections for each of REMIC 1 and REMIC 2 as set forth in Article XI on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Notes are issued. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the related REMIC.

Section 4.10.	Satisfaction and Discharge of Indenture.

(a)  This Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of related Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 8.09, 3.04, 3.06, 3.17, 3.19 and 3.20, (v) the rights, obligations and immunities of the Indenture Trustee, Securities Administrator, and Authenticating Agent hereunder (including the rights of the Securities Administrator under Section 6.08 and the obligations of the Securities Administrator under Section 4.11), and (vi) the rights of related Noteholders as beneficiaries hereof with respect to the property so deposited with the Securities Administrator payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Notes and shall release and deliver, or cause the Custodian to deliver, the Collateral when either

(1)
all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.01) have been delivered to the Securities Administrator for cancellation; or

(2)	(i) all Notes not theretofore delivered to the Securities Administrator for cancellation

(I)	have become due and payable,

(II)	will become due and payable at the Final Stated Maturity Date within one year, or

(III)	have been called for early redemption pursuant to Section 8.07 hereof,

and, in the case of (I) and (II), the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Securities Administrator cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Securities Administrator for cancellation when due on the Final Stated Maturity Date or other final Payment Date and has delivered to the Securities Administrator and the Indenture Trustee a verification report from a nationally recognized accounting firm certifying that the amounts deposited with the Securities Administrator are sufficient to pay and discharge the entire indebtedness of such Notes, or, in the case of (III) above, the Servicer shall have complied with all requirements of Section 8.07 hereof;

(ii)	the Issuer has paid or caused to be paid all other sums payable hereunder;

(iii)
the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel (at the Servicer’s expense in the case of (2)(i)(III) above and at Issuer’s expense in all other cases) and (A) if required by the TIA or the Indenture Trustee, an Independent Certificate from a firm of certified public accountants, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with or (B) an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash; and

(iv)	the Issuer has delivered to each Rating Agency notice of such satisfaction and discharge.

Section 4.11.	Application of Trust Money.

All moneys deposited with the Securities Administrator pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Securities Administrator, as designee of the Issuer, as the Securities Administrator may determine, to the Holders of Securities, of all sums due and to become due thereon for principal and interest or otherwise; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

Section 4.12.	Release of Collateral.

The Servicer, the Seller or the Originator, as applicable, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any HELOC and the Mortgaged Property at any time (i) after a payment by the Seller or the Originator, as applicable, of the Repurchase Price of the Mortgage Loan, (ii) after a Qualifying Substitute HELOC is substituted for such HELOC and payment of the Substitution Shortfall Amount, if any, (iii) after liquidation of the HELOC in accordance with the Servicing Agreement and the deposit of all Liquidation Proceeds and Insurance Proceeds in the Custodial Account, (iv) upon the termination of a HELOC (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property) or (v) as contemplated by Section 8.07 of this Indenture.

Section 4.13.	Repayment of Moneys Held by Securities Administrator.

In connection with the satisfaction and discharge of this Indenture with respect to all of the Notes, all moneys then held by any Person other than the Securities Administrator under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Securities Administrator to be held and applied according to Section 3.03 and thereupon such Person shall be released from all further liability with respect to such moneys.

Section 4.14.	Temporary Notes.

Pending the preparation of any Definitive Notes, the Issuer may execute and upon its written direction, the Authenticating Agent may authenticate and the Securities Administrator may make available for delivery, temporary Notes that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of the Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the Corporate Trust Office of the Securities Administrator, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute, the Authenticating Agent shall authenticate and the Securities Administrator shall make available for delivery, in exchange therefor, Definitive Notes of authorized denominations and of like tenor, class and aggregate principal amount. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 4.15.	Representation Regarding ERISA.

By acquiring a Class A Note or Class M Note or interest therein, each Holder of such Note or Beneficial Owner of any such interest will be deemed to represent that either (1) it is not acquiring such Note with Plan Assets or (2) (A) the acquisition, holding and transfer of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) such Note is rated investment grade or better and such person believes that such Note is properly treated as indebtedness without substantial equity features for purposes of the Department of Labor regulation 29 C.F.R. § 2510.3-101, and agrees to so treat such Note. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Trust, the Owner Trustee, the Indenture Trustee, the Securities Administrator or the Depositor which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Depositor, the Owner Trustee, the Indenture Trustee or the Securities Administrator to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

ARTICLE V

DEFAULT AND REMEDIES

Section 5.01.	Events of Default.

The Issuer shall deliver to the Indenture Trustee and the Insurer, within five days after learning of the occurrence of a Default, written notice in the form of an Officer’s Certificate of any event which, with the giving of notice and the lapse of time, would become an Event of Default under clause (ii), (iv) or (v) of the definition of “Event of Default”, its status and what action the Issuer is taking or proposes to take with respect thereto. The Indenture Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of such Default or Event of Default is received by a Responsible Officer and such notice references the Notes, the Trust Estate or this Indenture. The Indenture Trustee shall act in accordance with Article V of the Servicing Agreement if an Event of Default occurs.

Section 5.02.	Acceleration of Maturity; Rescission and Annulment.

If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee, at the written direction of the Majority Holders (with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing) or the Insurer (so long as no Insurer Default has occurred and is continuing), may declare such Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee and the Insurer if such notice is given by Noteholders), and upon any such declaration the unpaid Note Principal Balance of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

At any time after such declaration of acceleration of maturity with respect to an Event of Default has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing), by written notice to the Issuer and the Indenture Trustee, may, subject to Section 5.12, waive the related Event of Default and rescind and annul such declaration and its consequences if:

(i)	the Issuer has paid or deposited with the Indenture Trustee or Securities Administrator a sum sufficient to pay:

(1)
all payments of principal of and interest on the Class A Notes and the Class N Certificates and all other amounts that would then be due hereunder or under the Notes and the Class N Certificates if the Event of Default giving rise to such acceleration had not occurred;

(2)	all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of such Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03.	Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)  If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, as more particularly provided in Section 5.04 hereof, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders by such appropriate Proceedings as directed in writing by the Majority Holders or the Insurer to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(b)  In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, as directed in writing by the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing), irrespective of whether the principal of any related Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)
to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, willful misconduct or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)
unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)
to collect and receive any moneys or other property payable or deliverable on any such claims and to pay all amounts received with respect to the claims of the related Noteholders and of the Indenture Trustee on their behalf; and

(iv)
to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of related Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee.

(c)  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(d)  All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes, subject to Section 5.05 hereof.

(e)  In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all of the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.04.	Remedies; Priorities.

(a)  If an Event of Default shall have occurred and be continuing and if an acceleration has been declared and not rescinded pursuant to Section 5.02 hereof, the Indenture Trustee, subject to the provisions of Section 10.15 hereof, may, and shall at the written direction of the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing), do one or more of the following (subject to Section 5.05 hereof):

(i)
institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon the Notes moneys adjudged due;

(ii)	institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Trust Estate;

(iii)
exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the related Notes;

(iv)	[Reserved]; and

(v)	sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that, the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Event of Default, unless (A) the Indenture Trustee obtains the consent of the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (if an Insurer Default has occurred and is continuing), and (B) the proceeds of such sale or liquidation payable to the Holders of the Notes are at least equal to the greater of (i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts. In determining such sufficiency or insufficiency with respect to clause (B), the Indenture Trustee may, but need not, obtain and rely upon an opinion (obtained at the expense of the Trust) of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose. Notwithstanding the foregoing, any Sale of the Trust Estate shall be made subject to the continued servicing of the HELOCs by the Servicer (other than any Servicer as to which an Event of Servicer Termination has occurred and is continuing) as provided in the Servicing Agreement.

(b)  If the Indenture Trustee or the Securities Administrator collects any money or property pursuant to this Article V, the Securities Administrator shall pay out the money or property in the following order:

FIRST: to the Indenture Trustee, the Owner Trustee (to the extent of any fees due and not paid pursuant to Section 7.01 of the Trust Agreement), the Securities Administrator, the Custodian, the Insurer and the Servicer for amounts due and not previously paid pursuant to the Indenture and the other Basic Documents;

SECOND: to the Class A Noteholders and Class N Certificates for amounts due and unpaid on such Notes and Certificates with respect to interest (including any Unpaid Interest Shortfall Amounts);

THIRD: to the related Class A Noteholders and Class N Certificates, for amounts due and unpaid on such Notes and Certificates with respect to principal, and to each Holder thereof ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, until the aggregate Note Principal Balance or Certificate Principal Balance of each such Class is reduced to zero;

FOURTH: to the Class M Noteholders, the amount of any Allocated Realized Loss Amount;

FIFTH: to the Noteholders and the Class N Certificateholders, the amounts due and unpaid on thereon in respect of Net WAC Rate Carryover Amounts; and

SIXTH: to the Securities Administrator on behalf of the Issuer for distribution pursuant to the Trust Agreement.

The Securities Administrator may fix a record date and Payment Date for any payment to Noteholders pursuant to this Section 5.04. At least 15 days before such record date, the Securities Administrator shall mail to each Noteholder and the Certificateholder a notice that states the record date, the Payment Date and the amount to be paid.

Section 5.05.	Optional Preservation of the Trust Estate.

If the Notes have been declared to be due and payable under Section 5.02 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may elect to take and maintain possession of the Trust Estate. It is the desire of the parties hereto and the Noteholders of the Notes that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other related obligations of the Issuer, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the Trust Estate. In determining whether to take and maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.06.	Limitation of Suits.

No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the foregoing and the provisions of Section 10.15 hereof:

(i)	such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii)
the Holders of not less than 50% of the aggregate Note Principal Balance of the Notes have made a written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

(iii)	such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

(iv)	the Indenture Trustee, for 60 days after its receipt of such notice of request and offer of indemnity, has failed to institute such Proceedings;

(v)
no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the aggregate Note Principal Balance of the Notes; and

(vi)	an Insurer Default shall have occurred and be continuing.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

Section 5.07.	Unconditional Rights of Noteholders To Receive Principal and Interest.

Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.08.	Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.09.	Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10.	Delay or Omission Not a Waiver.

No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11.	Control By Noteholders.

The Insurer (or, if an Insurer Default shall have occurred and is continuing, the Majority Holders) shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

(i)	such direction shall not be in conflict with any rule of law or with this Indenture;

(ii)
any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be by the Insurer (so long as no Insurer Default has occurred and is continuing) or the Holders of the Notes representing not less than 100% of the aggregate Note Principal Balance of the Notes; and

(iii)	the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction of the Insurer or the Majority Holders.

Notwithstanding the rights of Noteholders set forth in this Section 5.11, the Indenture Trustee need not take any action that it determines might involve it in liability.

Section 5.12.	Waiver of Past Defaults.

Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof, the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (if an Insurer Default has occurred and is continuing) may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes on the Final Stated Maturity Date, or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of a Class of Notes. In the case of any such waiver, the Issuer, the Indenture Trustee, the Insurer and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 5.13.	Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note and each Beneficial Owner of any interest therein by such Holder’s or Beneficial Owner’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by the Insurer, any Noteholder, or group of Noteholders with the prior written consent of the Insurer (so long as no Insurer Default has occurred), in each case holding in the aggregate more than 10% of the aggregate Note Principal Balance of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

Section 5.14.	Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.15.	Sale of Trust Estate.

(a)  The power to effect any sale or other disposition (a “Sale”) of any portion of the Trust Estate pursuant to Section 5.04 hereof is expressly subject to the provisions of Sections 5.05 and 5.11(ii) hereof and this Section 5.15. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

(b)  Subject to this Section 5.15, unless the Holders representing at least 100% of the aggregate Note Principal Balance of the Notes or the Holders of 66 2/3% of the Note Principal Balance of each Class of Notes then outstanding, voting separately as set forth in Section 5.04(a) hereof, have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than the amount described in clause (B) of Section 5.04 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee, as trustee for the benefit of the Holders of the Notes, shall bid an amount (which shall include the Indenture Trustee’s right, in its capacity as Indenture Trustee, to credit bid) at least $1.00 more than the highest other bid in order to preserve the Trust Estate on behalf of the Noteholders.

(c)  In connection with a Sale of all or any portion of the Trust Estate:

(i)
any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon payment of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

(ii)
the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be payable to the Holders of the Notes and Holders of Certificates on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

(iii)
the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance, prepared by the Issuer and satisfactory to the Indenture Trustee, transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv)
the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

(v)
no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

Section 5.16.	Action on Notes.

The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Insurer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee or the Insurer against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee or the Securities Administrator shall be applied by the Securities Administrator in accordance with Section 5.04(b) hereof.

Section 5.17.	Subrogation.

The Securities Administrator as agent for the Indenture Trustee shall receive as attorney-in-fact of each Noteholder any Insured Amounts or Preference Amounts from the Insurer pursuant to the Policy. Any and all Insured Amounts and Preference Amounts disbursed by the Securities Administrator from claims made under the Policy shall not be considered payment by the Issuer, and shall not discharge the obligations of the Issuer with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipient of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Indenture Trustee shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer.

Section 5.18.	Preference Claims.

(a)  In the event that the Indenture Trustee or the Securities Administrator has received a certified copy of an order of the appropriate court that any payment of principal and interest on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law, the Indenture Trustee or the Securities Administrator, as applicable, shall so notify the Insurer and the Securities Administrator, shall comply with the provisions of the Policy to obtain payment by the Insurer of such avoided payment, and the Securities Administrator shall on behalf of the Indenture Trustee, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Policy. The Securities Administrator shall, on behalf of the Indenture Trustee, furnish to the Insurer at its written request, the requested records it holds in its possession evidencing the payments of principal of and interest on Notes, if any, which have been made by the Securities Administrator, on behalf of the Indenture Trustee, and subsequently recovered from Noteholders and the dates on which such payments were made. Pursuant to the terms of the Policy, the Insurer will make such payment on behalf of the related Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Noteholders and not to the Indenture Trustee, the Securities Administrator on behalf of the Indenture Trustee or any Noteholder directly (unless such Noteholder or Indenture Trustee has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case the Insurer shall make such payment to the Securities Administrator on behalf of the Indenture Trustee for payment to such Noteholder in accordance with the terms of the Policy).

(b)  The Indenture Trustee or the Securities Administrator shall promptly notify the Insurer of any proceeding or the institution of any action (of which the Indenture Trustee or Securities Administrator, as applicable, has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (a “Preference Claim”) of any distribution made with respect to the Notes. Each Holder, by its purchase of Notes, and the Indenture Trustee hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 5.17, the Insurer shall be subrogated to, and each Noteholder and the Indenture Trustee hereby delegate and assign, to the fullest extent permitted by law, the rights of the Indenture Trustee and each Noteholder in the conduct of any proceeding with respect to a Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim. All actions taken under this Section 5.18(b) by the Indenture Trustee shall be taken in accordance with the terms of the Policy.

Section 5.19.	Noteholder Rights.

Each Noteholder by the acceptance of its Note agrees that, so long as no Insurer Default has occurred and is continuing, the Insurer shall be treated by the Issuer, the Seller, the Depositor, the Servicer, the Owner Trustee and the Indenture Trustee as if the Insurer were the Holder of the Note for the purpose of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Noteholder hereunder without any further consent of the Noteholder. So long as no Insurer Default has occurred and is continuing, the Noteholders may only exercise such rights with the consent of the Insurer.

Section 5.20.	Insurer’s Rights Regarding Actions, Proceedings or Investigations.

Until all Notes have been paid in full, all amounts owed to the Insurer have been paid in full, the Insurance Agreement has terminated and the Policy has been returned to the Insurer for cancellation, the following provisions shall apply:

(a)  Unless an Insurer Default resulting from the failure of the Insurer to make payments under the Policy has occurred or is continuing, notwithstanding anything contained herein or in the other Basic Documents to the contrary, the Insurer shall have the right to participate in, to direct the enforcement or defense of, and, at the Insurer’s sole option, to institute or assume the defense of, any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Issuer or any affiliate thereof. Following notice to the Indenture Trustee and the Securities Administrator and subject to the preceding sentence, the Insurer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the Issuer, the Collateral, and the Trust Property. All costs and expenses of the Insurer in connection with such action, proceeding or investigation, including (without limitation) any judgment or settlement entered into affecting the Insurer or the Insurer’s interests, shall be included in the Reimbursement Amount.

(b)  In connection with any action, proceeding or investigation that could adversely affect the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, a Seller, the Depositor, the Issuer or any affiliate thereof, the Indenture Trustee hereby agrees to cooperate with, and to take such action as directed by, the Insurer, including (without limitation) entering into such agreements and settlements as the Insurer shall direct, in its sole discretion, without the consent of any Noteholder.

(c)  The Indenture Trustee and the Securities Administrator each hereby agrees to provide to the Insurer prompt written notice of any action, proceeding or investigation of which a Responsible Officer has received notice or has actual knowledge that names the Issuer, the Securities Administrator or the Indenture Trustee as a party or that could adversely affect the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Servicer, the Seller, the Depositor, the Trust or any affiliate thereof.

(d)  Notwithstanding anything contained herein or in any of the other Basic Documents to the contrary, the Indenture Trustee shall not, without the Insurer’s prior written consent or unless directed by the Insurer, undertake or join any litigation or agree to any settlement of any action, proceeding or investigation affecting the Issuer, the Collateral, the Trust Estate or the rights or obligations of the Insurer hereunder or under the Policy or the Basic Documents.

(e)  Each Noteholder, by acceptance of its Note, and the Indenture Trustee agree that the Insurer shall have such rights as set forth in this Section, which are in addition to any rights of the Insurer pursuant to the other provisions of the Basic Documents, that the rights set forth in this Section may be exercised by the Insurer, in its sole discretion, without the need for the consent or approval of any Noteholder or the Indenture Trustee, notwithstanding any other provision contained herein or in any of the other Basic Documents, and that nothing contained in this Section shall be deemed to be an obligation of the Insurer to exercise any of the rights provided for herein.

ARTICLE VI

THE INDENTURE TRUSTEE, THE SECURITIES ADMINISTRATOR AND THE AUTHENTICATING AGENT

Section 6.01.	Duties of Indenture Trustee, Securities Administrator and Others.

(a)  If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)  Except during the continuance of an Event of Default of which the Indenture Trustee has actual knowledge or has received written notice, in the case of the Indenture Trustee and, at any time, in the case of the Securities Administrator and the Authenticating Agent:

(i)
each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Basic Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture and the other Basic Documents against the Indenture Trustee, the Securities Administrator or the Authenticating Agent; and

(ii)
in the absence of bad faith on its part, the Indenture Trustee, the Securities Administrator, and the Authenticating Agent, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates, reports, documents, Issuer Requests or other instruments or opinions furnished to any of the Indenture Trustee, the Securities Administrator and the Authenticating Agent and conforming to the requirements of this Indenture or the other Basic Documents; however, the Indenture Trustee, the Securities Administrator and the Authenticating Agent shall examine the upon certificates, reports, documents, Issuer Requests or other instruments and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)  The Indenture Trustee, the Securities Administrator and the Authenticating Agent may not be relieved from liability for each of its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)	this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)
none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, was negligent in ascertaining the pertinent facts; and

(iii)
none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders, the Certificateholders or the Issuer, which they are entitled to give under the Basic Documents.

(d)  Neither the Indenture Trustee nor the Securities Administrator shall not liable for interest on any money received by it except as set forth in the Basic Documents and as the Indenture Trustee may agree in writing with the Issuer.

(e)  Money held in trust by the Indenture Trustee or the Securities Administrator need not be segregated from other trust funds except to the extent required by law or the terms of this Indenture or the Trust Agreement.

(f)  No provision of this Indenture shall require any of the Indenture Trustee, the Securities Administrator, or the Authenticating Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(g)  Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(h)  The Indenture Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or unless written notice of any such event that is in fact an Event of Default or Default is received by the Indenture Trustee at its Corporate Trust Office and such notice references the Notes or Certificates generally, the Issuer, the Trust Estate or this Indenture.

Section 6.02.	Rights of Indenture Trustee, Securities Administrator and Others.

(a)  Each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee the Securities Administrator and the Authenticating Agent need not investigate any fact or matter stated in the document.

(b)  Before the Indenture Trustee, the Securities Administrator or the Authenticating Agent acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable for any action it takes or omits to take in good faith in reliance on and in accordance with an Officer’s Certificate or Opinion of Counsel.

(c)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

(d)  The Indenture Trustee, the Securities Administrator or the Authenticating Agent may consult with counsel, and the written advice or Opinion of Counsel (which shall not be at the expense of the Indenture Trustee, the Securities Administrator or the Authenticating Agent) with respect to legal matters relating to this Indenture, the other Basic Documents and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the written advice or opinion of such counsel.

(e)  For the limited purpose of effecting any action to be undertaken by each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent, but not specifically as a duty of the Indenture Trustee, the Securities Administrator or the Authenticating Agent, each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent may execute any of the trusts or powers hereunder or perform any duties hereunder, either directly or by or through agents, attorneys, custodians or nominees appointed with due care, and shall not be responsible for any willful misconduct or negligence on the part of any agent, attorney, custodian or nominee so appointed.

(f)  The Securities Administrator or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Administrator’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Securities Administrator (i) as part of the compensation hereunder or (ii) out of Available Funds.

(g)  Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee, the Securities Administrator or the Authenticating Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee, the Securities Administrator or the Authenticating Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)  None of the Securities Administrator, the Issuer, the Indenture Trustee or the Authenticating Agent shall be responsible for the acts or omissions of the other, it being understood that this Indenture shall not be construed to render them partners, joint venturers or agents of one another.

(i)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee, the Securities Administrator or the Authenticating Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

(j)  Except for those actions that the Indenture Trustee, the Securities Administrator or the Authenticating Agent are required to take hereunder, none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall have any obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided hereunder.

(k)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be under any obligation to exercise any of the trusts or powers vested in it by this Indenture, other than its obligation to give notices pursuant to this Indenture, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of his own affairs.

(l)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Insurer or Holders of Notes representing not less than 25% of the aggregate Note Principal Balance of the Notes and provided that the payment within a reasonable time to the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, reasonably assured by the security afforded to it by the terms of this Indenture. The Indenture Trustee, the Securities Administrator or the Authenticating Agent may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Noteholders requesting the investigation.

(m)  The right of the Indenture Trustee, the Securities Administrator or the Authenticating Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and none of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be accountable for other than its negligence or willful misconduct in the performance of any such act.

(n)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

(o)  None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall have any duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any HELOC by the Seller pursuant to this Indenture or the HELOC Purchase Agreement, as applicable, or the eligibility of any HELOC for purposes of this Indenture.

(p)  The Indenture Trustee shall not be deemed to have notice or actual knowledge of any Default or Event of Default unless actually known to a Responsible Officer of the Indenture Trustee or written notice thereof (making reference to this Indenture or the Notes) is received by the Indenture Trustee at the Corporate Trust Office.

Section 6.03.	Individual Rights of Indenture Trustee, Securities Administrator and Authenticating Agent.

Each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee, subject to the requirements of the Trust Indenture Act. However, the Indenture Trustee, the Securities Administrator and the Authenticating Agent must comply with Section 6.12 hereof.

Section 6.04.	[Reserved].

Section 6.05.	Indenture Trustee’s, Securities Administrator’s and Authenticating Agent’s Disclaimer.

None of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Basic Document, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Authenticating Agent’s certificate of authentication.

Section 6.06.	Notice of Event of Default.

Subject to Section 5.01, the Indenture Trustee shall promptly mail to the Insurer and each Noteholder notice of the Event of Default after it is known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been waived or cured. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the best interests of Noteholders; provided that the Indenture Trustee shall not withhold any such notice to the Insurer.

Section 6.07.	Reports to Holders and Tax Administration.

The Securities Administrator shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. The Securities Administrator shall prepare and file (or cause to be prepared and filed), on behalf of the Owner Trustee, all tax returns (if any) and information reports, tax elections and such annual or other reports of the Issuer as are necessary for preparation of tax returns and information reports as provided in Section 5.03 of the Trust Agreement, including without limitation Form 1099 and Form 1066. All tax returns and information reports shall be signed by the Owner Trustee as provided in Section 5.03 of the Trust Agreement.

Section 6.08.	Compensation.

An annual fee shall be paid to the Indenture Trustee by the Securities Administrator pursuant to a separate agreement between the Indenture Trustee and the Securities Administrator. On each Payment Date, the Securities Administrator shall be entitled to interest income on amounts on deposit in the Payment Account as compensation for its services hereunder. In addition, the Indenture Trustee, the Securities Administrator and the Authenticating Agent will each be entitled to recover from the Payment Account pursuant to Section 8.09 of this Indenture all reasonable out-of-pocket expenses, disbursements and advances and the expenses of the Indenture Trustee, the Securities Administrator and the Authenticating Agent, respectively, in connection with any event of default, breach of this Indenture or any claim or legal action (including any pending or threatened claim or legal action) or otherwise incurred or made by the Indenture Trustee, the Securities Administrator or the Authenticating Agent, respectively, in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its own negligence or intentional misconduct or which is the responsibility of the Noteholders as provided herein. Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust. Additionally, each of the Indenture Trustee, the Securities Administrator and the Authenticating Agent and any director, officer, employee or agent of the Indenture Trustee, the Securities Administrator or the Authenticating Agent shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in the administration of this Indenture (other than its ordinary out of pocket expenses incurred hereunder) or in connection with any claim or legal action relating to (a) the Basic Documents or (b) the Notes, other than any loss, liability or expense incurred by reason of its own negligence or intentional misconduct, or which is the responsibility of the Noteholders as provided herein.

The Issuer’s payment obligations to the Indenture Trustee, the Securities Administrator and the Authenticating Agent, pursuant to this Section 6.08 shall survive the discharge of this Indenture and the termination or resignation of the Indenture Trustee, the Securities Administrator or the Authenticating Agent. When the Indenture Trustee, the Securities Administrator or the Authenticating Agent incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.09.	Replacement of Indenture Trustee, the Securities Administrator and the Authenticating Agent.

No resignation or removal of the Indenture Trustee, the Securities Administrator or the Authenticating Agent and no appointment of a successor Indenture Trustee, a successor Securities Administrator or a successor Authenticating Agent shall become effective until the acceptance of appointment by such successor pursuant to this Section 6.09. The Indenture Trustee, the Securities Administrator or the Authenticating Agent may resign at any time by so notifying the Issuer and the Insurer. In the event that the Indenture Trustee determines that a conflict of interest exists between the Holders of the Class A Notes and the Holders of the Class M Notes, then the Indenture Trustee shall be entitled to resign as the indenture trustee for all Classes of Notes other than the Class A Notes. In such event the Holders of a majority of the aggregate Note Principal Balance of all of the Class M Notes shall designate a separate indenture trustee to represent their interests hereunder. The Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (if an Insurer Default has occurred and is continuing) may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer at the request of the Insurer (so long as no Insurer Default has occurred and is continuing) or the Majority Holders (if an Insurer Default has occurred and is continuing) shall remove the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, if:

(i)	the Indenture Trustee, the Securities Administrator or the Authenticating Agent fails to comply with or qualify pursuant to the provisions of Section 6.12 hereof;

(ii)	the Indenture Trustee, the Securities Administrator or the Authenticating Agent is adjudged a bankrupt or insolvent;

(iii)	a receiver or other public officer takes charge of any of the Indenture Trustee, the Securities Administrator or the Authenticating Agent or its property;

(iv)	the Indenture Trustee, the Securities Administrator or the Authenticating Agent otherwise becomes incapable of acting;

(v)	the Servicer is terminated pursuant to Section 15.01 of the Servicing Agreement and the Indenture Trustee or the Securities Administrator, as applicable, is the successor to the Servicer; or

(vi)	the Indenture Trustee, the Securities Administrator or the Authenticating Agent fails to perform their duties under the Basic Documents.

If the Indenture Trustee, the Securities Administrator or the Authenticating Agent resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Securities Administrator or the Authenticating Agent for any reason (the Indenture Trustee, the Securities Administrator or the Authenticating Agent in such event being referred to herein as the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent), the Note Insurer shall promptly appoint a successor with respect thereto and if the Note Insurer fails to do so the Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, may appoint or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Notes by each Rating Agency (without regard to the Policy) as the successor.

Each of a successor Indenture Trustee, a successor Securities Administrator or a successor Authenticating Agent shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent, as applicable, the Insurer and to the Issuer. Thereupon, the resignation or removal of the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent shall become effective, and the successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent shall have all the rights, powers and duties of the Indenture Trustee, the Securities Administrator, and the Authenticating Agent, as applicable, under this Indenture. The successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent shall each mail a notice of its succession to Noteholders. The retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent shall promptly transfer all property held by it as Indenture Trustee, the Securities Administrator or the Authenticating Agent, as applicable, to the successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent.

If a successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent does not take office within 60 days after the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent, as applicable, resigns or is removed, the retiring Indenture Trustee, the retiring Securities Administrator or the retiring Authenticating Agent, the Issuer, the Insurer or the Holders of a majority of the aggregate Note Principal Balance of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, successor Securities Administrator or successor Authenticating Agent.

Notwithstanding the replacement of the Indenture Trustee, the Securities Administrator or the Authenticating Agent pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee, the retiring Securities Administrator, the retiring Securities Administrator, the retiring Securities Administrator or the retiring Authenticating Agent.

Section 6.10.	Successor Indenture Trustee, Securities Administrator or Authenticating Agent by Merger.

If the Indenture Trustee, the Securities Administrator or the Authenticating Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee, successor Securities Administrator, successor Securities Administrator, successor Securities Administrator or successor Authenticating Agent, as applicable; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.12 hereof. The Indenture Trustee, the Securities Administrator and the Authenticating Agent shall provide the Rating Agencies, the Insurer and the Issuer with prior written notice, and the Noteholders with prompt written notice, of any such transaction.

If at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture and any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated; and if at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which is in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

Section 6.11.	Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a)  Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.12 hereof.

(b)  Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)
all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii)	no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)	the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d)  Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.12.	Eligibility; Disqualification.

The Indenture Trustee shall at all times be an entity that meets the requirements of Section 3(c)(3) under the Investment Company Act applicable to a trustee, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of Baa3 or better by Moody’s or “BBB-“ by Standard & Poor’s, and must be subject to supervision or examination by federal or state authority.

The Securities Administrator (i) may not be the Seller, an originator of any of the HELOCs, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is Citibank, N.A. or the Indenture Trustee acting as successor to the Securities Administrator, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s, or such other rating as is acceptable to Fitch as provided in writing and (iv) shall have a combined capital and surplus of at least $50,000,000. If no successor Securities Administrator shall have been appointed by the Depositor and shall have accepted appointment within 60 days after the Securities Administrator ceases to be the Securities Administrator pursuant to this Section 9.06, then the Indenture Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Indenture Trustee shall notify the Rating Agencies and the Insurer of any change of Securities Administrator. In such event, the Indenture Trustee shall assume all of the rights and obligations of the Securities Administrator hereunder arising thereafter except that the Indenture Trustee shall not be (i) liable for losses of the predecessor Securities Administrator or any acts or omissions of the predecessor Securities Administrator hereunder or (ii) deemed to have made any representations and warranties of the Securities Administrator made herein. The Indenture Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Securities Administrator until such time as the Indenture Trustee may be required to act as successor Securities Administrator pursuant to this Section 6.12 and thereupon only for the acts or omissions of the Indenture Trustee as successor Securities Administrator. The Indenture Trustee shall be entitled to reasonable additional compensation for serving as Securities Administrator, which shall be paid for by the Servicer and if not so paid, then from the Custodial Account or the Payment Account.

The Indenture Trustee or successor Securities Administrator shall be entitled to be reimbursed from the Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Securities Administrator from the predecessor Securities Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all Securities Administrator data as may be required by the Indenture Trustee or successor Securities Administrator to correct any errors or insufficiencies in such Securities Administrator data or otherwise to enable the Indenture Trustee or successor Securities Administrator to perform the duties of the Securities Administrator properly and effectively.

Section 6.13.	[Reserved].

Section 6.14.	Representations and Warranties.

(a)  The Indenture Trustee hereby represents that:

(i)
The Indenture Trustee is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)
The Indenture Trustee has the power and authority to execute and deliver this Indenture and to carry out its terms; and the execution, delivery and performance of this Indenture have been duly authorized by the Indenture Trustee by all necessary corporate action;

(iii)
The consummation of the transactions contemplated by this Indenture and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Indenture Trustee or any agreement or other instrument to which the Indenture Trustee is a party or by which it is bound;

(iv)
To the Indenture Trustee’s knowledge, there are no proceedings or investigations pending or threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Indenture Trustee or its properties: (A) asserting the invalidity of this Indenture, (B) seeking to prevent the consummation of any of the transactions contemplated by this Indenture or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Indenture Trustee of its obligations under, or the validity or enforceability of, this Indenture;

(v)
The Indenture Trustee is a “securities intermediary,” as such term is defined in Section 8-102(a)(14)(B) of the New York UCC, that in the ordinary course of its business maintains “securities accounts” for others, as such term is used in Section 8-501 of the New York UCC.;

(vi)	The “securities intermediary’s jurisdiction,” as such term is defined in the New York UCC, shall be the State of New York; and

(vii)	The Indenture Trustee is not a “clearing corporation”, as such term is defined in Section 8-102(a)(5) of the New York UCC.

(b)  Citibank, N.A., as Securities Administrator and Authenticating Agent, hereby represents and warrants that:

(i)  It is duly organized and validly existing as a national banking association in good standing under the laws of the United States with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(ii)  The execution and delivery of this Indenture by it, and the performance and compliance with the terms of this Indenture by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

(iii)  It has the full power and authority to enter into and consummate all transactions contemplated by this Indenture, has duly authorized the execution, delivery and performance of this Indenture, and has duly executed and delivered this Indenture;

(iv)  This Indenture, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v)  It is not in violation of, and its execution and delivery of this Indenture and its performance and compliance with the terms of this Indenture will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the it to perform its obligations under this Indenture or the financial condition of it; and

(vi)  No litigation is pending or, to the best of its knowledge, threatened against it which would prohibit it from entering into this Indenture or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Indenture or the financial condition of it.

Section 6.15.	Directions to Indenture Trustee and the Securities Administrator.

(a)  The Indenture Trustee is hereby directed to accept the pledge of the Trust Estate and hold the assets of the Trust in trust for the Noteholders.

(b)  The Indenture Trustee is hereby authorized and directed to execute and deliver in the forms requested of it: (i) the Assignment Agreement, (ii) the Custodial Agreement and (iii) the Servicing Agreement.

(c)  The Securities Administrator is hereby directed to (i) authenticate and deliver the Notes substantially in the form prescribed by Exhibits A-1and A-2 to this Indenture in accordance with the terms of this Indenture.

(d)  Both the Indenture Trustee and the Securities Administrator are hereby directed to take all other actions as shall be required to be taken by the Securities Administrator pursuant to the terms of this Indenture and the other Basic Documents.

Section 6.16.	Assessments of Compliance and Attestation Reports.

(a)  The Securities Administrator shall deliver to the Depositor on or before March 1st of each calendar year beginning in 2007, the following:

(i)  a report (an “Assessment of Compliance”) regarding the Securities Administrator’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Securities Administrator, and shall address each of the Servicing Criteria set forth in Exhibit J hereto which are indicated as applicable to the “securities administrator”;

(ii)  a report (an “Attestation Report”) of a registered public accounting firm reasonably acceptable to the Depositor that attests to, and reports on, the assessment of compliance made by the Securities Administrator and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii)  cause each Sub-Servicer, and each subcontractor retained by the Securities Administrator and determined by the Securities Administrator to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver an Assessment of Compliance and Attestation Report as and when provided in paragraphs (i) and (ii) of this Section 3.21(a).

(iv)  a statement as to which of the Servicing Criteria indicated as applicable to it, if any, are not applicable to the Securities Administrator, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Securities Administrator, that are backed by the same asset type as the HELOCs.

Notwithstanding the foregoing, as to any subcontractor, an Assessment of Compliance is not required to be delivered unless it is required as part of a Form 10-K with respect to the Trust Estate.

If the Securities Administrator cannot deliver any Assessment of Compliance or Attestation Report by March 1st of such year, the Depositor, at its sole option, may permit a cure period for the Securities Administrator to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 15th of such year.

Failure of the Securities Administrator to timely comply with this Section 3.09 shall be deemed a “Securities Administrator Event of Default”, and the Indenture Trustee at the direction of the Depositor may, in addition to whatever rights the Indenture Trustee may have under this Agreement and at law or equity or to damages, including injunctive relief and specific performance, upon notice immediately terminate all the rights and obligations of the Securities Administrator under this Agreement and the proceeds thereof without compensating the Securities Administrator for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

The Securities Administrator shall indemnify and hold harmless the Depositor and the Indenture Trustee and their officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain based upon any failure of the Securities Administrator to deliver when required an Assessment of Compliance. Such indemnification shall not cover any damages that are indirect, consequential, punitive or special in nature.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.01.	Issuer To Furnish Names and Addresses of Noteholders.

The Issuer will furnish or cause to be furnished to the Securities Administrator (a) not more than five days after each Record Date, a list, in such form as the Securities Administrator may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, and (b) at such other times as the Securities Administrator may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished. The Securities Administrator shall furnish to the Insurer in writing upon their written request and at such other times as the Insurer may request a copy of the list.

Section 7.02.	Preservation of Information; Communications to Noteholders.

(a)  The Securities Administrator shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Securities Administrator as provided in Section 7.01 hereof. The Securities Administrator may destroy any list furnished to it as provided in such Section 7.01 upon receipt of a new list so furnished.

(b)  Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or under the Notes.

Section 7.03.	Financial Information.

For so long as any of the Notes bearing a restrictive legend remains outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) under such Act, cause the Securities Administrator to make available to any Holder of any such Note in connection with any sale thereof and to any prospective purchaser of any such Note from such Holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act that is in the Securities Administrator’s possession or reasonably obtainable by it, if requested, from the Servicer.

Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

Section 7.04.	Statements to Noteholders.

With respect to each Payment Date, the Securities Administrator shall make available via the Securities Administrator’s website to each Noteholder and the Depositor, the Issuer, the Seller, the Owner Trustee, the Securities Administrator and the Rating Agencies and the Insurer, a statement setting forth the following information as to the Notes, to the extent applicable:

(i)
the Available Funds for such Payment Date (separately indicating the Interest Remittance Amount and the Principal Remittance Amount) and the amount distributed to each Class of Securities on such Payment Date;

(ii)	the amount of the payments made on such Payment Date to the holders of each Class of Securities in respect of interest;

(iii)	the amount of the payments made on such Payment Date to the holders of each Class of Securities in reduction of the Note Principal Balance or Certificate Principal Balance thereof;

(iv)	the fees and expenses of the trust accrued and paid on such Payment Date and to whom such fees and expenses were paid;

(v)
in the case of each class of securities, other than the Class R Certificates, the Note Rate or Pass-Through Rate, as applicable, for the related Accrual Period, and in the case of each class of offered securities and Class N Certificates, the Note Rate or Pass-Through Rate, as applicable, for the Accrual Period for the next succeeding Payment Date;

(vi)
the Monthly Interest Payable Amount and Unpaid Interest Shortfall Amount for each class of offered notes and the Class N Certificates and such Payment Date, and the portion, if any, of the Monthly Interest Payable Amount and Unpaid Interest Shortfall Amount for such class remaining unpaid after taking into account all payments made on such Payment Date;

(vii)
the aggregate amount of any Prepayment Interest Shortfalls not covered by the Servicer, the aggregate amount of any shortfalls caused by the application of the Relief Act or similar state laws, and the portion, if any, of each such kind of shortfall allocated in reduction of the Monthly Interest Payable Amounts of the Class A Note, Class M Notes and the Class N Certificates;

(viii)
the amounts deposited into the Net WAC Rate Carryover Reserve Account for such Payment Date, the amounts withdrawn from such account and distributed to each class of Notes and Class N Certificates, and the amounts remaining on deposit in such account after all deposits into and withdrawals from such account on such Payment Date;

(ix)
the Net WAC Rate Carryover Amount for each class of Notes and the Class N Certificates and such Payment Date, and the portion, if any, of the Net WAC Rate Carryover Amount for such class remaining unpaid after taking into account all payments made on such Payment Date;

(x)
the Note Principal Balance or Certificate Principal Balance of each class of securities that has such a balance immediately prior to such Payment Date and after taking into account all payments and Realized Loss allocations made on such Payment Date;

(xi)
the Overcollateralization Target Amount, the Overcollateralized Amount after taking into account all payments and Realized Loss allocations made on such Payment Date, the Overcollateralization Increase Amount, the Overcollateralization Reduction Amount and the Senior Credit Enhancement Percentage;

(xii)
the Allocated Realized Loss Amount for the Class M Notes for such Payment Date, separately indicating the portion thereof attributable to Realized Losses allocated to the Class M Notes on such Payment Date, and the Allocated Realized Loss Amount remaining unpaid after taking into account all payments and Realized Loss allocations made on such Payment Date;

(xiii)	whether the Stepdown Date or a Rapid Amortization Event has occurred or a Trigger Event is in effect;

(xiv)	the number and aggregate Principal Balance of the HELOCs at the beginning of the related Collection Period and at the end of the related Collection Period;

(xv)	the weighted average remaining term to maturity and weighted average mortgage rate of the HELOCs as of the end of the related Collection Period;

(xvi)
the number and aggregate Principal Balance of HELOCs (a) Delinquent 30 or more but less than 60 days, Delinquent 60 or more but less than 90 days and Delinquent 90 or more days, respectively, (b) in foreclosure, (c) with respect to which the related mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force and (d) that have become REO Property, in each case as of the end of the preceding calendar month;

(xvii)	the aggregate Realized Losses on the HELOCs during the related Collection Period and cumulative Realized Losses from the cut-off date through the end of the related Collection Period;

(xviii)	the amount of any extraordinary trust expenses withdrawn from the Trust Accounts and the amount of such expenses excluded from Available Funds for such Payment Date;

(xix)
the percentage obtained by dividing (x) the aggregate Principal Balance of HELOCs that are Delinquent 60 days or more (including HELOCs that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the HELOCs, each case as of the end of the preceding calendar month;

(xx)
with respect to any loan that became an REO Property during the preceding calendar month, the loan number of such loan and the unpaid Principal Balance of such loan as of the date it became an REO Property;

(xxi)	the book value and Principal Balance of any REO Property as of the close of business on the last business day of the calendar month preceding the Payment Date;

(xxii)	the amount of Principal Prepayments on the HELOCs received during the related Collection Period;

(xxiii)
with respect to HELOCs as to which a final liquidation has occurred, the collateral pool, the loan group and the number of HELOCs, the unpaid principal balance of such HELOCs as of the date of such final liquidation and the amount of proceeds (including liquidation proceeds and insurance proceeds) collected in respect of such HELOCs;

(xxiv)
the aggregate Principal Balance of HELOCs purchased out of the trust pursuant to the loan purchase agreement during the related Collection Period and cumulatively from the cut-off date through the end of the related Collection Period;

(xxv)
the aggregate Principal Balance or portion thereof of HELOCs converted from an adjustable loan rate to a fixed loan rate during the related Collection Period and purchased out of the trust by the servicer or an affiliate during such Collection Period and cumulatively from the cut-off date through the end of the related Collection Period;

(xxvi)
the Additional Balances added during the related Collection Period and the portion thereof that is an Additional Balance Advance Amount paid by the servicer or an affiliate, and the cumulative Additional Balances added and the cumulative Additional Balance Advance Amounts paid by the servicer or an affiliate from the cut-off date through the end of the related Collection Period;

(xxvii)	the total cashflows received and the general sources thereof;

(xxviii)	if applicable, material modifications, extensions or waivers to loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time;

(xxix)	the applicable Record Dates and Interest Accrual Periods for calculating distributions for such Payment Date; and

(xxx)	if known, material document defects or material breaches of representations and warranties regarding the HELOCs.

Items (ii) and (iii) above shall be presented on the basis of a Note having a $1,000 denomination. In addition, by January 31 of each calendar year following any year during which the Notes are outstanding, the Securities Administrator shall prepare and make available to the Securities Administrator, and the Securities Administrator shall furnish a report to each Noteholder of record if so requested in writing at any time during each calendar year as to the aggregate of amounts reported pursuant to (ii) and (iii) with respect to the Notes for such calendar year.

The Securities Administrator may conclusively rely upon the information provided by the Servicer to the Securities Administrator in accordance with Section 11.15 and 11.16 of the Servicing Agreement in its preparation of monthly statements to Noteholders. The Securities Administrator shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement, and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

The Securities Administrator shall make the monthly statements provided for in this section (and, at its option, any additional files containing the same information in an alternative format) available each month to each Noteholder and each Certificateholder, the Depositor, the Issuer, the Seller, the Owner Trustee, the Securities Administrator and the Rating Agency via the Securities Administrator’s website. Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (212) 816-5685. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator may have the right to change the way the monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

Section 7.05.	Reports Filed with Securities and Exchange Commission.

(a)  (i)Within 10 days after each Payment Date, the Securities Administrator shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a distribution report on Form 10-D, signed by the Depositor, with a copy of the monthly statement to be furnished by the Securities Administrator to the Noteholders for such Payment Date. Any disclosure in addition to the monthly statement required to be included on the Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the entity that is indicated in Exhibit G as the responsible party for providing that information, and the Securities Administrator will have no duty or liability to verify the accuracy or sufficiency of any such Additional Form 10-D Disclosure and the Securities Administrator shall have no liability with respect to any failure to properly prepare or file such Form 10-D resulting from or relating to the Securities Administrator’s inability or failure to obtain any information in a timely manner from the party responsible for delivery of such Additional Form 10-D Disclosure.

Within 5 calendar days after the related Payment Date (or if not a Business Day, the immediately preceding Business Day), each entity that is indicated in Exhibit G as the responsible party for providing Additional Form 10-D Disclosure shall be required to provide to the Securities Administrator and the Depositor, to the extent known, clearly identifying which item of Form 10-D the information relates to, any Additional Form 10-D Disclosure, if applicable. The Securities Administrator shall compile the information provided to it, prepare the Form 10-D and forward the Form 10-D to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-D. No later than three Business Days prior to the 10th calendar day after the related Payment Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.

In connection with the preparation and filing of any Form 10-D, the Securities Administrator shall include the following language in such Form 10-D: “The consolidated balance sheets of Ambac Assurance Corporation ("Ambac") as of the most recent calendar year ended and the related consolidated statements of income, changes in shareholder’s equity and cash flows for the calendar year then ended and the interim consolidated balance sheet of Ambac as of the most recent calendar quarter ended, and the related statements of income, changes in shareholder's equity and cash flows for the calendar quarter ended, included in the Annual Report on Form 10-K and Quarterly Report on Form 10-Q of Ambac, respectively, are hereby incorporated by reference into this Form 10-D and shall be deemed to be part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Form 10-D to the extent that a statement contained herein by reference also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form 10-D.”

(ii)  Within three (3) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Securities Administrator shall prepare and file any Form 8-K, as required by the Exchange Act, (other than the initial Form 8-K in connection with the issuance of the Certificates, which shall be prepared and filed by the Depositor). Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by the entity that is indicated in Exhibit B as the responsible party for providing that information. The Securities Administrator shall not be responsible for determining what information is required to be filed on Form 8-K or for any filing that is not made on a timely basis in accordance with Regulation AB in the event that such information is not delivered to the Securities Administrator on or prior to the fourth Business Day prior to the applicable filing deadline.

For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business on the second Business Day after the occurrence of a Reportable Event, the entity that is indicated in Exhibit G as the responsible party for providing Form 8-K Disclosure Information shall be required to provide to the Securities Administrator, to the extent known, the form and substance of any Form 8-K Disclosure Information, if applicable. The Securities Administrator shall compile the information provided to it, and prepare and file the Form 8-K, which shall be signed by an officer of the Depositor.

(iii) Prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Securities Administrator with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Servicer pursuant to the Servicing Agreement (including with respect to any Sub-Servicer or any subcontractor, if required to be filed). Prior to (x) March 31, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Securities Administrator shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff’s interpretations and conforming to industry standards, with respect to the Trust Estate. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Servicer pursuant to the Servicing Agreement (including with respect to any Sub-Servicer or subcontractor, if required to be filed) and Section 6.16 hereof with respect to the Securities Administrator, and the Form 10-K certification in the form attached hereto as Exhibit H-1 (the “Certification”) signed by the senior officer of the Depositor in charge of securitization. The Securities Administrator shall receive the items described in the preceding sentence no later than March 15th of each calendar year prior to the filing deadline for the Form 10-K.

If information, data and exhibits to be included in the Form 10-K are not so timely delivered, the Securities Administrator shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Securities Administrator. The Securities Administrator shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Securities Administrator’s inability or failure to timely obtain any information from any other party.

Prior to (x) March 1, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 1st of each year thereafter, each entity that is indicated in Exhibit G as the responsible party for providing Additional Form 10-K Disclosure shall be required to provide to the Securities Administrator and the Depositor, to the extent known, the form and substance of any Additional Form 10-K Disclosure Information, if applicable. The Securities Administrator shall compile the information provided to it, prepare the Form 10-K and forward the Form 10-K to the Depositor for verification. The Depositor will approve, as to form and substance, or disapprove, as the case may be, the Form 10-K by no later than March 25th of the relevant year (or the immediately preceding Business Day if March 25th is not a Business Day), an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator.

The Servicer pursuant to the Servicing Agreement shall be responsible for determining the pool concentration applicable to any Sub-Servicer to which the Servicer delegated any of its responsibilities with respect to the HELOCs at any time, for purposes of disclosure as required by Items 1117 and 1119 of Regulation AB. The Securities Administrator will provide electronic or paper copies of all Form 10-D, 8-K and 10-K filings free of charge to any Noteholder upon written request. Any expenses incurred by the Securities Administrator in connection with the previous sentence shall be reimbursable to the Securities Administrator out of the Trust.

Unless and until a Form 15 Suspension Notice shall have been filed, the Securities Administrator shall sign a certification (in the form attached hereto as Exhibit H-2) for the benefit of the Depositor and its officers, directors and Affiliates (the “Securities Administrator Certification”) (provided, however, that the Securities Administrator shall not undertake an analysis of the Attestation Report attached as an exhibit to the Form 10-K). Such certification shall be delivered to the Depositor by March 20th of each year (or if not a Business Day, the immediately preceding Business Day).

(b)  In addition, the Securities Administrator shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any actual losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of third party claims based upon (i) a breach of the Securities Administrator’s obligations under this Section 7.05 or (ii) any material misstatement or omission contained in the Securities Administrator Certification. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Securities Administrator agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Securities Administrator on the other. Notwithstanding the foregoing, in no event shall the Securities Administrator be liable for any consequential, indirect or punitive damages.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01.	Collection of Money.

Except as otherwise expressly provided herein, the Indenture Trustee and the Securities Administrator may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee and the Securities Administrator pursuant to this Indenture. The Indenture Trustee and the Securities Administrator shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may with the consent of the Insurer (so long as no Insurer Default has occurred and is continuing, in which case, with the consent of the Majority Holders), or shall at the direction of the Insurer (so long as no Insurer Default has occurred and is continuing, in which case, at the direction of the Majority Holders), take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.02.	Reserved.

Section 8.03.	Termination Upon Distribution to Noteholders.

This Indenture and the respective obligations and responsibilities of the Issuer, the Securities Administrator, the Authenticating Agent and the Indenture Trustee created hereby shall terminate upon the payment to Noteholders, the Insurer of all amounts due hereunder, the Policy and the Insurance Agreements, the Securities Administrator on behalf of the Certificateholders, the Securities Administrator and the Indenture Trustee of all amounts required to be paid pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

Section 8.04.	Reserved.

Section 8.05.	Release of Trust Estate.

(a)  Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture, including for the purposes of any purchase of a HELOC by the Servicer pursuant to Section 8.07 of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article VIII hereunder shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

(b)  The Indenture Trustee shall, at such time as (i) it is notified by the Securities Administrator that there are no Notes Outstanding and (ii) all sums then due and unpaid to the Indenture Trustee pursuant to this Indenture have been paid, and to the Insurer pursuant to the Insurance Agreement have been paid and the Policy has been cancelled and returned to the Insurer, release any remaining portion of the Trust Estate that secured the Notes from the lien of this Indenture.

(c)  The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.05 only upon receipt of a request from the Issuer.

Section 8.06.	Surrender of Notes Upon Final Payment.

By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Securities Administrator prior to such Noteholder’s receipt of the final payment thereon.

Section 8.07.	Optional Redemption of the Assets of the Trust Estate.

(a)  The Servicer shall have the option to purchase the assets of the Trust Estate to the extent relating to any Loan Group and thereby cause the redemption of the related Notes, in whole, but not in part, on or after the Payment Date on which the aggregate Principal Balance of the HELOCs as of the end of the prior Collection Period is less than 10% of the aggregate Principal Balance of such HELOCs as of the Cut-off Date. The aggregate redemption price (the “Optional Redemption Price”) shall be equal to the greater of (i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts.

Such option may only be exercised if either (1) the Insurer shall have consented to such exercise or (ii) as a result of such purchase and the application of the proceeds thereof, no claims under the Policy will occur and no amount owing to the Insurer under the Insurance Agreement for reimbursement, with interest, for claims made on the Policy or any other amounts owing to the Insurer under the Insurance Agreement will be unreimbursed to the Insurer; provided, however, the Insurer must consent to such determination (such consent not to be unreasonably withheld).

(b)  In order to exercise the foregoing option, the Servicer shall provide written notice of its exercise of such option to the Securities Administrator, the Issuer, the Securities Administrator and the Owner Trustee at least 15 days prior to its exercise. Following receipt of the notice, the Securities Administrator shall provide written notice to the affected Noteholders of the final payment on such Notes. In addition, the Servicer shall, not less than one Business Day prior to the proposed Payment Date on which such redemption is to be made, deposit the Optional Redemption Price specified in (a) above with the Securities Administrator, who shall deposit the Optional Redemption Price into the Payment Account and shall, on the Payment Date after receipt of the funds, apply such funds to make final payments of principal and interest on the Notes in accordance with Section 3.03 hereof and payment to the Indenture Trustee and the Securities Administrator as set forth in (a) above, and this Indenture shall be discharged subject to the provisions of Section 4.10 hereof. If for any reason the amount deposited by the Servicer is not sufficient to make such redemption or such redemption cannot be completed for any reason, (a) the amount so deposited by the Servicer with the Securities Administrator shall be immediately returned to the Servicer in full and shall not be used for any other purpose or be deemed to be part of the Trust Estate and (b) the Note Principal Balance of the Notes shall continue to bear interest at the related Note Interest Rate.

Section 8.08.	Trust Accounts.

(a)  On or prior to the Closing Date, the Securities Administrator shall establish and maintain with itself, a separate, non-interest bearing trust account titled, “Payment Account, U.S. Bank National Association, as Indenture Trustee, in trust for the registered holders of Citigroup HELOC Trust 2006-NCB1, HELOC-Backed Notes and Certificates, Series 2006-NCB1.

(b)  The Securities Administrator shall, subject to the terms of this paragraph, deposit in the Payment Account, on the same day as it is received from the Servicer, each remittance received by the Securities Administrator on the related Servicer Remittance Date. On each Payment Date, the Securities Administrator shall pay all amounts on deposit in the Payment Account (other than amounts payable to itself or the Holders of the Certificates) to Noteholders in respect of the Notes, and in its capacity as Certificate Paying Agent, to the Certificateholders in the order of priority set forth in Section 8.09 (except as otherwise provided in Section 5.04(b)).

(c)  The Securities Administrator shall direct any depository institution maintaining the Payment Account to invest the funds in such Payment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Indenture. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in the Payment Account shall be made in the name of the Indenture Trustee (in its capacity as such), or in the name of a nominee of the Indenture Trustee. All income realized from the investment of funds on deposit in the Payment Account shall be for the benefit of the Securities Administrator and shall be subject to its withdrawal in accordance with Section 8.11. The Securities Administrator shall deposit in the Payment Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

(d)  All moneys deposited from time to time in the Payment Account pursuant to the Servicing Agreement and all deposits therein pursuant to this Indenture are for the benefit of the Noteholders and the Certificateholders.

(e)  No later than the Closing Date, the Securities Administrator shall establish and maintain with itself, a separate, non-interest bearing trust account titled, “Net WAC Rate Carryover Reserve Account, U.S. Bank National Association, as Indenture Trustee, in trust for the registered holders of Citigroup HELOC Trust 2006-NCB1, HELOC-Backed Notes and Certificates, Series 2006-NCB1.” Funds in the Net WAC Rate Carryover Account shall be held uninvested.

(f)  On each Payment Date as to which there is a Net WAC Rate Carryover Amount payable to the Notes, the Securities Administrator has been directed by the Class C Certificateholders to, and therefore shall, deposit into the Net WAC Rate Carryover Reserve Account the amount of such Net WAC Rate Carryover Amount, to the extent of funds available therefor, rather than distributing such amounts to the Class C Certificateholders. On each such Payment Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Notes, and shall distribute such amounts to the Holders of the Class A Notes, the Class M Notes and the Class N Certificateholders in the amounts and priorities set forth below.

(g)  For federal and state income tax purposes, the Class C Certificateholders shall be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC 1 to the Holders of the Class C Interest and by REMIC 2 to the Holders of the Class C Certificates. Upon the termination of the Trust, or the payment in full of the Notes, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account shall be released by the Indenture Trustee and distributed to the Class C Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account shall be part of the Trust Estate but not part of any REMIC created pursuant to the Indenture and any payments to the Holders of the Notes of Net WAC Rate Carryover Amounts shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1). All amounts on deposit in the Net WAC Carryover Reserve Account shall remain uninvested.

(h)  By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Securities Administrator, and the Securities Administrator hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Payment Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(i)  For federal tax return and information reporting, the right of the Holders of the Class A Notes to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be assigned a value of zero. Further, for federal tax return and information reporting, the right of the Holders of the Subordinate Notes to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount may be obtained from the Indenture Trustee upon request. Such information will be provided to the Indenture Trustee by the Underwriter on or prior to the Closing Date.

Section 8.09.	Priority of Payments

(a)  On each Payment Date, the Securities Administrator shall make the following allocations, disbursements and transfers, from amounts on deposit in the Payment Account, in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

(I)
To the extent of Available Funds, to pay any unreimbursed expenses and indemnities due and owing to the Securities Administrator or the Indenture Trustee pursuant to Section 6.08 hereof and to pay any unreimbursed expenses and indemnities due and owing to the Owner Trustee pursuant to Sections 7.01 and 7.02 of the Trust Agreement, such reimbursement and indemnity amounts not to exceed, in the aggregate, $250,000 per calendar year and to pay the Insurer the Premium for such Payment Date, in that order;

(II)	To the extent of the Interest Remittance Amount for such Payment Date:

(A)	From the Group 1 Interest Remittance Amount for such Payment Date:

(i)
first, concurrently, to the Holders of the Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Payable Amount and the Unpaid Interest Shortfall Amount for such Payment Date and the Class 1A-1 Notes, and the Group 1 Allocation Percentage of the Monthly Interest Payable Amount and the Group 1 Allocation Percentage of Unpaid Interest Shortfall Amount for such Payment Date and the Class N Certificates;

(ii)
concurrently, to the holders of each class of Class 2A Notes and the Class N Certificates, on a pro rata basis based on the entitlement of each such class to interest pursuant to this clause, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (II)(B)(i) below for such Payment Date over (y) the amount actually distributed to each such class pursuant to such clause from the Group 2 Interest Remittance Amount;

(B)	From the Group 2 Interest Remittance Amount for such Payment Date:

(i)
first, concurrently, to the Holders of each Class of the Class 2A Notes and the Class N Certificates, on a pro rata basis based on the entitlement of each such Class, the related Monthly Interest Payable Amount and the Unpaid Interest Shortfall Amount for such Payment Date and each Class of the Class 2A Notes, and the Group 2 Allocation Percentage of the Monthly Interest Payable Amount and the Group 2 Allocation Percentage of Unpaid Interest Shortfall Amount for such Payment Date and the Class N Certificates;

(ii)
concurrently, to the holders of each class of Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on the entitlement of each such class to interest pursuant to this clause, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (II)(A)(i) above for such Payment Date over (y) the amount actually distributed to each such class pursuant to such clause from the Group 1 Interest Remittance Amount;

(C)	From the Interest Remittance Amount remaining for such Payment Date:

(i)
to the Insurer, any amounts owing to the Insurer on such Payment Date for reimbursement of claims paid under the Policy, or otherwise owing to the Insurer under the Insurance Agreement, in each case with interest thereon; and

(ii)	to the Holders of the Class M Notes, the Monthly Interest Payable Amount for such Class and such Payment Date.

(III)	On each Payment Date on which a Trigger Event is not in effect, payments in respect of principal to the extent of the Principal Payment Amount for such Payment Date:

(A)	From the Group 1 Principal Payment Amount for such Payment Date:

(i)
first, concurrently, to the Holders of the Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on their respective Note Principal Balance and the Group 1 Allocation Percentage of the Class N Certificate Principal Balance, the Group 1 Parity Amount for such Payment Date until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero;

(ii)
second, concurrently, to the holders of each class of Class 2A Notes (allocated among such classes as described below) and the Class N Certificates, on a pro rata basis based on their respective entitlements pursuant to this clause, an amount equal to the excess, if any, of (x) the amount required to be distributed to such class pursuant to clause (III)(B)(i) below for such Payment Date over (y) the amount actually distributed to such class pursuant to clause (III)(B)(i) below from the Group 2 Principal Payment Amount on such Payment Date;

(iii)
third, to the Insurer, the Group 1 Allocation Percentage of any amount (to the extent not covered by the payments described in II above) owing to the Insurer on such Payment Date for reimbursement of claims paid under the policy, or otherwise owing to the Insurer pursuant to the Insurance Agreement, in each case with interest thereon;

(iv)
fourth, to the Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (III)(B)(iii) below for such payment date over (y) the amount actually distributed pursuant to clause (III)(B)(iii) below from the Group 2 Principal Payment Amount on such payment date;

(v)
fifth, concurrently, to the Holders of the Class 1A-1 Notes, Class M Notes and the Class N Certificates, on a pro rata basis based on their respective Note Principal Balance or the Group 1 Allocation Percentage of the Certificate Principal Balance, the Group 1 Principal Payment Amount remaining for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero; and

(vi)
sixth, concurrently, to the Holders of each class of Class 2A Notes (allocated among such classes as described below), the Class N Certificates and the Class M Notes, on a pro rata basis based on their respective entitlements pursuant to clause (III)(B)(v) below for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, have been reduced to zero.

(B)	From the Group 2 Principal Payment Amount for such Payment Date:

(i)
first, concurrently, to the Holders of the Class 2A Notes and the Class N Certificates (allocated among such classes as described below), on a pro rata basis based on their respective Note Principal Balance and the Group 2 Allocation Percentage of the Class N Certificate Principal Balance, the Group 2 Parity Amount for such Payment Date until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero;

(ii)
second, concurrently, to the holders of each class of Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on their respective entitlements pursuant to this clause, an amount equal to the excess, if any, of (x) the amount required to be distributed to such class pursuant to clause (III)(A)(i) above for such Payment Date over (y) the amount actually distributed to such class pursuant to clause (III)(A)(i) above from the Group 1 Principal Payment Amount on such Payment Date;

(iii)
third, to the Insurer, the Group 2 Allocation Percentage of any amount (to the extent not covered by the payments described in II above) owing to the Insurer on such Payment Date for reimbursement of claims paid under the policy, or otherwise owing to the Insurer pursuant to the Insurance Agreement, in each case with interest thereon;

(iv)
fourth, to the Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (III)(A)(iii) above for such payment date over (y) the amount actually distributed pursuant to clause (III)(A)(iii) above from the Group 1 Principal Payment Amount on such payment date;

(v)
fifth, concurrently, to the Holders of each class of Class 2A Notes (allocated among such classes as described below), the Class N Certificates and the Class M Notes, on a pro rata basis based on the Note Principal Balance e remaining outstanding (in the case of each class of Class 2A Notes), the Group 2 Allocation Percentage of the Certificate Principal Balance remaining outstanding (in the case of the Class N Certificates) and the Group 2 Allocation Percentage of the Note Principal Balance remaining outstanding (in the case of the Class M Notes), as applicable, until such balances have been reduced to zero; and

(vi)
sixth, concurrently, to the Holders of the Class 1A-1 Notes, the Class N Certificates and the Class M Notes, on a pro rata basis based on their respective entitlements pursuant to clause III(A)(v) above for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, have been reduced to zero.

(IV)	On each Payment Date on which a Trigger Event is in effect, payments in respect of principal to the extent of the Principal Payment Amount for such Payment Date:

(A)	From the Group 1 Principal Payment Amount for such Payment Date:

(i)
first, concurrently, to the Holders of the Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on their respective Note Principal Balance and the Group 1 Allocation Percentage of the Class N Certificate Principal Balance, the Group 1 Parity Amount for such Payment Date until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero;

(ii)
second, concurrently, to the holders of each class of Class 2A Notes (allocated among such classes as described below) and the Class N Certificates, on a pro rata basis based on their respective entitlements pursuant to this clause, an amount equal to the excess, if any, of (x) the amount required to be distributed to such class pursuant to clause (IV)(B)(i) below for such Payment Date over (y) the amount actually distributed to such class pursuant to clause (IV)(B)(i) below from the Group 2 Principal Payment Amount on such Payment Date;

(iii)
third, to the Insurer, the Group 1 Allocation Percentage of any amount (to the extent not covered by the payments described in II above) owing to the Insurer on such Payment Date for reimbursement of claims paid under the policy, or otherwise owing to the Insurer pursuant to the Insurance Agreement, in each case with interest thereon;

(iv)
fourth, to the Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (IV)(B)(iii) below for such payment date over (y) the amount actually distributed pursuant to clause (IV)(B)(iii) below from the Group 2 Principal Payment Amount on such payment date;

(v)
fifth, concurrently, to the Holders of the Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on their respective Note Principal Balance or the Group 1 Allocation Percentage of the Certificate Principal Balance, the Group 1 Principal Payment Amount remaining for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero;

(vi)
sixth, concurrently, to the Holders of each class of Class 2A Notes (allocated among such classes as described below) and the Class N Certificates, on a pro rata basis based on their respective entitlements pursuant to clause (IV)(B)(v) below for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, have been reduced to zero; and

(vii)	seventh, to the Holders of the Class M Certificates, the Group 1 Principal Payment Amount remaining for such Payment Date until the Note Principal Balance thereof has been reduced to zero.

(B)	From the Group 2 Principal Payment Amount for such Payment Date:

(i)
first, concurrently, to the Holders of the Class 2A Notes and the Class N Certificates (allocated among such classes as described below), on a pro rata basis based on their respective Note Principal Balance and the Group 2 Allocation Percentage of the Class N Certificate Principal Balance, the Group 2 Parity Amount for such Payment Date until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero;

(ii)
second, concurrently, to the holders of each class of Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on their respective entitlements pursuant to this clause, an amount equal to the excess, if any, of (x) the amount required to be distributed to such class pursuant to clause (IV)(A)(i) above for such Payment Date over (y) the amount actually distributed to such class pursuant to clause (IV)(A)(i) above from the Group 1 Principal Payment Amount on such Payment Date;

(iii)
third, to the Insurer, the Group 2 Allocation Percentage of any amount (to the extent not covered by the payments described in II above) owing to the Insurer on such Payment Date for reimbursement of claims paid under the policy, or otherwise owing to the Insurer pursuant to the Insurance Agreement, in each case with interest thereon;

(iv)
fourth, to the Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to clause (IV)(A)(iii) above for such payment date over (y) the amount actually distributed pursuant to clause (IV)(A)(iii) above from the Group 1 Principal Payment Amount on such payment date;

(v)
fifth, concurrently, to the Holders of the Class 2A Notes and the Class N Certificates, on a pro rata basis based on their respective Note Principal Balance or the Group 2 Allocation Percentage of the Certificate Principal Balance, the Group 2 Principal Payment Amount remaining for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero;

(vi)
sixth, concurrently, to the Holders of the Class 1A-1 Notes and the Class N Certificates, on a pro rata basis based on their respective entitlements pursuant to clause (IV)(A)(v) above for such Payment Date, until the Note Principal Balance or Certificate Principal Balance, as applicable, thereof have been reduced to zero; and

(vii)	seventh, to the Holders of the Class M Certificates, the Group 2 Principal Payment Amount remaining for such Payment Date until the Note Principal Balance thereof has been reduced to zero.

(V)	From the sum of the General Net Monthly Excess Cashflow and the Usable Class N Net Monthly Excess Cashflow for such Payment Date:

(i)
first, concurrently, to the Holders of the Notes, the Insurer and the Certificate Paying Agent on behalf of the Class N Certificates, an amount equal to the Extra Principal Payment Amount for such Payment Date, payable to such Holders and the Insurer as part of the Principal Payment Amount as described under (III) and (IV) above;

(ii)	second, to the Holders of the Class M Notes, first up to the Unpaid Interest Shortfall Amount and second up to the Allocated Realized Loss Amount, for such Class of Notes and such Payment Date; and

(iii)
third, to the Net WAC Rate Carryover Reserve Account, the sum of (i) the amount of any Net WAC Rate Carryover Amounts for such Payment Date and (ii) $1000 over the amounts on deposit in the Net WAC Carryover Reserve Account immediately prior to such Payment Date; and

(iv)
fourth, first, to the holders of each Class of the Class A Notes and the Class N Certificates, the amount of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act or similar state laws that were allocated to such class on such Payment Date or prior Payment Dates, without interest thereon, on a pro rata basis based on the entitlement of each such class to such reimbursements, and then, to the holders of the Class M Notes, the amount of any Prepayment Interest Shortfalls or shortfalls resulting from the application of the Relief Act or similar state laws that were allocated to such class on such Payment Date or prior Payment Dates, without interest thereon;

(v)
fifth, to the Servicer, the Depositor, the Owner Trustee, the Securities Administrator, the Indenture Trustee and any Custodian, in payment of any Extraordinary Trust Expenses that remain unreimbursed; and

(vi)	sixth, to deposit any remaining amounts into the Certificate Distribution Account.

(VI)	To pay the amount by which the Class N Net Monthly Excess Cashflow for such Payment Date exceeds the Usable Class N Net Monthly Excess Cashflow for such Payment Date to the Class N Certificates.

(b)  Following the foregoing payments, an amount equal to the amount of Subsequent Recoveries deposited into the Custodial Account shall be applied to increase the Note Principal Balance of the Class M Notes up to the Allocated Realized Loss Amount for such Class following the foregoing payments. Holders of the Class M Notes shall not be entitled to any payment in respect of interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs.

(c)  No Monthly Interest Payable Amount or Unpaid Interest Shortfall shall be payable with respect to any Class or Classes of Notes or Certificates after the Payment Date on which the Note Principal Balance or Certificate Principal Balance of such Class has been reduced to zero.

(d)  On each Payment Date, after making the distributions of Available Funds as set forth above, the Indenture Trustee shall withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Payment Date and pay such amount as follows, in each case to the extent of amounts remaining on deposit therein:

first, concurrently to the Class A Notes and the Class N Certificates, in each case up to any Net WAC Carryover Amounts for each such Class and such Payment Date, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts; and

second, to the Class M Notes up to any Net WAC Carryover Amounts for such Class and such Payment Date.

(e)  On each Payment Date, the Certificate Paying Agent shall deposit in the Certificate Distribution Account all amounts it received pursuant to this Section 8.09 for the purpose of distributing such funds to the Certificateholders. The Certificate Paying Agent shall make distributions to the Certificateholders pursuant to terms of the Trust Agreement.

Section 8.10.	Allocation of Realized Losses and Interest Shortfalls.

(a)  On or prior to each Payment Date, the Securities Administrator shall determine, based solely on information provided to it by the Servicer, the amount of any Realized Loss in respect of each HELOC that occurred during the immediately preceding calendar month.

(b)  On each Payment Date after all distributions have been made pursuant to Sections 8.09 and 8.13 hereof but prior to distribution of any Insured Payments, the Securities Administrator shall determine the amount by which the aggregate Note Principal Balance of the Notes and the Certificate Principal Balance of the Class N Certificates exceeds the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period (the “Undercollateralized Amount”), and shall allocate an amount equal to such Undercollateralized Amount for such Payment Date to reduce the Note Principal Balance of the Class M Notes, until the Note Principal Balance of such Class has been reduced to zero. All references in this clause (c) to the Note Principal Balance of any Class of Notes or the Certificate Principal Balance of the Class N Certificates shall be to the Note Principal Balance and Certificate Principal Balance following payments made on the relevant Payment Date but before reduction thereof pursuant to the application of any Insured Payments and this Section 8.10.

(c)  On each Payment Date, Prepayment Interest Shortfalls and Relief Act Interest Shortfalls incurred during the related Collection Period with respect to the HELOCs shall be allocated in the following order of priority: first, to reduce the Monthly Interest Payable Amount otherwise due to the Class C Certificates until zero, and thereafter, to reduce the Monthly Interest Payable Amounts with respect to each class of Notes and the Class N Certificates on a pro rata basis based on the respective amounts of interest accrued on such Securities for such Payment Date.

Section 8.11.	Permitted Withdrawals and Transfers from the Payment Account; Determination of LIBOR.

(a)  The Securities Administrator may, from time to time make the following withdrawals or transfers from the Payment Account, but not in any order of priority:

(i)	to make payments to the Noteholders or the Securities Administrator as provided in Section 8.09;

(ii)
to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in the Servicing Agreement;

(iii)
to reimburse or pay the Indenture Trustee, the Owner Trustee (to the extent of any fees due and not paid pursuant to Section 7.01 of the Trust Agreement), the Securities Administrator and Authenticating Agent for any expenses, costs and liabilities incurred by or reimbursable to such Persons pursuant to this Agreement, the Indenture and the Trust Agreement, to the extent such amounts have not already been previously paid or reimbursed to such party from the Custodial Account or other Trust Account;

(iv)	to pay to the Securities Administrator as compensation any interest or investment income earned on funds on deposit in the Payment Account to the extent provided in Section 8.08;

(v)	to remove amounts deposited in error; and

(vi)	to clear and terminate the Payment Account.

(b)  The Securities Administrator shall determine “One-Month LIBOR” for the related Accrual Period on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750, Bloomberg Page BBAM or another page of these or any other financial reporting service in general use in the financial services industry, as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Securities Administrator, after consultation with the Depositor, shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

Section 8.12.	The Policy.

(a)  By the close of business on each Determination Date the Securities Administrator shall determine with respect to the immediately following Payment Date, the Deficiency Amount, if any. If  the Securities Administrator determines that a Deficiency Amount would exist, the Securities Administrator, on behalf of the Indenture Trustee, shall complete a Notice, which shall be executed by the Indenture Trustee, in the form of Exhibit A to the Policy and submit such notice to the Insurer no later than 10:00 a.m. New York City time on the third Business Day preceding such Payment Date as a claim for the payment of an Insured Amount in an amount equal to the Deficiency Amount.

(b)  The Securities Administrator, on behalf of the Indenture Trustee, shall establish an Eligible Account (which may be a sub-account of the Distribution Account) for the benefit of the Noteholders and the Insurer referred to herein as the “Policy Payment Account” over which the Securities Administrator and Indenture Trustee shall have exclusive control and sole right of withdrawal. The Securities Administrator, on behalf of the Indenture Trustee, shall deposit upon receipt any amount paid under the Policy into the Policy Payment Account and distribute such amount only for purposes of payment to the Noteholders and Class N Certificateholders of the Insured Amount for which a claim was made and such amount may not be applied to satisfy any costs, expenses or liabilities of the Seller, the Servicer, the Securities Administrator or the Trust. Amounts paid under the Policy, to the extent needed to pay the Insured Amount, shall be disbursed by the Securities Administrator to the Noteholders as payments of interest or principal, as applicable. It shall not be necessary for such payments to be made by check or wire transfers separate from checks or wire transfers used to pay the Insured Amount with other funds available to make such payment. However, the amount of any payment of principal or interest on the Notes to be paid from funds transferred from the Policy Payment Account shall be noted as provided in Section 7.04 and in the Securities Administrator’s Statement to Noteholders. Funds held in the Policy Payment Account shall not be invested. Any funds remaining in the Policy Payment Account on the first Business Day following a Payment Date shall be returned to the Insurer pursuant to the written instructions of the Insurer by the end of such Business Day.

(c)  The Securities Administrator shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Note from moneys received under the Policy. The Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one (1) Business Day’s prior written notice to the Securities Administrator.

(d)  The Securities Administrator, on behalf of the Indenture Trustee, shall, upon retirement of the Notes, furnish to the Insurer a notice of such retirement, and, upon retirement of the Notes and the expiration of the term of the Policy, surrender the Policy to the Insurer for cancellation.

Section 8.13.	Distributions from the Certificate Distribution Account.

(a)  On each Payment Date, the Securities Administrator, in its capacity as Certificate Paying Agent, shall make the following allocations, disbursements and transfers, from amounts on deposit in the Certificate Distribution Account, in the following order of priority, and each such allocation, transfer and disbursement shall be treated as having occurred only after all preceding allocations, transfers and disbursements have occurred:

(i)	the remaining Usable Class N Net Monthly Excess Cashflow for such Payment Date, to the Class N Certificateholders;

(ii)	the remaining General Monthly Excess Cashflow for such Payment Date,

(1)
first, to the Holders of the Class C Certificates, (a) the Monthly Interest Payable Amount for such Class and any Overcollateralization Release Amount for such Payment Date and (b) on any Payment Date on which the Note Principal Balance of the Notes and the Certificate Principal Balance of the Class N Certificates have been reduced to zero, any remaining funds on deposit in the Certificate Distribution Account; and

(2)	second, any remaining amounts to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01.	Supplemental Indentures Without Consent of Noteholders.

(a)  Without the consent of the Holders of any Notes but with the prior written consent of the Insurer and the prior notice to the Rating Agencies, the Issuer, the Indenture Trustee, the Securities Administrator and the Authenticating Agent, at any time and from time to time, may enter into one or more indentures supplemental hereto(which shall conform to the provisions of the TIA as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, the Insurer, the Securities Administrator and the Authenticating Agent, for any of the following purposes:

(i)
to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii)
to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

(iii)	to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv)	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v)	to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture;

(vi)
to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not materially and adversely affect the interests of the Holders of the Notes; provided further, that such supplemental indenture will be deemed to not materially and adversely affect the interests of the Holders of the Notes if a Rating Confirmation is received with respect to such supplemental indenture; or

(vii)
to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

(viii)
to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA as evidenced by an Opinion of Counsel.

The Indenture Trustee, the Securities Administrator and the Authenticating Agent are hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b)  The Issuer, Securities Administrator, the Indenture Trustee and the Authenticating Agent may, without the consent of any of the Holders of the Notes but with the prior written consent of the Insurer and prior notice to the Rating Agency, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action as evidenced by an Opinion of Counsel, (i) is permitted by this Indenture, and (ii) shall not adversely affect in any material respect the interests of any Noteholder (which may be evidenced by confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any Class of Notes).

Section 9.02.	Supplemental Indentures With Consent of Noteholders.

The Issuer, the Securities Administrator, the Indenture Trustee and the Authenticating Agent may, with prior notice to the Rating Agencies and, with the prior written consent of the Insurer, so long as no Insurer Default has occurred and is continuing, and the Holders of not less than a majority of the aggregate Note Principal Balance of each Class of Notes affected thereby, by Act (as defined in Section 10.03 hereof) of such Holders delivered to the Issuer, the Insurer, the Securities Administrator, the Indenture Trustee and the Authenticating Agent, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

(i)
change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate and to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

(ii)
reduce the percentage of the aggregate Note Principal Balance of the Notes, or any Class of Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii)	modify or alter the provisions of the proviso to the definition of the term “Outstanding” or modify or alter the exception in the definition of the term “Holder”;

(iv)
reduce the percentage of the aggregate Note Principal Balance of the Notes, or any Class of Notes, required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.04 hereof;

(v)
modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or any other Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

(vi)
modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

(vii)
permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

Any such action shall not adversely affect in any material respect the interest of any Holder (other than a Holder who shall consent to such supplemental indenture) as evidenced by an Opinion of Counsel (provided by the Person requesting such supplemental indenture) delivered to the Indenture Trustee and the Securities Administrator.

It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, Securities Administrator, the Indenture Trustee and the Authenticating Agent of any supplemental indenture pursuant to this Section 9.02, the Securities Administrator shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Securities Administrator to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Notwithstanding any provision of this Indenture to the contrary, the Indenture Trustee shall not consent to any supplemental indenture pursuant to Section 9.01 or Section 9.02 unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such supplemental indenture, to the effect that such supplemental indenture will not result in the imposition of a tax on any REMIC created hereunder pursuant to the REMIC Provisions or cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Notes or Certificates are outstanding and that the supplemental indenture is being made in accordance with the terms hereof and that all conditions precedent to the execution of such supplemental indenture in accordance with the relevant provisions of this Article IX have been met.

Section 9.03.	Execution of Supplemental Indentures.

In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee, the Securities Administrator, the Authenticating Agent and the Insurer shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel (not at the expense of the Indenture Trustee, the Securities Administrator or the Authenticating Agent but at the expense of the Person requesting such supplemental indenture) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee, the Securities Administrator and the Authenticating Agent each may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s, the Securities Administrator’s and the Authenticating Agent’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

Section 9.04.	Effect of Supplemental Indenture.

Upon the satisfaction of the conditions precedent and the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Securities Administrator and the Authenticating Agent the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.05.	Conformity with Trust Indenture Act.

Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

Section 9.06.	Reference in Notes to Supplemental Indentures.

Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Securities Administrator shall, bear a notation in form approved by the Securities Administrator as to any matter provided for in such supplemental indenture. If the Issuer or the Securities Administrator shall so determine, new Notes so modified as to conform, in the opinion of the Securities Administrator and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Authenticating Agent in exchange for Outstanding Notes.

ARTICLE X

MISCELLANEOUS

Section 10.01.	Compliance Certificates and Opinions, etc.

(a)  Upon any application or request by any Noteholder or Certificateholder to the Indenture Trustee or the Securities Administrator to take any action under any provision of this Indenture, such Noteholder or Certificateholder, as applicable, shall furnish to the Indenture Trustee and the Securities Administrator (with copy to the Insurer) (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)	a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)
a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with;

(iv)	a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

(v)	if the signatory of such certificate or opinion is required to be Independent, the statement required by the definition of the term “Independent”.

(b)  Reserved.

(c)  Whenever a Noteholder or Certificateholder is required to furnish to the Indenture Trustee and Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, such Noteholder or Certificateholder, as applicable, shall also deliver to the Indenture Trustee an Independent Certificate from a nationally recognized accounting firm as to the same matters, if the fair value of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the aggregate Note Principal Balance of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof as set forth in the related Officer’s Certificate is less than $100,000 or less than one percent of the then outstanding aggregate Note Principal Balance of the Notes.

(d)  Reserved.

(e)  Whenever a Noteholder or Certificateholder is required to furnish to the Indenture Trustee and Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, such Noteholder or Certificateholder, as applicable, shall also furnish to the Indenture Trustee and Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the aggregate Note Principal Balance of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $100,000 or less than one percent of the then outstanding aggregate Note Principal Balance of the Notes.

Section 10.02.	Form of Documents Delivered to Indenture Trustee or the Securities Administrator.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller or the Issuer, stating that the information with respect to such factual matters is in the possession of the Seller or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee and/or the Securities Administrator, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s and/or the Securities Administrator’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 10.03.	Acts of Noteholders.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and/or the Securities Administrator, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and/or the Securities Administrator and the Issuer, if made in the manner provided in this Section 10.03 hereof.

(b)  The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee and/or the Securities Administrator deems sufficient.

(c)  The ownership of Notes shall be proved by the Securities Administrator.

(d)  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee, the Securities Administrator or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 10.04.	Notices etc., to Indenture Trustee, the Certificateholders, Securities Administrator, Authenticating Agent and Rating Agencies.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

(i)
the Indenture Trustee by any Noteholder or by any Certificateholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee shall promptly transmit any notice received by it from the Noteholders to the Certificateholders and the Insurer;

(ii)
the Securities Administrator and Authenticating Agent, as applicable, by any Noteholder or by the Issuer, the Indenture Trustee or the Securities Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Securities Administrator or Authenticating Agent, as applicable, at Citibank, N.A., 388 Greenwich Street, 14th Floor, New York, New York 10013, Attn: Citibank Agency & Trust, CMLTI 2006-NCB1, or such other address as may hereafter be furnished to the other parties hereto in writing. The Securities Administrator or Authenticating Agent, as applicable, shall promptly transmit any notice received by it from the Noteholders to the Certificateholders; or

(iii)
any Certificateholder by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed first-class, postage prepaid to the Issuer addressed to: Citigroup HELOC Trust 2006-NCB1, in care of Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19990-0001, Attention: Corporate Capital Markets, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

Notices required to be given to the Rating Agencies by the Indenture Trustee, the Securities Administrator, the Authenticating Agent or the Owner Trustee shall be in writing, mailed first-class postage prepaid: in the case of S&P, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; and in the case of Moody’s, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007; or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

Notices required to be given to the Insurer by the Indenture Trustee, the Securities Administrator, the Authenticating Agent or the Owner Trustee shall be in writing, mailed first-class, postage prepaid to: Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: General Counsel.

Section 10.05.	Notices to Noteholders; Waiver.

Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person’s address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

Section 10.06.	Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

Section 10.07.	Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 10.08.	Successors and Assigns.

All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 10.09.	Separability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.10.	Legal Holidays.

In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 10.11.	GOVERNING LAW.

THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS, WHICH SHALL APPLY HERETO), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.12.	Counterparts.

This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10.13.	Recording of Indenture.

If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer upon notice thereof to the Depositor and at the Depositor’s expense accompanied by an Opinion of Counsel at its expense (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 10.14.	Issuer Obligation.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Securities Administrator on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Securities Administrator, the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Securities Administrator, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

Section 10.15.	No Petition.

The Indenture Trustee, the Securities Administrator and the Authenticating Agent, by entering into this Indenture, each Noteholder, by accepting a Note and the Certificateholders, by accepting a Certificate, hereby covenant and agree that they will not at any time prior to one year from the date of termination hereof, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the other Basic Documents; provided however, that nothing herein shall prohibit the Indenture Trustee from filing proofs of claim in any proceeding.

Section 10.16.	Inspection.

The Issuer agrees that, at its expense, on reasonable prior notice, it shall permit any representative of the Indenture Trustee, the Securities Administrator or the Authenticating Agent during the Issuer’s normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee, the Securities Administrator or the Authenticating Agent may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 10.17.	Benefits of Indenture.

The Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly to enforce such provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Insurer, and the Noteholders, and any other party secured hereunder, and any other person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Insurer may disclaim any of its rights and powers under this Indenture (in which case the Indenture Trustee may exercise such rights or powers hereunder), but not its duties and obligations under the Policy upon delivery of a written notice to the Indenture Trustee.

ARTICLE XI

REMIC PROVISIONS

Section 11.01.	Designation of REMIC Interests.

REMIC 1

As provided herein, the Indenture Trustee shall elect to treat the segregated Trust Estate (exclusive of the Net WAC Rate Carryover Reserve Account) as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 1.” The Class N Certificates shall represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests (as defined herein). None of the REMIC 1 Regular Interests shall be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Assumed Final Maturity Date(1)
LTAA	Variable(2)	$509,066,313.82	May 2036
LT1A1	Variable(2)	$1,189,130.00	May 2036
LT2A1	Variable(2)	$2,741,955.00	May 2036
LT2A2	Variable(2)	$531,960.00	May 2036
LT2A3	Variable(2)	$648,390.00	May 2036
LTM	Variable(2)	$49,350.00	May 2036
LTZZ	Variable(2)	$5,228,323.45	May 2036
LT1SUB	Variable(2)	$385.21	May 2036
LT1SUB	Variable(2)	$24,167.81	May 2036
LT1GRP	Variable(2)	$1,277.18	May 2036
LT2SUB	Variable(2)	$79,723.28	May 2036
LTXX	Variable(2)	$519,349,868.80	May 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date in the month immediately following the maturity date for the HELOC with the latest possible maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of “Uncertificated REMIC 1 Pass-Through Rate” herein.

REMIC 2

As provided herein, the Indenture Trustee shall elect to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets shall be designated as “REMIC 2.” The Class R-2 Interest shall evidence the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions.

The following table irrevocably sets forth the designation, the Note Rate, the Initial Note Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Notes that represents one or more of the “regular interests” in REMIC 2 created hereunder:

Designation	Initial Note Balance	Note Rate	Assumed Final Maturity Date(1)
Class 1A-1	$237,826,000	0.17%	May 2036
Class 2A-1	$548,391,000	0.04%	May 2036
Class 2A-2	$106,392,000	0.12%	May 2036
Class 2A-3	$129,678,000	0.19%	May 2036
Class M	$9,870,000	2.75%	May 2036
Class C	$6,753,844.53		May 2036
________________
(1) For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Payment Date in the month immediately following the maturity date for the HELOC with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Notes that represents one or more of the “regular interests” in REMIC 2.
(2) Calculated in accordance with the definition of “Note Rate” herein.
(3) The Class C Certificates will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Certificates outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests. The Class C Certificates will not accrue interest on their Certificate Principal Balance.

Section 11.02.	Payments on REMIC Regular Interests.

(a)  On each Payment Date, the Securities Administrator shall cause in the following order of priority, the following amounts which shall be deemed to be paid by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Payment Account and paid to the holders of the Class N Certificates, as the case may be:

(i)
first, to the extent of Available Funds, to Holders of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM and REMIC 1 Regular Interest LTZZ, on a pro rata basis, in an amount equal to (A) the Uncertificated Accrued Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Payment Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 1 Regular Interest LTZZ shall be reduced and deferred when the REMIC 1 Overcollateralization Amount is less than the REMIC 1 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum Uncertificated Accrued Interest Deferral Amount and such amount will be payable to the Holders of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3 and REMIC 1 Regular Interest LTM, in the same proportion as the Overcollateralization Deficiency Amount is allocated to the Corresponding Notes and the Uncertificated Principal Balance of the REMIC 1 Regular Interest LTZZ shall be increased by such amount;

(ii)
second, to Holders of REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT1GRP, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT2GRP and REMIC 1 Regular Interest LTXX, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Payment Date, plus (B) any amounts in respect thereof remaining unpaid from previous Payment Dates;

(iii)
second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Marker Allocation Percentage of Available Funds for such Payment Date after the distributions made pursuant to clause (i) above, allocated as follows:

(1)	98.00% of such remainder to the Holders of REMIC 1 Regular Interest LTAA, until the Uncertificated Principal Balance of such Uncertificated REMIC 1 Regular Interest is reduced to zero;

(2)
2.00% of such remainder first, to the Holders of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3 and REMIC 1 Regular Interest LTM, of and in the same proportion as principal payments are allocated to the Corresponding Notes, until the Uncertificated Principal Balances of such REMIC 1 Regular Interests are reduced to zero, and second, to the Holders of REMIC 1 Regular Interest LTZZ, until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero;

(3)
to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the REMIC 1 Sub WAC Allocation Percentage of Available Funds for such Payment Date after the distributions made pursuant to clause (ii) above, and such that distributions of principal shall be deemed to be made to the REMIC 1 Regular Interests first, so as to keep the Uncertificated Balance of each REMIC 1 Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Principal Balance of the HELOCs in the related Loan Group; second, to each REMIC 1 Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the HELOCs in the related Loan Group over (y) the current Note Balance of the Class A Note in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC 1 Regular Interest LTXX.

(4)	any remaining amount to the Holders of the Class R Certificates.

Section 11.03.	Allocation of Realized Losses on the REMIC Regular Interests.

(a)  The Marker Allocation Percentage of all Realized Losses on the HELOCs that are allocated to the Class C Certificates and Class M Notes shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA and REMIC 1 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 1 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LTM and REMIC 1 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTM has been reduced to zero;

(b)  The REMIC 1 Sub WAC Allocation Percentage of all Realized Losses on the HELOCs that are allocated to the Class C Certificates and Class M Notes shall be applied after all distributions have been made on each Payment Date first, so as to keep the Uncertificated Balance of each REMIC 1 Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Principal Balance of the HELOCs in the related Loan Group; second, to each REMIC 1 Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC 1 Regular Interest is equal to 0.01% of the excess of (x) the aggregate Principal Balance of the HELOCs in the related Loan Group over (y) the current Note Balance of the Class A Notes in the related Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC 1 Regular Interests such that the REMIC 1 Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC 1 Regular Interest LTXX.

Section 11.04.	REMIC Administration.

(a)  REMIC elections as set forth in Section 11.01 shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Notes are issued. The regular interests and residual interest in each REMIC shall be as designated in Section 11.01.

(b)  The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)  The Securities Administrator shall pay any and all expenses relating to any tax audit of any REMIC (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to any REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel. The Securities Administrator shall be entitled to reimbursement of expenses incurred pursuant to this Section 11.01(c) to the extent provided in Section 8.09.

(d)  The Securities Administrator shall prepare, sign and file, all of the REMICs’ federal and state tax and information returns (including Form 8811) as the direct representative of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator.

(e)  The Holder of the Class N Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the related “Tax Matters Person”) with respect to REMIC 1 and shall act as Tax Matters Person for REMIC 1. The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the Tax Matters Person with respect to REMIC 2 and shall act as Tax Matters Person for REMIC 2. The Securities Administrator, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Securities Administrator, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Class R or Class N Certificate to any disqualified person or organization and (ii) to the Noteholders such information or reports as are required by the Code or REMIC Provisions. The Securities Administrator, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

(f)  The Securities Administrator, the Indenture Trustee, the Issuer and the Holders of Notes shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Issuer nor the Holder of any Class N or Class R Certificate shall knowingly take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Securities Administrator, the Indenture Trustee and the Issuer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Class N or Class R Certificate will consult with the Securities Administrator and the Issuer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Securities Administrator or the Issuer has advised it in writing that an Adverse REMIC Event could occur.

(g)  The Holders of the Class R Certificates shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such taxes are not paid by the Holder of the Class R Certificates, the Securities Administrator shall pay any remaining REMIC taxes out of other amounts held in the Payment Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC incurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC is domiciled in the State of California for state tax purposes by virtue of the location of the Servicer, the Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the Class N or Class R Certificate fails to pay such taxes, if any, when imposed.

(h)  The Securities Administrator, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)  No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to Qualifying Substitute HELOCs.

(j)  Neither the Issuer nor the Securities Administrator shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)  The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

Section 11.05.	Prohibited Transactions and Activities.

Neither the Issuer nor the Securities Administrator shall sell, dispose of, or substitute for any of the HELOCs, except in a disposition pursuant to (i) the foreclosure of a HELOC, (ii) the bankruptcy of the Issuer, (iii) an optional redemption pursuant to Section 8.07 of this Indenture, (iv) a substitution of a Qualifying Substitute HELOC pursuant to the HELOC Purchase Agreement or (v) a repurchase of HELOCs pursuant to the HELOC Purchase Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Payment Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Class N or Class R Certificates as the regular interests therein, (b) affect the payment of interest or principal on the Notes, (c) result in the encumbrance of the assets pledged to the Securities Administrator (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

Section 11.06.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Securities Administrator of its duties and obligations set forth herein, the Securities Administrator shall indemnify the Issuer against any and all losses resulting from such negligence; provided, however, that the Securities Administrator shall not be liable for any such losses attributable to the action or inaction of the Issuer, the Servicer, the Depositor or the Holder of a Class N or Class R Certificate, as applicable, nor for any such losses resulting from misinformation provided by the Holder of such Class N or Class R Certificate on which the Securities Administrator has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class N Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Securities Administrator have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Indenture, (2) for any losses other than arising out of a negligent performance by the Securities Administrator of its duties and obligations set forth herein, and (3) for any special or consequential damages to Noteholders (in addition to payment of principal and interest on the Notes).

IN WITNESS WHEREOF, the Issuer, the Securities Administrator and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CITIGROUP HELOC TRUST 2006-NCB1, as Issuer
By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee
By:	/s/ Jeanne M. Oller
Name:	Jeanne M. Oller
Title:	Senior Financial Services

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee
By:	/s/ Clare O’ Brien
Name:	Clare O’Brien
Title:	Vice President

CITIBANK, N.A., as Securities Administrator and Authenticating Agent
By:	/s/ Jennifer McCourt
Name:	Jennifer McCourt
Title:	Vice President

STATE OF DELAWARE	)
	)	ss.:
COUNTY OF NEW CASTLE	)

On this _18th day of May 2006, before me personally appeared _Jeanne M. Oller__ to me known, who being by me duly sworn, did depose and say, that (s)he is a _Senior Financial Services Officer__of the Owner Trustee, one of the entities described in and which executed the above instrument; and that he signed her name thereto by like order.

Susanne M. Gula
Notary Public

[Notarial Seal]

STATE OF MASSACHUSETTS	)
	)	ss.:
COUNTY OF SUFFOLK	)

On this 23rd day of May 2006, before me personally appeared _Clare O’Brien__ to me known, who being by me duly sworn, did depose and say, that (s)he is the _Vice President_ of the Indenture Trustee, one of the corporations described in and which executed the above instrument; and that he signed his name thereto by like order.

Tara A. Harris
Notary Public

[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF QUEENS	)

On the 23rd day of May 2006 before me, a notary public in and for said State, personally appeared _Jennifer McCourt_ known to me to be a(n) _Vice President_of Citibank, N.A, , the entity that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Rhonda Lewis
Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS [A] NOTE

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN IS DEEMED TO REPRESENT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS OR (2) (A) THE ACQUISITION, HOLDING AND TRANSFER OF A NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND (B) THE NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DOL REGULATIONS, AND AGREES TO SO TREAT THE NOTES. ALTERNATIVELY, REGARDLESS OF THE RATING OF THE NOTES, SUCH PERSON MAY PROVIDE THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR, WHICH OPINES THAT THE ACQUISITION, HOLDING AND TRANSFER OF SUCH NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUST, THE DEPOSITOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CITIGROUP HELOC TRUST 2006-NCB1
NOTES, SERIES 2006-NCB1
CLASS [A] NOTE

AGGREGATE NOTE PRINCIPAL
BALANCE: $[________________]

NOTE RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL
BALANCE OF THIS NOTE: $[_____________]

NOTE NO. 1

CUSIP NO: [_______________]

CITIGROUP HELOC TRUST 2006-NCB1 (the “Issuer”), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[____________________] in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in ____ 2006 and ending on or before the Payment Date occurring in May 2036 (the “Final Stated Maturity Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuer’s HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1 (the “Notes”), issued under an Indenture dated as of May 23, 2006 (the “Indenture”), among the Issuer, Citibank, N.A. as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as indenture trustee, (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of this Note as of any date of determination is equal to the initial Note Principal Balance thereof, minus all amounts paid in respect of principal with respect to such Class of Notes.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class A Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Payment Date.

The HELOCs are subject to purchase in whole, but not in part, by the Servicer, on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the HELOCs as of the end of the prior Collection Period is less than or equal to 10% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date.

The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Servicer, the Securities Administrator or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the Office or agency of the Issuer maintained by it for such purpose pursuant to Section 4.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

The failure to pay any interest payment due at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Trust, the Owner Trustee, the Indenture Trustee, the Depositor or the Securities Administrator, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Depositor, the Owner Trustee, the Indenture Trustee or the Securities Administrator to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Securities Administrator and any agent of the Issuer, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee nor any such agent of the Issuer, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and he Insurer, so long as any Insured Securities are outstanding or any amounts are due and owing to the Insurer and an Insurer Default has not occurred and is continuing, or if the Insured Securities are no longer outstanding and all amounts due to the Insurer have been paid to it or if an Insurer Default has occurred and is continuing, the Holder or Holders of in excess of 50% of the Voting Rights. The Indenture also contains provisions permitting the Insurer, so long as any Insured Securities are outstanding or any amounts are due and owing to the Insurer and an Insurer Default has not occurred and is continuing, or if the Insured Securities are no longer outstanding and all amounts due to the Insurer have been paid to it or if an Insurer Default has occurred and is continuing, the Holder or Holders of in excess of 50% of the Voting Rights, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer, the Indenture Trustee and the Securities Administrator, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _____, 2006

CITIGROUP HELOC TRUST 2006-NCB1
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Authorized Signatory

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class _______ Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Authenticating Agent

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian __________________ (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address, including zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________________             __________________________________________

Signature Guaranteed by ______________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT A-2

FORM OF CLASS M NOTE

THIS NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A NOTES AND THE CLASS N CERTIFICATES AS DESCRIBED IN THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE SECURITIES ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN IS DEEMED TO REPRESENT THAT EITHER (1) IT IS NOT ACQUIRING THE NOTE WITH PLAN ASSETS OR (2) (A) THE ACQUISITION, HOLDING AND TRANSFER OF A NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE AND (B) THE NOTES ARE RATED INVESTMENT GRADE OR BETTER AND SUCH PERSON BELIEVES THAT THE NOTES ARE PROPERLY TREATED AS INDEBTEDNESS WITHOUT SUBSTANTIAL EQUITY FEATURES FOR PURPOSES OF THE DOL REGULATIONS, AND AGREES TO SO TREAT THE NOTES. ALTERNATIVELY, REGARDLESS OF THE RATING OF THE NOTES, SUCH PERSON MAY PROVIDE THE SECURITIES ADMINISTRATOR WITH AN OPINION OF COUNSEL, WHICH OPINION OF COUNSEL WILL NOT BE AT THE EXPENSE OF THE TRUST, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE, THE DEPOSITOR OR THE SECURITIES ADMINISTRATOR, WHICH OPINES THAT THE ACQUISITION, HOLDING AND TRANSFER OF SUCH NOTE OR INTEREST THEREIN IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUST, THE DEPOSITOR, THE OWNER TRUSTEE, THE INDENTURE TRUSTEE OR THE SECURITIES ADMINISTRATOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE INDENTURE.

THE HOLDER OF THIS NOTE OR BENEFICIAL OWNER OF ANY INTEREST HEREIN WILL BE DEEMED TO REPRESENT TO ONE OF THE REPRESENTATIONS CONTAINED IN THE INDENTURE.

THIS NOTE IS A NON-RECOURSE OBLIGATION OF THE ISSUER, AND IS LIMITED IN RIGHT OF PAYMENT TO AMOUNTS AVAILABLE FROM THE TRUST ESTATE AS PROVIDED IN THE INDENTURE REFERRED TO BELOW. THE ISSUER IS NOT OTHERWISE PERSONALLY LIABLE FOR PAYMENTS ON THIS NOTE.

PRINCIPAL OF THIS NOTE IS PAYABLE OVER TIME AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CITIGROUP HELOC TRUST 2006-NCB1
NOTES, SERIES 2006-NCB1
CLASS [M] NOTE

AGGREGATE NOTE PRINCIPAL
BALANCE: $[________________]

NOTE RATE: Adjustable Rate

INITIAL NOTE PRINCIPAL
BALANCE OF THIS NOTE: $[_____________]
NOTE NO. 1

CUSIP NO: [_______________]

CITIGROUP HELOC TRUST 2006-NCB1 (the “Issuer”), a Delaware statutory trust, for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[____________________] in monthly installments on the fifteenth day of each month or, if such day is not a Business Day, the next succeeding Business Day (each a “Payment Date”), commencing in ____ 2006 and ending on or before the Payment Date occurring in May 2036 (the “Final Stated Maturity Date”) and to pay interest on the Note Principal Balance of this Note (this “Note”) outstanding from time to time as provided below.

This Note is one of a duly authorized issue of the Issuer’s HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1 (the “Notes”), issued under an Indenture dated as of May 23, 2006 (the “Indenture”), among the Issuer, Citibank, N.A. as securities administrator (the “Securities Administrator”) and U.S. Bank National Association, as indenture trustee, (the “Indenture Trustee”, which term includes any successor Indenture Trustee under the Indenture), and to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Issuer, the Indenture Trustee, and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Payments of principal and interest on this Note will be made on each Payment Date to the Noteholder of record as of the related Record Date. The “Note Principal Balance” of this Note as of any date of determination is equal to the initial Note Principal Balance thereof, minus (i) all amounts paid in respect of principal with respect to such Class of Notes and (ii) the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with the allocation of Realized Losses on all prior Payment Date in accordance with the Indenture, plus (iii) any Subsequent Recoveries allocated thereto.

The principal of, and interest on, this Note are due and payable as described in the Indenture, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be equal to this Note’s pro rata share of the aggregate payments on all Class M Notes as described above, and shall be applied as between interest and principal as provided in the Indenture.

All principal and interest accrued on the Notes, if not previously paid, will become finally due and payable at the Final Stated Payment Date.

The HELOCs are subject to purchase in whole, but not in part, by the Servicer, on any Payment Date on or after the Payment Date on which the aggregate Principal Balance of the HELOCs as of the end of the prior Collection Period is less than or equal to 10% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date.

The Issuer shall not be liable upon the indebtedness evidenced by the Notes except to the extent of amounts available from the Trust Estate which constitutes security for the payment of the Notes. The assets included in the Trust Estate will be the sole source of payments on the Notes, and each Holder hereof, by its acceptance of this Note, agrees that (i) such Note will be limited in right of payment to amounts available from the Trust Estate as provided in the Indenture and (ii) such Holder shall have no recourse to the Issuer, the Owner Trustee, the Indenture Trustee, the Depositor, the Seller, the Servicer, the Securities Administrator or any of their respective affiliates, or to the assets of any of the foregoing entities, except the assets of the Issuer pledged to secure the Notes pursuant to the Indenture and the rights conveyed to the Issuer under the Indenture.

Any payment of principal or interest payable on this Note which is punctually paid on the applicable Payment Date shall be paid to the Person in whose name such Note is registered at the close of business on the Record Date for such Payment Date by check mailed to such person’s address as it appears in the Note Register on such Record Date, except for the final installment of principal and interest payable with respect to such Note, which shall be payable as provided below. Notwithstanding the foregoing, upon written request with appropriate instructions by the Holder of this Note delivered to the Securities Administrator at least five Business Days prior to the Record Date, any payment of principal or interest, other than the final installment of principal or interest, shall be made by wire transfer to an account in the United States designated by such Holder. All reductions in the principal amount of a Note effected by payments of principal made on any Payment Date shall be binding upon all Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note. The final payment of this Note shall be payable upon presentation and surrender thereof on or after the Payment Date thereof at the office designated by the Securities Administrator or the Office or agency of the Issuer maintained by it for such purpose pursuant to Section 4.02 of the Indenture.

Subject to the foregoing provisions, each Note delivered under the Indenture, upon registration of transfer of or in exchange for or in lieu of any other Note, shall carry the right to unpaid principal and interest that were carried by such other Note.

If an Event of Default as defined in the Indenture shall occur and be continuing with respect to the Notes, the Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. If any such acceleration of maturity occurs prior to the payment of the entire unpaid Note Principal Balance of the Notes, the amount payable to the Holder of this Note will be equal to the sum of the unpaid Note Principal Balance of this Note, together with accrued and unpaid interest thereon as described in the Indenture. The Indenture provides that, notwithstanding the acceleration of the maturity of the Notes, under certain circumstances specified therein, all amounts collected as proceeds of the Trust Estate securing the Notes or otherwise shall continue to be applied to payments of principal of and interest on the Notes as if they had not been declared due and payable.

The failure to pay any interest payment due at any time when funds are not available to make such payment as provided in the Indenture shall not constitute an Event of Default under the Indenture.

The Holder of this Note or Beneficial Owner of any interest herein is deemed to represent that either (1) it is not acquiring the Note with Plan Assets or (2) (A) the acquisition, holding and transfer of a Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Notes are rated investment grade or better and such person believes that the Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Notes. Alternatively, regardless of the rating of the Notes, such person may provide the Securities Administrator with an opinion of counsel, which opinion of counsel will not be at the expense of the Trust, the Owner Trustee, the Indenture Trustee, the Depositor or the Securities Administrator, which opines that the acquisition, holding and transfer of such Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust, the Depositor, the Owner Trustee, the Indenture Trustee or the Securities Administrator to any obligation in addition to those undertaken in the Indenture and the other Basic Documents.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Note Register of the Issuer. Upon surrender for registration of transfer of, or presentation of a written instrument of transfer for, this Note at the office or agency designated by the Issuer pursuant to the Indenture, accompanied by proper instruments of assignment in form satisfactory to the Securities Administrator, one or more new Notes of any authorized denominations and of a like aggregate then outstanding Note Principal Balance, will be issued to the designated transferee or transferees.

Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee, the Securities Administrator and any agent of the Issuer, the Securities Administrator or the Indenture Trustee may treat the Person in whose name this Note is registered as the owner of such Note (i) on the applicable Record Date for the purpose of making payments and interest of such Note, and (ii) on any other date for all other purposes whatsoever, as the owner hereof, whether or not this Note be overdue, and none of the Issuer, the Securities Administrator, the Indenture Trustee nor any such agent of the Issuer, the Securities Administrator or the Indenture Trustee shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes under the Indenture at any time by the Issuer and the Insurer, so long as any Insured Securities are outstanding or any amounts are due and owing to the Insurer and an Insurer Default has not occurred and is continuing, or if the Insured Securities are no longer outstanding and all amounts due to the Insurer have been paid to it or if an Insurer Default has occurred and is continuing, the Holder or Holders of in excess of 50% of the Voting Rights. The Indenture also contains provisions permitting the Insurer, so long as any Insured Securities are outstanding or any amounts are due and owing to the Insurer and an Insurer Default has not occurred and is continuing, or if the Insured Securities are no longer outstanding and all amounts due to the Insurer have been paid to it or if an Insurer Default has occurred and is continuing, the Holder or Holders of in excess of 50% of the Voting Rights, to waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Note. Any such waiver, at the time of the giving thereof, of this Note (or any one or more predecessor Notes) shall bind the Holder of every Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon such Note. The Indenture also permits the Issuer, the Indenture Trustee and the Securities Administrator, following prior notice to the Rating Agencies, to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Holders of the Notes issued thereunder.

Initially, the Notes will be registered in the name of Cede & Co. as nominee of DTC, acting in its capacity as the Depository for the Notes. The Notes will be delivered by the clearing agency in denominations as provided in the Indenture and subject to certain limitations therein set forth. The Notes are exchangeable for a like aggregate then outstanding Note Principal Balance of Notes of different authorized denominations, as requested by the Holder surrendering same.

Unless the Certificate of Authentication hereon has been executed by the Authenticating Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Owner Trustee in its individual capacity, nor any of its respective partners, beneficiaries, agents, officers, directors, employees, or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note, it being expressly understood that said covenants, obligations and indemnifications have been made solely by the Trust to the extent of the assets of the Trust. The holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Trust Estate for any and all liabilities, obligations and undertakings contained in this Note.

AS PROVIDED IN THE INDENTURE, THIS NOTE AND THE INDENTURE CREATING THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated: _____, 2006

CITIGROUP HELOC TRUST 2006-NCB1
By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely in its capacity as Owner Trustee

By:
Authorized Signatory

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class _______ Notes referred to in the within-mentioned Indenture.

CITIBANK, N.A., as Authenticating Agent

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian __________________ (Cust) (Minor) under Uniform Gifts to Minors Act __________________ (State)
TEN ENT -	as tenants by the entireties
JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Please print or typewrite name and address, including zip code, of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________________________ attorney to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: ________________________         __________________________________________

Signature Guaranteed by ______________________________________

NOTICE: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatsoever. Signature(s) must be guaranteed by a commercial bank or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

EXHIBIT B

LOAN SCHEDULE

As previously filed on May 22, 2006

EXHIBIT C

[FORM OF RULE 144A INVESTMENT REPRESENTATION]

Description of Rule 144A Securities, including numbers:

The undersigned seller, as registered holder (the “Seller”), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the “Buyer”).

1.  In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the “1933 Act”), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another “qualified institutional buyer” as defined in Rule 144A under the 1933 Act.

2.  The Buyer warrants and represents to, and covenants with, the Indenture Trustee pursuant to Section 4.02 of the Indenture (the “Indenture”), dated as of May 23, 2006, among Citigroup HELOC Trust 2006-NCB1, as Issuer, U.S. Bank National Association, as Indenture Trustee, and Citibank, N.A., as Securities Administrator and Authenticating Agent, as follows:

a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Indenture Trustee, the Owner Trustee or the Servicer.

d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

e. The Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

3.  This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.

Print Name of Seller

By:
Name:
Title:

Taxpayer Identification No.:

Date:

Print Name of Buyer

By:
Name:
Title:

Taxpayer Identification No.:

Date:

ANNEX 1 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers Other Than Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_____________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

___________
Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

___________
Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___________
Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

___________	Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___________
Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

___________
State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___________	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___________	Investment Adviser. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

___________	SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___________	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

___________
Trust Fund. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit Notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

Will the Buyer be purchasing the Rule 144A
Yes	No	Securities only for the Buyer’s own account?
6. If the answer to the foregoing question is “no”, the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

ANNEX 2 TO EXHIBIT C

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Buyers That Are Registered Investment Companies]

The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used.

____
The Buyer owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____
The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) bank deposit Notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer’s purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer
By:
Name
Title

IF AN ADVISER:

Print Name of Seller

By:
Name
Title

EXHIBIT D

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Citibank, N.A.
388 Greenwich Street,
14th Floor,
New York, New York 10013

Re:	Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1, [Class A][Class M] (the “Notes”)

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Notes, we certify that (a) we understand that the Notes are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Notes, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Notes, (d) [Reserved], (e) we are acquiring the Notes for investment for our own account and not with a view to any distribution of such Notes (but without prejudice to our right at all times to sell or otherwise dispose of the Notes in accordance with clause (g) below), (f) we have not offered or sold any Notes to, or solicited offers to buy any Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Notes unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an Opinion of Counsel satisfactory to the addressees of this certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Note has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Indenture.

Very truly yours,
[TRANSFEREE]

Authorized Officer

EXHIBIT E

TRANSFEROR CERTIFICATE

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

Citibank, N.A.
388 Greenwich Street,
14th Floor,
New York, New York 10013

Re:	Proposed Transfer of [Class A] [Class M Notes] Citigroup HELOC Trust 2006-NCB1
Gentlemen:

This certification is being made by ____________________ (the “Transferor”) in connection with the proposed Transfer to _____________________ (the “Transferee”) of the [Class A Notes] [Class M Notes] (the “Notes”) issued pursuant to the Indenture, dated May 23, 2006, being referred to herein as the “Indenture”) among Citigroup HELOC Trust 2006-NCB1, as issuer, U.S. Bank National Association as indenture trustee and Citibank, N.A., as Securities Administrator and authenticating agent (the “Securities Administrator” and “Authenticating Agent”, as applicable)(the “Indenture”). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferor hereby certifies, represents and warrants to, and covenants with, the Owner Trustee and the Indenture Trustee that:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Note, any interest in any Note or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Note, any interest in any Note or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Note, any interest in any Note or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Notes under the Securities Act of 1933 (the “Act”), that would render the disposition of any Note a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act in any manner set forth in the foregoing sentence with respect to any Note. The Transferor has not and will not sell or otherwise transfer any of the Notes, except in compliance with the provisions of the Indenture.

Date:  ____________________

Name of Transferor
Signature
Name
Title

EXHIBIT F

FORM OF TRANSFEREE CERTIFICATE

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110

Citibank, N.A.
388 Greenwich Street,
14th Floor,
New York, New York 10013

Re:	Proposed Transfer of [Class A] [Class M Notes] Citigroup HELOC Trust 2006-NCB1
Gentlemen:

This certification is being made by _________ (the “Transferee”) in connection with the proposed transfer (the “Transfer”) by _________ of a [Class A] [Class M] Note issued pursuant to the Indenture, dated as of May 23, 2006 (the “Indenture”), among Citigroup HELOC Trust 2006-NCB1, as issuer, U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”) and Citibank, N.A., as Securities Administrator and authenticating agent (the “Securities Administrator” and “Authenticating Agent”, as applicable). Initially capitalized terms used but not defined herein have the meanings assigned to them in the Indenture. The Transferee hereby certifies, represents and warrants to, and covenants with, the Owner Trustee, the Securities Administrator and the Indenture Trustee that:

Following the Transfer, 100% of the Privately Offered Notes and Certificate will be owned by a single entity.

Date:  ____________________

Name of Transferor
Signature
Name
Title

EXHIBIT G

FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section ___.

Under Item 1 of Form 10-D: a) items marked “7.04 statement” are required to be included in the periodic Payment Date statement under Section 7.04 of the Indenture, provided by the Securities Administrator based on information received from the Servicer; and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the 7.04 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form 10-D report. All such information and any other Items on Form 8-K and Form 10-D set forth in this Exhibit shall be sent to the Securities Administrator and the Depositor.

Form	Item	Description	Servicer	Securities Administrator	Custodian	Indenture Trustee	Depositor	Sponsor
10-D		(nominal)
	1	Distribution and Pool Performance Information
Item 1121(a) - Distribution and Pool Performance Information
		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period.		X (7.04 Statement)
		(2) Cash flows received and the sources thereof for distributions, fees and expenses.		X (7.04 Statement)
		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:		X (7.04 Statement)
		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.		X (7.04 Statement)
(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.
X (7.04 Statement)
		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.		X (7.04 Statement)
		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.		X (7.04 Statement)
		(4) Beginning and ending principal balances of the asset-backed securities.		X (7.04 Statement)
(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable. Consider providing interest rate information for pool assets in appropriate distributional groups or incremental ranges.
X (7.04 Statement)
		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.		X (7.04 Statement)
(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.
X (7.04 Statement)
(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.
				X (7.04 Statement)			Updated pool composition information fields to be as specified by Depositor from time to time
		(9) Delinquency and loss information for the period.	X	X (7.04 Statement)
		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X
(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.
			X	X (7.04 Statement)
		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X	X (7.04 Statement- to the extent the Securities Administrator has actual knowledge of such information or received such information from the servicer)
		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X	X (if agreed upon by the parties)			X
		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.		X (7.04 Statement)
		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool,					X
information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.
			X				X
Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.
							X	X
		Item 1121(b) - Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).					X
	2	Legal Proceedings
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)						X
		Depositor					X
		Trustee				X
		Issuing entity					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
		Securities Administrator		X
		Originator of 20% or more of pool assets as of the Cut-off Date					X
		Custodian			X
	3	Sales of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered.
X
	4	Defaults Upon Senior Securities
		Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)	X (with respect to servicing agreement)
	5	Submission of Matters to a Vote of Security Holders
		Information from Item 4 of Part II of Form 10-Q		X (to the extent the securities administrator has actual knowledge)			X (to the extent it has actual knowledge)
	6	Significant Obligors of Pool Assets
		Item 1112(b) - Significant Obligor Financial Information*					X
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
	7	Significant Enhancement Provider Information
Item 1114(b)(2) - Credit Enhancement Provider Financial Information*
		Determining applicable disclosure threshold					X
		Requesting required financial information or effecting incorporation by reference					X (direction to Securities Administrator to incorporate insurer financials by reference)
		Item 1115(b) - Derivative Counterparty Financial Information*					N/A
Determining current maximum probable exposure
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
	8	Other Information
Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported
	9	Exhibits
		Distribution report		X
		Exhibits required by Item 601 of Regulation S-K, such as material agreements					X
8-K
	1.01	Entry into a Material Definitive Agreement
Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
			X (to the extent of its actual knowledge)		X (to the extent of its actual knowledge)		X	X (to the extent of its actual knowledge)
	1.02	Termination of a Material Definitive Agreement	X (to the extent of its actual knowledge)		X (to the extent of its actual knowledge)		X	X (to the extent of its actual knowledge)
Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

	1.03	Bankruptcy or Receivership
Disclosure is required regarding the bankruptcy or receivership, if known to the Master Servicer, with respect to any of the following:

Sponsor (Seller), Depositor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Securities Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian
			X	X	X		X	X
	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the 7.04 statement
X (to the extent of its actual knowledge)
	3.03	Material Modification to Rights of Security Holders
		Disclosure is required of any material modification to documents defining the rights of Noteholders, including the Indenture		X			X
	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
		Disclosure is required of any amendment “to the governing documents of the issuing entity”					X
	5.06	Change in Shell Company Status
		[Not applicable to ABS issuers]					X
	6.01	ABS Informational and Computational Material
		[Not included in reports to be filed under Section 3.18]					X
	6.02	Change of Servicer or Trustee
Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.
			X	X			X
		Reg AB disclosure about any new servicer is also required.	X
		Reg AB disclosure about any new trustee is also required.				X (to the extent required by successor trustee)
		Reg AB disclosure about any new securities administrator is also required.		X
	6.03	Change in Credit Enhancement or Other External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
X
		Reg AB disclosure about any new enhancement provider is also required.					X
	6.04	Failure to Make a Required Distribution		X
	6.05	Securities Act Updating Disclosure
If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
X
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.					X
	7.01	Regulation FD Disclosure					X
	8.01	Other Events
		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.					X
	9.01	Financial Statements and Exhibits
10-K
	9B	Other Information
Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported
	15	Exhibits and Financial Statement Schedules
		Item 1112(b) - Significant Obligor Financial Information					X
Item 1114(b)(2) - Credit Enhancement Provider Financial Information
		Determining applicable disclosure threshold					X
		Requesting required financial information or effecting incorporation by reference					X (direction to Securities Administrator to incorporate insurer financials by reference)
Item 1115(b) - Derivative Counterparty Financial Information
Determining current maximum probable exposure
Determining current significance percentage
Requesting required financial information or effecting incorporation by reference
Item 1117 - Legal proceedings pending against the following entities, or their respective property, that is material to Certificateholders, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)						X
		Depositor					X
Trustee
		Issuing entity					X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
		Securities Administrator		X
		Originator of 20% or more of pool assets as of the Cut-off Date					X
		Custodian			X
Item 1119 - Affiliations and relationships between the following entities, or their respective affiliates, that are material to Certificateholders:
		Sponsor (Seller)						X
		Depositor					X
		Trustee				X
		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers	X
		Securities Administrator		X
		Originator					X
		Custodian			X
		Credit Enhancer/Support Provider					X
		Significant Obligor					X
		Item 1122 - Assessment of Compliance with Servicing Criteria	X	X	X
		Item 1123 - Servicer Compliance Statement	X

EXHIBIT H-1

FORM CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

Re:	Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1

I, [_____], certify that:

l. I have reviewed this annual report on Form 10-K, and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of Citigroup Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1 (the “Exchange Act periodic reports”);

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and upon the annual compliance statement required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, each of the Servicers has fulfilled each of its obligations under the servicing agreement; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: National City Bank, Wilmington Trust Company, U.S. Bank National Association, Ambac Assurance Corporation and Citibank, N.A..

Date: [__], 2006

CITIGROUP MORTGAGE LOAN TRUST, INC.

By:
Name:
Title:
Date:

EXHIBIT H-2

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE TO BE PROVIDED TO DEPOSITOR BY THE SECURITIES ADMINISTRATOR

Re:	Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1

The Securities Administrator of the Trust, hereby certifies to Citigroup Mortgage Loan Trust Inc. (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. The Securities Administrator has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 10-D required to be filed in respect of the period covered by such Form 10-K of the Depositor relating to the above-referenced trust (the “Exchange Act periodic reports”);

2. Based on the Securities Administrator’s knowledge, the information in the distribution reports prepared by the Securities Administrator, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3. The information provided by the Securities Administrator pursuant to Sections 6.16 and 7.04 of the Indenture (solely with respect to information about or calculated by the Securities Administrator) does not contain any untrue statement of material fact.

4. Based on the Securities Administrator’s knowledge, the distribution information required to be provided by the Securities Administrator under the Indenture is included in the Exchange Act periodic reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Indenture, dated as of May 23, 2006 (the “Indenture”), among Citigroup HELOC Trust 2006-NCB1, a Delaware statutory trust, as Issuer, U.S. Bank National Association, as Indenture Trustee and Citibank, N.A., as Securities Administrator and Authenticating Agent.

CITIBANK, N.A., as Securities Administrator

By:
Name:
Title:
Date:

EXHIBIT I

COPY OF POLICY

FINANCIAL GUARANTY INSURANCE POLICY ENDORSEMENT

Attached to and forming part of Financial Guaranty Insurance Policy No. AB0995BE issued to:	Effective Date of Endorsement: May 23, 2006

U.S. Bank National Association,
as Indenture Trustee for the Holders of
Citigroup HELOC Trust 2006-NCB1
 Class A Notes, Series 2006-NCB1 and the
Holders of the Citigroup HELOC Trust 2006-
NCB1 Class N Certificates, Series 2006-NCB1

For all purposes of the Policy, the following terms shall have the following meanings:

“Agreements” shall mean, for purposes of the Policy, the Indenture, the Servicing Agreement and the Trust Agreement.

“Available Funds” shall have the meaning assigned to such term in the Indenture.

“Business Day” shall have the meaning assigned to such term in the Indenture.

“Class A Notes” shall mean the Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1, Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3, substantially in the form set forth in Exhibit A-1 to the Indenture.

“Class N Certificates” shall mean the Citigroup HELOC Trust 2006-NCB1 Certificates, Series 2006-NCB1, Class N, substantially in the form set forth in Exhibit A to the Trust Agreement.

“Deficiency Amount” means with respect to the Insured Securities and any Payment Date, an amount, if any, equal to the sum of (i) the aggregate amount by which the Monthly Interest Payable Amount payable to the Insured Securities for such Payment Date exceeds the Interest Remittance Amount available on such Payment Date to pay the Insured Securities; (ii) with respect to any Payment Date that is not the Final Insured Payment Date, the aggregate amount, if any, by which the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class N Certificates following the distribution of Available Funds and allocation of Realized Losses on that Payment Date exceeds the aggregate Principal Balance of the Mortgage Loans; and (iii) on the Final Insured Payment Date, the Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class N Certificates (after giving effect to all distributions, other than proceeds of the Policy, to be made thereon on such Payment Date). Notwithstanding anything to the contrary contained herein, the aggregate Deficiency Amount in respect of principal described above which may be paid under the Policy shall not exceed the Maximum Insured Amount.

“Due for Payment” shall mean, (i) with respect to an Insured Amount, the Payment Date on which Insured Amounts are due and payable pursuant to the terms of the Indenture and (ii) with respect to a Preference Amount, the Business Day on which the documentation required by the Insurer has been received by the Insurer.

“Final Insured Payment Date” shall mean the earlier of (A) the Payment Date occurring in May 2036 and (B) the Payment Date on which an optional redemption to which the Insurer has consented occurs as described in Section 8.07 of the Indenture.

“First Payment Date” shall mean the Payment Date occurring in June 2006.

“Holder” shall mean the registered owner or beneficial owner of an Insured Security, but shall not include the Depositor, the Indenture Trustee, the Securities Administrator, the Seller, the Servicer, or any of their respective Affiliates (but not excluding Citigroup Global Markets Inc. or NatCity Investments, Inc., in either case as the owner of any of the Class A Notes, or National City Bank, as the owner of the Class N Certificates).

“Indenture” shall mean the Indenture between the Issuing Entity, Citibank, N.A., as securities administrator and authenticating agent and the Indenture Trustee, dated May 23, 2006, as such agreement may be amended, modified or supplemented from time to time.

“Indenture Trustee” shall mean U.S. Bank National Association or any successor-in-interest, in its capacity as Indenture Trustee under the Indenture, or if any successor trustee shall be appointed as provided therein, then “Indenture Trustee” shall also mean such successor trustee, subject to the provisions thereof.

“Insurance Agreement” shall mean the Insurance and Indemnity Agreement, dated as of May 23, 2006, among Citigroup Mortgage Loan Trust Inc., as Depositor, Citigroup Global Markets Realty Corp., as Sponsor and Seller, National City Bank, as Originator and Servicer, National City Mortgage Company, the Indenture Trustee, the Insurer and the Issuing Entity, as such agreement may be amended, modified or supplemented from time to time.

“Insured Amounts” shall mean, with respect to any Payment Date and the Insured Securities, the Deficiency Amount for such Payment Date.

“Insured Payments” shall mean, with respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Indenture Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

“Insured Securities” shall mean the Class A Notes and the Class N Certificates.

“Insurer” shall mean Ambac Assurance Corporation, or any successor thereto, as issuer of the Policy.

“Issuing Entity” shall mean Citigroup HELOC Trust 2006-NCB1.

“Late Payment Rate” shall mean for any Payment Date, the lesser of (i) the greater of (a) the rate of interest, as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.) plus 2% and (b) the then applicable highest rate of interest on the Insured Securities and (ii) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

“Maximum Insured Amount” shall mean the sum of the following amounts: (i) in respect of principal relating to the Class A Notes, $1,022,287,000 and (ii) in respect of principal relating to the Class N Certificates, $200,000,000.

“Nonpayment” shall mean, with respect to any Payment Date, an Insured Amount is Due for Payment but has not been paid pursuant to the Indenture.

“Notice” shall mean the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Policy, the original of which is subsequently delivered by registered or certified mail, executed by the Indenture Trustee and the Securities Administrator and delivered by the Indenture Trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable Payment Date.

“Payment Date” shall mean the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning with the First Payment Date.

“Policy” shall mean Financial Guaranty Insurance Policy No. AB0995BE together with each and every endorsement thereto.

“Preference Amount” shall mean any payment of principal or interest previously distributed to a Holder on an Insured Obligation, which would have been covered under the Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, non-appealable order of a court of competent jurisdiction.

“Premium” shall mean the amount payable to the Insurer on each Payment Date calculated at the Premium Percentage.

“Premium Percentage” shall have the meaning set forth in the Insurance Agreement.

“Reimbursement Amount” shall mean, as to any Payment Date, the sum of (x) (i) all Insured Payments paid by the Insurer, but for which the Insurer has not been reimbursed prior to such Payment Date pursuant to Section 8.09(a) of the Indenture, plus (ii) interest accrued on such Insured Payments not previously repaid, calculated at the Late Payment Rate from the date the Indenture Trustee received the related Insured Payments, and (y) without duplication (i) any amounts then due and owing to the Insurer under the Insurance Agreement, as certified to the Indenture Trustee by the Insurer plus (ii) interest on such amounts at the Late Payment Rate.

“Relief Act Shortfalls” shall mean interest shortfalls resulting from the application of the Servicemembers Civil Relief Act, as amended, or any similar state law.

“Servicing Agreement” shall mean the Servicing Agreement, dated as of March 1, 2006, by and between Citigroup Global Markets Realty Corp., as initial purchaser, and National City Bank, as seller, as amended pursuant to the Assignment, Assumption and Recognition Agreements, substantially in the form attached as Exhibit C to the Servicing Agreement, whereby the Servicing Agreement was assigned to the Indenture Trustee for the benefit of the Holders.

“Trust Agreement” shall mean the Amended and Restated Trust Agreement, dated as of May 23, 2006, among the Owner Trustee, the Depositor and the Securities Administrator.

Capitalized terms used herein as defined terms and not otherwise defined herein shall have the meaning assigned to them in the Insurance Agreement and the Agreements, without regard to any amendment or modification thereof, unless such amendment or modification has been approved in writing by the Insurer.

Notwithstanding any other provision of the Policy, the Insurer will pay any Insured Amount payable hereunder no later than 12:00 noon, New York City time, on the later of (i) the Payment Date on which the related Insured Amount is Due for Payment and (ii) the second Business Day following receipt in New York, New York on a Business Day by the Insurer of a Notice at the address and in the manner provided in Section 6.02 of the Insurance Agreement; provided that, if such Notice is received after 12:00 noon, New York City time, on such Business Day, it shall be deemed to be received on the following Business Day. If any such Notice is not in proper form or is otherwise insufficient for the purpose of making a claim under the Policy, it shall be deemed not to have been received for purposes of this paragraph, and the Insurer shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended or corrected Notice.

The Insurer will pay any Preference Amount when due to be paid pursuant to the Order (as defined below), but in any event no earlier than the third Business Day following receipt by the Insurer of (i) a certified copy of a final, non-appealable order of a court or other body exercising jurisdiction in such insolvency proceeding to the effect that the Indenture Trustee, or Holder, as applicable, is required to return such Preference Amount paid during the term of the Policy because such payments were avoided as a preferential transfer or otherwise rescinded or required to be restored by the Indenture Trustee or Holder (the “Order”), (ii) an opinion of counsel satisfactory to the Insurer stating that the Order has been entered and is final and is not subject to any stay, (iii) an assignment, in form and substance satisfactory to the Insurer, duly executed and delivered by the Indenture Trustee and Holder, irrevocably assigning to the Insurer all rights and claims of the Indenture Trustee and Holder relating to or arising under the Indenture against the estate of the Indenture Trustee or otherwise with respect to such Preference Amount, (iv) appropriate instruments in form satisfactory to the Insurer to effect the appointment of the Insurer as agent for the Indenture Trustee and Holder in any legal proceeding relating to such Preference Amount and (v) a Notice (in the form attached hereto as Exhibit A) appropriately completed and executed by the Indenture Trustee; provided, that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day; provided, further, that the Insurer shall not be obligated to make any payment in respect of any Preference Amount representing a payment of principal on the Insured Securities prior to the time the Insurer would have been required to make a payment in respect of such principal pursuant to the first paragraph of the face of the Policy; provided, further, that any Preference Amount that constitutes interest will be limited to the amount of interest on the outstanding principal amount of the Insured Securities (calculated at the related Note Rate for the Class A Notes and the related Pass-Through Rate for the Class N Certificates, as applicable) accrued as of the last day of the applicable interest accrual period and will not, in any event, include interest on the Insured Securities accrued after such date or any interest on such interest amount. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, and not to the Holder or the Indenture Trustee directly, unless the Holder or the Indenture Trustee has made a payment of the Preference Amount to the court or such receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case the Insurer will pay the Securities Administrator, on behalf of the Indenture Trustee, subject to the delivery of (a) the items referred to in clauses (i), (ii), (iii), (iv) and (v) above to the Insurer and (b) evidence satisfactory to the Insurer that payment has been made to such court or receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order.

The Insurer shall be subrogated to the rights of each Holder to the extent of any payment by the Insurer under the Policy.

The Insurer hereby agrees that if it shall be subrogated to the rights of Holders by virtue of any payment under the Policy, no recovery of such payment will occur unless the full amount of the Holders’ allocable distributions for such Payment Date can be made. In so doing, the Insurer does not waive its rights to seek full payment of all Reimbursement Amounts owed to it under the Insurance Agreement and Agreements.

The Policy does not cover Net WAC Rate Carryover Amounts, Relief Act Shortfalls, default interest or interest shortfalls due to the partial or full prepayment of the Mortgage Loans, nor does the Policy guarantee to the Holders of the Insured Securities any particular rate of principal payment. In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Issuing Entity, the Indenture Trustee or any Holder for withholding taxes, if any, (including interest and penalties in respect of any liability for withholding taxes) or any risk other than Nonpayment, including the failure of the Securities Administrator, on behalf of the Indenture Trustee, to apply, disburse, transfer direct or make any payment required under the Indenture to the Holders or to any other party.

The terms and provisions of the Indenture constitute the instrument of assignment referred to in the second paragraph of the face of the Policy.

A premium will be payable on the Policy on each Payment Date as provided in Section 8.09(a)(I) of the Indenture, beginning with the First Payment Date, in an amount equal to the Premium. The premium on the policy is not refundable for any reason, including the lack of any payment under the policy or any other circumstances relating to the Insured Securities, or provision for the Insured Securities being paid prior to maturity other than in connection with any optional redemption as described herein.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAWS.

The Policy to which this endorsement is attached and of which it forms a part is hereby amended to provide that there shall be no acceleration payment due under the Policy unless such acceleration is at the sole option of the Insurer.

Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Policy other than as above stated.

To the extent the provisions of this endorsement conflict with the provisions in the above-mentioned Policy, the provisions of this endorsement shall govern.

The Policy and the obligations of the Insurer thereunder will terminate without any action on the part of the Insurer or any other person on the date that is one year and one day following the earlier to occur of (i) the date on which all amounts required to be paid on the Insured Securities have been paid in full and (ii) the Final Insured Payment Date. Upon termination of the Policy, the Indenture Trustee shall deliver the original of the Policy to the Insurer.

No person other than the Indenture Trustee shall be entitled to present the Notice.

The Insurer’s obligation to make payment hereunder with respect to a particular Insured Amount or Preference Amount shall be discharged to the extent funds equal to the applicable Insured Amount or Preference Amount are received by the Securities Administrator on behalf of the Indenture Trustee on behalf of the Holders, whether or not such funds are properly applied by the Securities Administrator on behalf of the Indenture Trustee.

No waiver of any rights or powers of the Insurer, the Holders, the Securities Administrator or the Indenture Trustee or consent by any of them shall be valid unless signed by an authorized officer or agent thereof.

The Policy is issued under and pursuant to, and shall be construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, Ambac Assurance Corporation has caused this endorsement to the Policy to be signed by its duly authorized officers

Assistant Secretary	Jeff Nabi Managing Director

EXHIBIT A
TO THE FINANCIAL GUARANTY INSURANCE POLICY
Policy No. [______]

NOTICE OF NONPAYMENT AND DEMAND
FOR PAYMENT OF INSURED AMOUNTS

Date: [                   ]

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

Reference is made to Financial Guaranty Insurance Policy No. [_____] (the “Policy”) issued by Ambac Assurance Corporation (“Ambac”). Terms capitalized herein and not otherwise defined shall have the meanings specified in the Policy and the Indenture, dated as of [____], 2006, between Citigroup HELOC Trust 2006-NCB1, as Issuing Entity, Citibank, N.A., as securities administrator and authenticating agent and U.S. Bank National Association, as Indenture Trustee, as the case may be, unless the context otherwise requires.

The Indenture Trustee hereby certifies as follows:

1.	The Indenture Trustee is the Indenture Trustee under the Indenture for the Holders.

2.	The relevant Payment Date is [date].

3.	Payment on the Insured Securities in respect of the Payment Date is due to be received on _________________________ under the Indenture in an amount equal to $_________.

4.	There is an [Insured Amount] [Preference Amount] of $______________ in respect of the Insured Securities, which amount is Due for Payment pursuant to the terms of the Indenture.

5.	The Indenture Trustee has not heretofore made a demand for the Insured Amount in respect of the Payment Date.

6.
The Indenture Trustee hereby requests the payment of the [Insured Amount] [Preference Amount] that is Due For Payment be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy to: ______________________________ (Securities Administrator’s account number)..

7.
The Securities Administrator hereby agrees that, following receipt of the [Insured Amount] [Preference Amount] from the Insurer, it shall (a) hold such amounts in trust and apply the same directly to the distribution of payment on the Insured Securities when due; (b) not apply such funds for any other purpose; (c) deposit such funds to the Policy Payment Account and not commingle such funds with other funds held by Securities Administrator and (d) maintain an accurate record of such payments with respect to each Insured Security and the corresponding claim on the Policy and proceeds thereof.

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION, OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SHALL ALSO BE SUBJECT TO A CIVIL PENALTY NOT TO EXCEED FIVE THOUSAND DOLLARS AND THE STATED VALUE OF THE CLAIM FOR EACH SUCH VIOLATION.

By:

Indenture Trustee

Title:

(Officer)

By:

Securities Administrator

Title:

(Officer)

EXHIBIT J

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Securities Administrator shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

[NAME OF SECURITIES ADMINISTRATOR]

Date: _________________________

By:
Name:  ________________________________
Title:  ________________________________

APPENDIX A

DEFINITIONS

Accepted Servicing Practices: With respect to any HELOC, those loan servicing practices (including collection procedures) which, as of any particular date, follow the policies and procedures that Servicer applies to substantially similar HELOCs serviced for Servicer’s own account and for the accounts of Servicer’s Affiliates and which, in the Servicer’s opinion, follow the loan servicing practices of prudent lending institutions which service HELOCs of the same type as such HELOC in the jurisdiction where the related Mortgaged Property is located which shall be in compliance with all applicable laws and regulations and the terms of the HELOC Documents.

Accrual Period: With respect to the Notes and the Class N Certificates and each Payment Date, the period commencing on the preceding Payment Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Payment Date. With respect to the Class C Certificates and each Payment Date, the calendar month prior to the month of such Payment Date.

Additional Balance: With respect to the HELOCs and any date of determination, the aggregate amount of all Draws made following the Cut-off Date.

Additional Balance Advance Amount: As to any Payment Date, the sum of the following for each Collection Period during the Managed Amortization Period: the aggregate principal amount of all Additional Balances in respect of the HELOCs created during such Collection Period over the Basic Principal Payment Amount in respect of the HELOCs for the immediately following Payment Date.

Adjustment Date: With respect to each HELOC, the date set forth in the related Credit Line Agreement on which the Mortgage Interest Rate on such HELOC is adjusted in accordance with the terms of the related Credit Line Agreement.

Administration Agreement: The Administration Agreement, dated as of May 23, 2006 among the Issuer, the Securities Administrator and the Depositor.

Adjustment Date: As to each HELOC, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such HELOC becomes effective.

Adverse REMIC Event: As defined in Section 11.04(f) of the Indenture.

Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

Aggregate Class N Covered Note Insurer Principal Reimbursement Amount: For any Payment Date is an amount equal to the sum of:

(I) the aggregate, for the current Payment Date and for each prior Payment Date, of the following amount calculated for each such Payment Date: the excess, if any, of (A) the amount of Class N Net Monthly Excess Cashflow that would have existed for such Payment Date if calculated without regard to any amount paid or reimbursed to the note insurer for reimbursement of claims in respect of principal paid under the policy, exclusive of any interest thereon owing to the note insurer, pursuant to clause II(C)(i) of Section 8.09 of the Indenture over (B) the amount of Class N Net Monthly Excess Cashflow that actually existed for such Payment Date, and

(II) the cumulative aggregate of all amounts described in clause (I)(A)(z) of the definition of Usable Class N Net Monthly Excess Cashflow paid from Usable Class N Net Monthly Excess Cashflow on all prior Payment Dates.

Aggregate Outstanding Balance: As of any date of determination, the aggregate outstanding principal balance of the Notes and Class N Certificates.

Allocated Realized Loss Amount: With respect to any Payment Date and the Class M Notes, the sum of (i) any Realized Losses allocated to such Class of Notes or Certificates on the immediately preceding Payment Date pursuant to Section 8.10 of the Indenture and (ii) the amount of any Allocated Realized Loss Amounts remaining unpaid from such previous Payment Date and (iii) reduced by the amount of any Subsequent Recoveries added to the Note Balance of the Class M Notes.

Amortization Period: With respect to any HELOC, the period of time subsequent to the Draw Period during which the borrower is obligated to make Minimum Monthly Payments equal to interest accrued on the Unallocated Principal Balance plus an amount sufficient to amortize the unpaid Unallocated Principal Balance of the HELOC over its remaining term as provided in the related Credit Line Agreement.

Appraised Value: The value set forth in an appraisal or AVM made in connection with the origination of the related HELOC as the value of the related Mortgaged Property.

Assessment of Compliance: With respect to the Securities Administrator, as defined in Section 6.17 of the Indenture.

Attestation Report: With respect to the Securities Administrator, as defined in Section 6.17 of the Indenture.

Assignment of Mortgage: With respect to each HELOC, an individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser.

Authenticating Agent: Citibank, N.A. in its capacity as Authenticating Agent, or any successor to Citibank, N.A. in such capacity.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee, or the Depositor who is authorized to act on behalf of the Issuer or for the Owner Trustee or the Depositor in matters relating to the Issuer, and in the case of the Owner Trustee, is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee and Securities Administrator on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

Available Funds: With respect to any Payment Date, (A) the sum of the following amounts with respect to the HELOCs: (i) the aggregate amount of Monthly Payments on the HELOCs received by the Servicer during the related Collection Period and (ii) unscheduled collections in respect of the HELOCs received by the Servicer during the related Collection Period, including Principal Prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries, proceeds from repurchases of and substitutions for HELOCs occurring during the related Collection Period and proceeds of any Optional Redemption effected by the Servicer as described in the Indenture, minus (B) (x) in the case of each Collection Period during the Managed Amortization Period, that portion of the Principal Remittance Amount collected and used by the trust to acquire Additional Balances on the HELOCs or (y) in the case of each Collection Period after the Managed Amortization Period, any RAP Draw Repayment Amount payable to the Servicer or an Affiliate, and minus (C) the Servicing Fees for the related Collection Period retained by the Servicer.

Bankruptcy Code: The United States Bankruptcy Code, as amended, as codified in 11 U.S.C. §§ 101-1330.

Bankruptcy Loss: With respect to any HELOC, any Deficient Valuation or Debt Service Reduction related to such HELOC as reported by the Servicer.

Base Rate: For any Payment Date and the Class A Notes, the Class M Notes and the Class N Certificates and an Accrual Period, the sum of (i) One-Month LIBOR as of the related Interest Determination Date calculated as described in the Indenture plus (ii) the related Note Margin for such Payment Date.

Basic Principal Payment Amount: With respect to any Payment Date, an amount equal to sum of the Group 1 Basic Principal Payment Amount and the Group 2 Basic Principal Payment Amount for such payment date.

Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, the Servicing Agreement, the Administration Agreement, the HELOC Purchase Agreement, the Custodial Agreement and the other documents and certificates delivered in connection with any of the above.

Beneficial Owner: With respect to any Note or Certificate, the Person who is the beneficial owner of such Note or Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository).

Book-Entry Notes: Beneficial interests in the Notes ownership and transfers of which shall be made through book entries by the Depository as described in Section 4.06 of the Indenture.

Billing Cycle: With respect to any HELOC and Due Date, the billing cycle specified in the related Credit Line Agreement.

Business Day: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New York, the State of Ohio, the State of California, the State of Maryland, the State of Minnesota or in the city in which the Corporate Trust Office of the Trustee or the Corporate Trust Office of the Securities Administrator is located are authorized or obligated by law or executive order to be closed.

Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Paying Agent: The Securities Administrator, in its capacity as certificate paying agent under the Trust Agreement, or any successor to the Securities Administrator in such capacity.

Certificate Distribution Account: The account or accounts created and maintained pursuant to Section 3.10 of the Trust Agreement. The Certificate Distribution Account shall be an Eligible Account.

Certificateholder: The registered holder of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Indenture Trustee actually knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Certificates are registered to an Affiliate of the Depositor.

Certificate Percentage Interest: With respect to a Certificate and any date of determination, the percentage interest as stated on the face of such Certificate, which percentage shall as provided in Section 3.02 of the Trust Agreement at all times equal 100%.

Certificate Principal Balance: With respect to the Class N Certificates and any Payment Date, the Additional Balance Advance Amount for such Payment Date reduced by the sum of all amounts actually distributed in respect of principal of such Class on all previous Payment Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Note Balance of the Notes then outstanding.

Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of the Certificate and of transfers and exchanges of the Certificate.

Certificate Registrar: Initially, the Securities Administrator, in its capacity as Certificate Registrar, or any successor to the Securities Administrator in such capacity pursuant to the Trust Agreement.

Certificates: The Class C Certificates, Class N Certificates and Class R Certificates, collectively.

Class: All Notes and Certificates bearing the same class designation.

Class C Certificates: The Class C Certificates, substantially in the form attached as Exhibit A to the Trust Agreement.

Class N Certificates: The Class N Certificates, substantially in the form attached as Exhibit A to the Trust Agreement.

Class N Net Monthly Excess Cashflow: With respect to any Payment Date, an amount equal to the excess, if any, of (1) the amount equal to the excess, if any, of the Net WAC Rate for the Class N Certificates for such Payment Date over the Pass-Through Rate for the Class N Certificates on such Payment Date accrued for the related Accrual Period on the Certificate Principal Balance of the Class N Certificates immediately prior to such Payment Date over (2) an amount equal to the excess, if any, of

(A) an amount equal to the weighted average of the Expense Adjusted Net Loan Rates of the HELOCs as of the first day of the related Collection Period accrued for 30 days on the Pool Balance as of the first day of the related Collection Period over

(B) the excess, if any, of (x) the Interest Remittance Amount for such Payment Date over (y) any amounts owing to the Insurer on such Payment Date for reimbursement of claims paid under the Policy, or otherwise owing to the Insurer under the Insurance Agreement, in each case with interest thereon.

Class R Certificates: The Class R Certificates, substantially in the form attached as Exhibit A to the Trust Agreement.

Class A Notes: The Class 1A-1, Class 2A-1, Class 2A-2 and Class 2A-3 Notes, each substantially in the form attached as Exhibit A-1 to the Indenture.

Class 2A Notes: The Class 2A-1, Class 2A-2 and Class 2A-3 Notes, collectively.

Class M Notes: The Class M Notes, substantially in the form attached as Exhibit A-2 to the Indenture.

Closing Date: May 23, 2006.

Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Collateral: The meaning specified in the Granting Clause of the Indenture.

Custodial Account: The trust account or accounts created and maintained pursuant to Section 11.04 of the Servicing Agreement. The Custodial Account shall be an Eligible Account.

Collection Period: With respect to any Payment Date and HELOC, the calendar month immediately preceding such Payment Date.

Combined Loan-to-Value Ratio or CLTV: With respect to any second lien HELOC, the sum of the Credit Limit of such HELOC and the outstanding principal balance of any related First Lien, divided by the lesser of the Appraised Value of the Mortgaged Property as of the origination date or the purchase price of the Mortgaged Property.

Commission: The Securities and Exchange Commission.

Corporate Trust Office: With respect to the Indenture Trustee, the principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Basic Documents is located at U.S. Bank Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is located at Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801, Attention: Citigroup HELOC Trust 2006-NCB1. With respect to the Securities Administrator and the Authenticating Agent, the principal corporate trust office of the Securities Administrator and Authenticating Agent, which office at the date of the execution of the Basic Documents is located at Citibank, N.A., as Securities Administrator or as Authenticating Agent, as the case may be, 388 Greenwich Street, 14th Floor, New York, New York 10013, or at such other address as Securities Administrator and the Authenticating Agent may designate from time to time by notice to the Noteholders, the Certificateholder, the Depositor, the Issuer, the Servicer and the Indenture Trustee.

Corresponding Note: With respect to each REMIC 1 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC 1 Regular Interest	Regular Note
LT1A1	Class 1A-1
LT2A1	Class 2A-1
LT2A2	Class 2A-2
LT2A3	Class 2A-3
LTM	Class M

Converted HELOC: Each Convertible HELOC, the Loan Rate with respect to all or a portion of which, has been converted at the election of the Mortgagor from an adjustable Loan Rate to a fixed Loan Rate.

Convertible HELOC: A HELOC that by its terms and subject to certain conditions contained in the related Mortgage or Credit Line Agreement allows the Mortgagor to convert the adjustable Loan Rate on such HELOC to a fixed Loan Rate.

Credit Limit: With respect to any HELOC, the maximum dollar amount of Draws permitted under the terms of the related Credit Line Agreement.

Credit Limit Utilization Rate As to any HELOC, the percentage equivalent of a fraction the numerator of which is the Principal Balance of such HELOC as of the Cut-Off Date and the denominator of which is the related Credit Limit.

Credit Line Agreement: With respect to any HELOC, the related home equity line of credit agreement or promissory note executed by the related Mortgagor and any amendment or modification thereof.

Credit Score: The credit score for each HELOC shall be the credit scores as provided in Originator’s Underwriting Standards obtained at origination or such other time by the Seller. When there is more than one applicant, the lowest of the applicants’ Credit Scores will be used. There is only one (1) score for any loan regardless of the number of borrowers and/or applicants. The minimum Credit Score for each HELOC will be in accordance with the Seller’s Underwriting Standards.

Custodial Agreement: The mortgage document custodial agreement, dated as of May 23, 2006, among the Depositor, the Indenture Trustee and the Custodian, relating to the Citigroup HELOC Trust 2006-NCB1 Notes, Series 2006-NCB1.

Custodian: National City Bank, and its successors and assigns.

Cut-off Date: With respect to the HELOCs, May 1, 2006.

Cut-off Date Balance: $1,038,910,845.

Debt Service Reduction: Any reduction of the Scheduled Payments which a Mortgagor is obligated to pay with respect to a HELOC as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

Default: Any occurrence which is or, with notice or the lapse of time or both, would become an Event of Default.

Deficiency Amount means, with respect to the Insured Securities and any Payment Date, an amount, if any, equal to the sum of:

(i) the aggregate amount by which the Monthly Interest Payable Amount and any Unpaid Interest Shortfall Amount payable to the Class A Notes and Class N Certificates for such Payment Date exceeds the Interest Remittance Amount available on such Payment Date to pay the Class A Notes and Class N Certificates;

(ii) with respect to any Payment Date that is not the Final Insured Payment Date, the aggregate amount, if any, by which the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class N Certificates for such Payment Date exceeds the aggregate Principal Balance of the Mortgage Loans (after giving effect to all distributions, other than proceeds of the Policy, to be made thereon on such Payment Date); and

(iii) on the Final Insured Payment Date, the Note Principal Balance of Class A Notes and the Certificate Principal Balance of the Class N Certificates (after giving effect to all distributions, other than proceeds of the Policy, to be made thereon on such Payment Date).

Deficient Valuation: With respect to any HELOC, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the HELOC, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

Definitive Notes: The meaning specified in Section 4.08 of the Indenture.

Deleted HELOC: A HELOC replaced or to be replaced with a Substitute HELOC.

Delinquent: A HELOC is “delinquent” if any payment due thereon is not made by the close of business on the day such payment is scheduled to be due. A HELOC is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Depositor: Citigroup Mortgage Loan Trust, Inc., a Delaware corporation, or its successor in interest.

Depository: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Designated Depository Institution: A depository institution (commercial bank, federal savings bank, mutual savings bank or savings and loan association) or trust company (which may include the Indenture Trustee), the deposits of which are fully insured by the FDIC to the extent provided by law.

Directly Operate: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust, other than through an Independent Contractor; provided, however, that the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) shall not be considered to Directly Operate an REO Property solely because the Indenture Trustee (or the Servicer on behalf of the Indenture Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

Draw: With respect to any HELOC, a borrowing by the Mortgagor as permitted under the related Credit Line Agreement.

Draw Period: With respect to each HELOC, the period commencing after the date of origination of such HELOC, during which the related Mortgagor is permitted to make Draws. A Draw Period shall be ten (10) years; provided that, with respect to any HELOC which is secured by a Mortgaged Property which is located in the State of Connecticut shall be 9 years and 10 months.

Due Date: With respect to each Distribution Date, the day of the calendar month on which the Minimum Monthly Payment is due on a HELOC, exclusive of any days of grace.

DTC Letter of Representations: As defined in the preamble to the Administration Agreement.

Eligible Account: An account that is any of the following: (i) maintained with a depository institution the short-term debt obligations of which have been rated by each Rating Agency in its highest rating category available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Indenture Trustee and each Rating Agency) the Indenture Trustee have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of a Trust Account, a trust account or accounts maintained in the corporate trust division of the Securities Administrator, or (iv) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Payment Account will not reduce the rating assigned to any of the Notes by such Rating Agency as of the Closing Date by such Rating Agency).

Equity: With respect to any second lien HELOC, the Appraised Value, less the unpaid principal balance of the related First Lien.

Equity Loan-to-Value: With respect to any second lien HELOC, the original principal balance of such HELOC, divided by the Equity.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Payments: All collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of ground rents, taxes, assessments, fire and hazard insurance premiums, primary mortgage insurance policy premiums, water charges, sewer rents and comparable items for the account of the Mortgagors.

Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)  the failure by the Issuer to pay, by the Final Stated Maturity Date, all interest accrued on the Notes and the Note Balance of the Notes; or

(ii)  there occurs a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, the Insurer or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Aggregate Outstanding Balance, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

(iii)  any representation or warranty made by the Issuer in the Indenture or in any offered note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the issuer by the Indenture Trustee, the Insurer (so long as any Insured Securities are outstanding or any amounts are due and owing to the Insurer and an Insurer Default has not occurred and in continuing) or by the holders of at least 25% of the aggregate Note Principal Balance of the Notes and Certificate Principal Balance of the Certificates, as applicable;

(iv)  there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(v)  there occurs the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

Event of Servicer Termination: The occurrence of an event, as defined in the Servicing Agreement permitting termination or removal of the Servicer thereunder as servicer of the related HELOCs.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Expense Adjusted Net Loan Rate: For any HELOC and any Accrual Period, a per annum rate equal to the applicable Loan Rate for such HELOC as of the first day of the month preceding the month in which the related Payment Date occurs minus the Servicing Fee Rate.

Expense Adjusted Maximum Net Loan Rate: For any HELOC and any Accrual Period, a per annum rate equal to the applicable Maximum Loan Rate for such HELOC as of the first day of the month preceding the month in which the related Payment Date occurs minus the Servicing Fee Rate.

Expenses: The meaning specified in Section 7.02 of the Trust Agreement.

Extraordinary Trust Expenses: With respect to any Payment Date, amounts payable or reimbursable to the Indenture Trustee, any Custodian, the Securities Administrator, the Owner Trustee, the Servicer or the Depositor, pursuant to Section 8.09 (a) (I) of the Indenture.

Extra Principal Payment Amount: With respect to any Payment Date, the lesser of (x) the General Net Monthly Excess Cashflow and Usable Class N Net Monthly Excess Cashflow for such Payment Date and (y) the sum of (A) the Overcollateralization Deficiency Amount for such Payment Date and (B) any amount owing to the Insurer for reimbursement of claims paid under the Policy, or otherwise owing to the Insurer under the Insurance Agreement, in each case with interest thereon at the rate set forth in the Insurance Agreement, to the extent not paid or reimbursed as described in Section 8.09(a)(II)(ii) of the Indenture.

Fannie Mae: Fannie Mae (formerly, the Federal National Mortgage Association), or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

FEMA: The Federal Emergency Management Agency or any successor thereto.

Final Certification: The final certification delivered by the Custodian pursuant to Section 3(c) of the Custodial Agreement in the form attached thereto as Exhibit A-3.

Final Insured Payment Date: means is the earlier of (A) the Payment Date in May 2036 and (B) the Payment Date on which an Optional Redemption to which the Insurer has consented occurs as described in Section 8.07 of the Indenture.

Final Recovery Determination: With respect to any Defaulted HELOC or any REO Property (other than a HELOC or REO Property purchased by the Seller pursuant to this Agreement), a determination made by the Seller that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered.

First Lien: With respect to any second lien HELOC, the HELOC relating to the corresponding Mortgaged Property having a first priority lien.

Flood Zone Service Contract: A transferable contract maintained for the Mortgaged Property with a nationally recognized flood zone service provider for the purpose of obtaining the current flood zone status relating to such Mortgaged Property.

 Final Stated Maturity Date: The Payment Date in May 2036 whereby the Holders of each Class of Notes shall be entitled to receive a payment of principal in an amount equal to the Note Balance of such Class of Notes and any accrued and unpaid interest thereon.

Freddie Mac: Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation), or any successor thereto.

Formula Rate: For the Class A Notes, Class N Certificates or Class M Notes and any Accrual Period, a per annum rate equal to the lesser of (a) the Base Rate for such Class and such Accrual Period and (b) the related Maximum Cap Rate for such Class for such Accrual Period.

 GAAP: Generally accepted accounting principles as in effect in the United States of America, consistently applied.

General Net Monthly Excess Cashflow: With respect to any Payment Date, an amount equal to the Net Monthly Excess Cashflow for such Payment Date minus the Class N Net Monthly Excess Cashflow for such Payment Date.

Grant: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

Group 1 Allocation Percentage: For any Payment Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group 1 Principal Remittance Amount for such Payment Date, and the denominator of which is (ii) the Principal Remittance Amount for such Payment Date

Group 2 Allocation Percentage: For any Payment Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group 2 Principal Remittance Amount for such Payment Date, and the denominator of which is (ii) the Principal Remittance Amount for such Payment Date

Group 1 Basic Principal Payment Amount: With respect to any Payment Date, an amount equal to the excess of (i) the Group 1 Principal Remittance Amount for such payment date over (ii) the sum of (A) the Group 1 Allocation Percentage of the Overcollateralization Release Amount, if any, for such Payment Date and (B) if the related Collection Period is during the Managed Amortization Period, the Group 1 Allocation Percentage of the Principal Collections on the HELOCs received during the related Collection Period that were used to fund additional Draws on the HELOCs during such Collection Period.

Group 2 Basic Principal Payment Amount: With respect to any Payment Date, an amount equal to the excess of (i) the Group 2 Principal Remittance Amount for such payment date over (ii) the sum of (A) the Group 2 Allocation Percentage of the Overcollateralization Release Amount, if any, for such Payment Date and (B) if the related Collection Period is during the Managed Amortization Period, the Group 2 Allocation Percentage of the Principal Collections on the HELOCs received during the related Collection Period that were used to fund additional Draws on the HELOCs during such Collection Period.

Group 1 Interest Remittance Amount: For any Payment Date, that portion of clause (A) of the definition of Available Funds for such Payment Date attributable to interest received on the Group 1 Loans during the related Collection Period minus the sum of (A) the Insurer Premium payable to the Insurer in respect of the Class 1A-1 Notes and the Group 1 Allocation Percentage of the Insurer Premium payable to the Insurer in respect of the Class N certificates, (B) accrued Servicing Fees related to the Group 1 Loans and retained by the Servicer, (C) in the case of any Payment Date after the Managed Amortization Period, the interest portion of any RAP Draw Repayment Amount for such Payment Date to the extent attributable to the Group 1 Loans and (D) any Extraordinary Trust Expenses (to the extent not in excess of $250,000 minus the amount of such Extraordinary Trust Expenses allocable to the Group 1 Loans) allocable to the Group 1 Loans (or if not attributable to any one group of HELOCs, then the Group 1 Allocation Percentage of such Extraordinary Trust Fund Expense) payable or reimbursable to the Indenture Trustee, any Custodian, the Securities Administrator, the Owner Trustee, the Servicer or the Depositor, to the extent such Extraordinary Trust Expenses exceed the Group 1 Basic Principal Payment Amount (assuming for this purpose only that the Group 1 Basic Principal Payment Amount is calculated without regard to any extraordinary trust expenses).

Group 2 Interest Remittance Amount: For any Payment Date, that portion of clause (A) of the definition of Available Funds for such Payment Date attributable to interest received on the Group 2 Loans during the related Collection Period minus the sum of (A) the Insurer Premium payable to the Insurer in respect of the Class 2A Notes and the Group 2 Allocation Percentage of the Insurer Premium payable to the Insurer in respect of the Class N certificates, (B) accrued Servicing Fees related to the Group 2 Loans and retained by the Servicer, (C) in the case of any Payment Date after the Managed Amortization Period, the interest portion of any RAP Draw Repayment Amount for such Payment Date to the extent attributable to the Group 2 Loans and (D) any Extraordinary Trust Expenses (to the extent not in excess of an annual limit as described herein) allocable to the Group 2 Loans (or if not attributable to any one group of HELOCs, then the Group 2 Allocation Percentage of such Extraordinary Trust Fund Expense) payable or reimbursable to the Indenture Trustee, any Custodian, the Securities Administrator, the Owner Trustee, the Servicer or the Depositor, to the extent such Extraordinary Trust Expenses exceed the Group 2 Basic Principal Payment Amount (assuming for this purpose only that the Group 2 Basic Principal Payment Amount is calculated without regard to any extraordinary trust expenses).

Group 1 Loans: A HELOC included in the Trust Estate and identified on the Loan Schedule as included loan group 1.

Group 2 Loans: A HELOC included in the Trust Estate and identified on the Loan Schedule as included loan group 2.

Group 1 Parity Amount: With respect to any Payment Date, the lesser of (i) the aggregate amount, if any, by which the sum of the Note Principal Balance of Class 1A-1 Notes and the Group 1 Allocation Percentage of the Certificate Principal Balance of the Class N Certificates, in each case immediately prior to such Payment Date, exceeds the aggregate Principal Balance of the Group 1 Loans at the end of the related Collection Period and (ii) the aggregate amount, if any, by which the sum of the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class N Certificates, in each case immediately prior to such Payment Date, exceeds the aggregate Principal Balance of the HELOCs at the end of the related Collection Period.

Group 2 Parity Amount: With respect to any Payment Date, the lesser of (i) the aggregate amount, if any, by which the sum of the Note Principal Balance of Class 2A Notes and the Group 2 Allocation Percentage of the Certificate Principal Balance of the Class N Certificates, in each case immediately prior to such Payment Date, exceeds the aggregate Principal Balance of the Group 2 Loans at the end of the related Collection Period and (ii) the aggregate amount, if any, by which the sum of the aggregate Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class N Certificates, in each case immediately prior to such Payment Date, exceeds the aggregate Principal Balance of the HELOCs at the end of the related Collection Period.

Group 1 Principal Payment Amount: With respect to any Payment Date is the sum of (i) the Group 1 Basic Principal Payment Amount for such Payment Date and (ii) the Group 1 Allocation Percentage of the Extra Principal Payment Amount for such Payment Date.

Group 2 Principal Payment Amount: With respect to any Payment Date is the sum of (i) the Group 2 Basic Principal Payment Amount for such Payment Date and (ii) the Group 2 Allocation Percentage of the Extra Principal Payment Amount for such Payment Date.

Group 1 Principal Remittance Amount: With respect to any Payment Date, an amount equal to (x) the sum of the following with respect to each Outstanding Group 1 Loan: the product of (1) the sum of (i) the scheduled payment of principal collected on such HELOC by the Servicer during the related Collection Period, (ii) the principal portion of all partial and full Principal Prepayments of such HELOC received by the Servicer during the related Collection Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Collection Period with respect to such HELOC, (iv) that portion of the applicable Loan Repurchase Price representing principal of any HELOC or portion thereof purchased or repurchased by the Seller or the Originator and received during the related Collection Period, (v) the principal portion of any Substitution Amounts received during the related Collection Period, and (2) 1 minus the Servicer Additional Balance Allocation Fraction for such HELOC and such Payment Date; plus

(y) on the payment date on which an Optional Redemption occurs, that portion of the Optional Redemption Price representing principal on the Group 1 Loans; minus

(z) any Extraordinary Trust Expenses (to the extent not in excess of $250,000 minus the amount of such Extraordinary Trust Expenses allocable to the Group 2 Loans) allocable to the Group 1 Loans (or if not attributable to any one group of HELOCs, then the Group 1 Allocation Percentage of such Extraordinary Trust Fund Expense) payable or reimbursable to the Indenture Trustee, any Custodian, the Securities Administrator, the Owner Trustee, the Servicer or the Depositor.

Group 2 Principal Remittance Amount: With respect to any Payment Date, an amount equal to (x) the sum of the following with respect to each Outstanding Group 2 Loan: the product of (1) the sum of (i) the scheduled payment of principal collected on such HELOC by the Servicer during the related Collection Period, (ii) the principal portion of all partial and full Principal Prepayments of such HELOC received by the Servicer during the related Collection Period, (iii) the principal portion of all related Net Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Collection Period with respect to such HELOC, (iv) that portion of the applicable Loan Repurchase Price representing principal of any HELOC or portion thereof purchased or repurchased by the Seller or the Originator and received during the related Collection Period, (v) the principal portion of any Substitution Amounts received during the related Collection Period, and (2) 1 minus the Servicer Additional Balance Allocation Fraction for such HELOC and such Payment Date; plus

(y) on the payment date on which an Optional Redemption occurs, that portion of the Optional Redemption Price representing principal on the Group 2 Loans; minus

(z) any Extraordinary Trust Expenses (to the extent not in excess of $250,000 minus the amount of such Extraordinary Trust Expenses allocable to the Group 1 Loans) allocable to the Group 2 Loans (or if not attributable to any one group of HELOCs, then the Group 2 Allocation Percentage of such Extraordinary Trust Fund Expense) payable or reimbursable to the Indenture Trustee, any Custodian, the Securities Administrator, the Owner Trustee, the Servicer or the Depositor.

Gross Margin: With respect to any HELOC, the fixed percentage amount set forth in the related Credit Line Agreement and the Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Credit Line Agreement to determine the new Loan Rate for such HELOC.

 HELOC: A HELOC transferred and assigned to the Indenture Trustee, as trustee for the benefit of the Noteholders, pursuant to Section 1.05 of the Servicing Agreement, as identified in the Loan Schedule, including any HELOC the property securing which has become an REO Property.

HELOC Purchase Agreement: The HELOC Purchase Agreement, dated May 23, 2006, among National City Bank, as originator, Citigroup Global Markets Realty Corp as seller and Citigroup Mortgage Loan Trust Inc., as purchaser, and all amendments thereof and supplements thereto.

HELOC Purchase Price: As defined in the HELOC Purchase Agreement.

Holder, or Securityholder: The registered holder of any Note or Certificate as recorded on the books of the Securities Administrator or the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note or Certificate registered in the name of the Depositor, the Servicer or the Indenture Trustee or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes and Certificates which a Responsible Officer of the Indenture Trustee actually knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Depositor in determining whether any Notes or the Certificates are registered to an Affiliate of the Depositor.

Holder: Any Certificateholder or any Noteholder, as the context requires.

Indemnified Party: The meaning specified in Section 7.02 of the Trust Agreement.

Indenture: The indenture, dated as of May 23, 2006 Issuer, the Indenture Trustee, the Securities Administrator and the Authenticating Agent, relating to the Citigroup HELOC Trust 2006-NCB1 Mortgage-Backed Notes.

Indenture Trustee: U.S. Bank National Association, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Servicer, the Depositor and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Servicer, the Depositor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Request and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

Independent Contractor: Either (i) any Person (other than the Servicer) that would be an “independent contractor” within the meaning of Section 856(d)(3) of the Code, so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer), if the Securities Administrator has received an Opinion of Counsel for the benefit of the Indenture Trustee and the Securities Administrator, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 856(e) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

Index: The index specified in the related Credit Line Agreement for calculation of the Loan Rate thereof.

Initial Certificate Principal Balance: With respect to the Class N Certificates, $0, and with respect to the Class C Certificates, $6,753,844.53.

Initial Certification: The initial certification delivered by the Custodian pursuant to Section 1(a) of the Custodial Agreement in the form attached thereto as Exhibit One.

Initial Holder: With respect to the Class C Certificates, Citigroup, or any successor in interest. With respect to the Class N Certificates, National City Bank, or any successor in interest. With respect to the Class R Certificates, Citigroup, or any successor in interest.

Initial Note Principal Balance: With respect to the Notes as follows:

Class 1A-1   $237,826,000
Class 2A-1    $548,391,000
Class 2A-2    $106,392,000
Class 2A-3    $129,678,000
Class M            $ 9,870,000

Initial Notional Amount: With respect to the Class C Certificates, $1,038,844.53.

Insurance Agreement: The Insurance and Indemnity Agreement, dated as of May 23, 2006, among the Insurer, the Indenture Trustee, the Securities Administrator, the Servicer, the Originator, the Seller and the Depositor.

Insurance Proceeds: Amounts paid by the insurer under any standard hazard insurance policy, flood insurance policy or title insurance policy covering any HELOC or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse insured expenses.

Insured Amount: With respect to any Payment Date and the Insured Securities, the Deficiency Amount for such Payment Date.

Insured Payments: With respect to any Payment Date, the aggregate amount actually paid by the Insurer to the Securities Administrator in respect of (1) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

Insured Securities: Each of the Class A Notes and the Class N Certificates.

Insurer: Ambac Assurance Corporation

Insurer Default: The existence and continuance of any of the following: (a) a failure by the Insurer to make a payment required under the Policy in accordance with its terms; or (b) the Insurer (i) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) makes a general assignment for the benefit of its creditors, or (iii) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (c) a court of competent jurisdiction, the New York insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

Insurer Premium: The premium payable to the Insurer under the Policy with respect to the Class A Notes and the Class N Certificates.

Insurer Premium Rate: A rate, expressed as a per annum rate, at which the Insurer Premium is payable to the Insurer under the Policy.

Interest Determination Date: With respect to each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Remittance Amount: With respect to any Payment Date, the sum of the Group 1 Interest Remittance Amount and the Group 2 Interest Remittance Amount.

Interim Certification: The interim certification delivered by the Custodian pursuant to Section 3(c) of the Custodial Agreement in the form attached thereto as Exhibit A-2.

Intervening Assignments: The original intervening assignments of the Mortgage, notices of transfer or equivalent instrument

Investment Company Act: The Investment Company Act of 1940, as amended, and any amendments thereto.

IRS: The Internal Revenue Service.

Issuer: Citigroup HELOC Trust 2006-NCB1, a Delaware statutory trust, or its successor in interest.

Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

Late Payment Rate: As defined in the Insurance Agreement.

LIBOR Business Day: A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidated HELOC: With respect to any Payment Date, a defaulted HELOC that has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, indenture trustee’s sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation.

Liquidation Date: With respect to any Liquidated HELOC, the date on which the Servicer has certified that such HELOC has become a Liquidated HELOC.

 Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted HELOC, whether through the sale or assignment of such HELOC, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related Mortgaged Property if such Mortgaged Property is acquired in satisfaction of such HELOC, including any amounts remaining in the related Escrow Account.

Loan Repurchase Price: With respect to any HELOC, a price equal to (i) the Unallocated Principal Balance of such HELOC on the date of repurchase, plus (ii) interest on such Unallocated Principal Balance at the Loan Rate from and including the last Due Date through which interest has been paid by or on behalf of the Mortgagor to the date of repurchase, less amounts received in respect of such repurchased HELOC which are being held in the Custodial Account for distribution in connection with such HELOC, plus (iii) any unreimbursed servicing advances and any unpaid servicing fees allocable to such HELOC, plus (iv) any costs and expenses incurred by the Purchaser, the Servicer, the Securities Administrator, the Indenture Trustee or the Owner Trustee in respect of the breach or defect giving rise to the repurchase obligation including, without limitation, any costs and damages incurred by any such party in connection with any violation by any such HELOC of any predatory or abusive lending law.

Loan Rate: With respect to any HELOC and as of any day, the per annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Unallocated Principal Balance of such HELOC.

Loan Schedule: The schedule attached to the Indenture as Schedule A, which shall identify each HELOC, as such schedule may be amended from time to time to reflect the addition of HELOCs (including the addition of any Qualifying Substitute HELOCs) to, or the deletion of HELOCs from, the Trust Estate. Such schedule shall set forth the following with respect to each HELOC, among other things:

1.  the Mortgagor’s name;

2.  the street address of the Mortgaged Property including the state and zip code;

3.  a code indicating whether the Mortgaged Property is owner-occupied;

4.  the type of residential property constituting the Mortgaged Property;

5.  the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

6.  with respect to each second lien HELOC, the Combined Loan-to-Value Ratio and the Equity Loan-to-Value Ratio, each at origination and as of the Cut-off Date;

7.  the Loan Rate at origination and as of the Cut-off Date;

8.  the origination date;

9.  the paid through date;

10.  the stated maturity date of the HELOC and of the First Lien;

11.  the amount of the Minimum Monthly Payment as of the Cut-off Date;

12.  the original principal amount and, if applicable, the principal balance of the related First Lien as of the date of origination of the HELOC;

13.  the Principal Balance of the HELOC and, if applicable, the principal balance of the related First Lien as of the Cut-off Date;

14.  a code indicating the purpose of the HELOC (i.e., purchase, rate and term refinance, equity take-out refinance);

15.  a code indicating the documentation style (i.e., full, alternative or reduced);

16.  the number of times during the twelve (12) month period preceding the Closing Date that any Minimum Monthly Payment has been received thirty (30) or more days after its Due Date;

17.  the date on which the first payment is due;

18.  a code indicating the Credit Score of the Mortgagor at the time of origination of the HELOC;

19.  a code indicating the credit grade and specific loan/underwriting program of each HELOC as assigned by the Originator pursuant to its underwriting standards;

20.  the first Adjustment Date and the Adjustment Date frequency;

21.  the Gross Margin;

22.  the Maximum Loan Rate under the terms of the Credit Line Agreement;

23.  the Minimum Loan Rate under the terms of the Credit Line Agreement;

24.  the first Adjustment Date immediately following the Cut-off Date;

25.  a code indicating whether the HELOC is a first or second lien HELOC;

26.  the Index;

27.  Credit Limit;

28.  Draw Period;

29.  Amortization Period;

30.  Debt to Income Ratio;

31.  the Due Date; and

32.  a code indicating whether or not the HELOC is the subject of a Prepayment Charge as well as the terms of the Prepayment Charge.

With respect to the HELOCs in the aggregate, the Loan Schedule shall set forth the following information, as of the Cut-off Date, unless otherwise specified:

(1) the number of HELOCs;

(2) the aggregate Principal Balance of the HELOCs as of the Cut-off Date and the aggregate Credit Limit;

(3) the weighted average Loan Rate of the HELOCs;

(4) the weighted average original months to maturity of the HELOCs and the weighted average remaining months to maturity of the HELOCs.

Loan-to-Value Ratio or LTV: With respect to any first lien HELOC, the Credit Limit of such HELOC, divided by the lesser of (1) the Appraised Value of the Mortgaged Property as of the date of origination or (2) the purchase price of the Mortgaged Property.

Majority Holders: The Holder or Holders of in excess of 50% of the Voting Rights.

Managed Amortization Period: The period commencing on the Cut-off Date to and including the earlier of (i) the 10th anniversary of the Cut-off Date and (ii) the occurrence of a Rapid Amortization Event.

Marker Rate: With respect to the Class C Certificates and any Payment Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Remittance Rates for REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM and REMIC 1 Regular Interest LTZZ, with the rate on each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LTZZ) subject to a cap equal to the lesser of (i) ONE-MONTH LIBOR plus the Note Margin for the Corresponding Note and (ii) the related Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 1 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Remittance Rate and the related caps with respect to each such REMIC 1 Regular Interest (other than REMIC 1 Regular Interest LTZZ) shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

Maximum Cap Rate: For any Accrual Period and

(i)            for the Class A Notes and the Class N Certificates, a per annum rate equal to the product of (x) the excess, if any, of (i) the weighted average of the Expense Adjusted Net Maximum Loan Rates of HELOCs, weighted on the basis of the outstanding Principal Balances of the HELOCs as of the first day of the month preceding the month of the related Payment Date over (ii) the Insurer Premium Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in such Accrual Period; and

(ii)           for the Class M Notes, a per annum rate equal to the product of (x) the weighted average of the Expense Adjusted Net Maximum Loan Rates of the HELOCs, weighted on the basis of the outstanding Principal Balances of the HELOCs as of the first day of the month preceding the month of the related Payment Date and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in such Accrual Period

Maximum Insured Amount: The sum of the following amounts: (i) in respect of principal relating to the Class A Notes, $1,022,287,000 and (ii) in respect of principal relating to the Class N Certificates, $200,000,000.

Maximum Loan Rate: With respect to each HELOC, a rate that is set forth on the Loan Schedule and in the related Credit Line Agreement and is the maximum interest rate to which the Mortgage Interest Rate on such HELOC may be increased on any Adjustment Date.

 Maximum Uncertificated Accrued Interest Deferral Amount: With respect to any Payment Date, the excess of (a) accrued interest at the Uncertificated REMIC 1 Remittance Rate applicable to REMIC 1 Regular Interest LTZZ for such Payment Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ minus the REMIC 1 Overcollateralization Amount, in each case for such Payment Date, over (b) the sum of the Uncertificated Accrued Interest on REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3 and REMIC 1 Regular Interest LTM with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) ONE-MONTH LIBOR plus the related Note Margin for the Corresponding Note and (ii) the Net WAC Rate for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC 1 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Accrual Period and the denominator of which is 30.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS HELOC: Any HELOC as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Credit Line Agreement.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for HELOCs registered with MERS on the MERS® System.

 Minimum Monthly Payment: With respect to any HELOC and any month, the minimum amount required to be paid by the related Mortgagor in that month.

Minimum Loan Rate: With respect to each HELOC, a rate that is set forth on the Loan Schedule and in the related Credit Line Agreement and is the minimum interest rate to which the Mortgage Interest Rate on such HELOC may be decreased on any Adjustment Date.

 MOM Loan: With respect to any HELOC, MERS acting as the mortgagee of such HELOC, solely as nominee for the originator of such HELOC and its successors and assigns, at the origination thereof, or as nominee for any subsequent assignee of the originator pursuant to an assignment of mortgage to MERS.

Monthly Interest Payable Amount: With respect to any Payment Date and a Class of Notes, Class N Certificates or Class C Certificates, the amount of interest accrued on such Class during the related Accrual Period at the related Note Rate on the Note Principal Balance or the Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Payment Date, in each case, reduced by any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls allocated to such Note or Certificate, as applicable, pursuant to Section 8.10(c) of the Indenture.

Monthly Payment: With respect to any HELOC (including any REO Property) and any Due Date, the scheduled payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for partial Principal Prepayments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period).

Moody’s: Moody’s Investors Service, Inc.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Credit Line Agreement, together with improvements thereto.

Mortgage File: The file containing the Related Documents pertaining to a particular HELOC and any additional documents required to be added to the Mortgage File pursuant to the Servicing Agreement.

Mortgage Note: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related HELOC.

Mortgaged Property: Land and improvements securing the indebtedness of a Mortgagor under the related HELOC or, in the case of REO Property, such REO Property.

Mortgagor: The obligor on a Mortgage Note.

Net Interest Shortfalls: With respect to any Payment Date, an amount equal to the sum of (i) the aggregate amount of Prepayment Interest Shortfalls for such Payment Date and (ii) aggregate Relief Act Interest Shortfalls for such Payment Date.

Net Liquidation Proceeds: With respect to a HELOC, Liquidation Proceeds collected with respect to such HELOC net of unreimbursed Servicing Advances by the Servicer, expenses incurred by the related servicer in connection with the liquidation of such HELOC and the related Mortgaged Property, and any other amounts payable to the servicer under the Servicing Agreement with respect to such HELOC.

Net Rate or Net Mortgage Rate: For any HELOC, the then applicable Loan Rate thereon less the Servicing Fee Rate.

Net Monthly Excess Cashflow: With respect to any Payment Date, an amount equal to the sum of (A) the Interest Remittance Amount remaining on such payment after taking into account the payments made pursuant Section 8.09(a)(II) on such Payment Date and (B) any Overcollateralization Release Amount for such Payment Date.

Net Principal Payment Amount: With respect to any Payment Date, an amount, not less than zero, equal to the Principal Payment Amount for such Payment Date minus, if the Collection Period related to such Payment Date is during the Managed Amortization Period, the aggregate principal amount of all Additional Balances in respect of the HELOCs created during such Collection Period.

Net WAC Rate: For any Accrual Period and

(i)
for the Class 1A-1 Notes, a per annum rate per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Net Loan Rates of the group 1 loans over (ii) the Insurer Premium Rate; for federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest LT1GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interest;

(ii)
for the Class 2A Notes, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Net Loan Rates of the group 2 loans over (ii) the Insurer Premium Rate; for federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rate on REMIC 1 Regular Interest LT2GRP, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interest;

(iii)
for the Class N Certificates, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the excess, if any, of (i) the weighted average of the Expense Adjusted Net Loan Rates of the loans over (ii) the Insurer Premium Rate; and

(iv)
for the Class M Notes, a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the product (expressed as a percentage) of (x) the excess, if any, of (a) an amount equal to (i) the weighted average of the Expense Adjusted Net Loan Rates of the loans accrued on (ii) the aggregate Principal Balance of the loans minus the certificate principal balance of the Class N Certificates over (b) the sum of (I) an amount equal to the Net WAC Rate for the Class 1A-1 Notes accrued on the note principal balance of the Class 1A-1 Notes, (II) an amount equal to the Net WAC Rate for the Class 2A Notes accrued on the aggregate note principal balance of the Class 2A Notes and (III) an amount equal to the weighted average of the Expense Adjusted Net Loan Rates of the loans accrued on the certificate principal balance of the Class C Certificates and (y) a fraction, the numerator of which is twelve and the denominator of which is the note principal balance of the Class M Notes; for federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on REMIC 1 Regular Interest LT1SUB and REMIC 1 Regular Interest LT2SUB (in each case subject to a cap and a floor equal to the Uncertificated REMIC 1 Pass- Through Rate on REMIC 1 Regular Interest LT1GRP and REMIC 1 Regular Interest LT2GRP, respectively), weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest.

Net WAC Rate Carryover Amount: With respect to the Class A Notes, the Class M Notes and the Class N Certificates and any Payment Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Notes or Certificates, as applicable, on such Payment Date calculated at the related Formula Rate, over (ii) the amount of interest accrued on such Class of Notes or Certificates, as applicable, at the Net WAC Rate for such Payment Date and (B) the Net WAC Rate Carryover Amount for the previous Payment Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such Class of Notes or Certificates, as applicable, for such Payment Date and for such Accrual Period.

Net WAC Rate Carryover Reserve Account: The account established and maintained pursuant to Section 8.08 of the Indenture.

 New York UCC: The Uniform Commercial Code as in effect in the State of New York.

Non-MERS HELOC: Any HELOC other than a MERS HELOC.

Non-U.S. Person: Any person other than a “United States person” as defined in Section 7701(a)(30) of the Code.

Note: Any of the Class A or Class M Notes.

Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Depositor, the Issuer, the Indenture Trustee, the Seller or the Securities Administrator or any Affiliate of any of them shall be deemed not to be a holder or holders, nor shall any so owned be considered outstanding, for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement; provided that, in determining whether the Indenture Trustee or Securities Administrator shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Securities Administrator has actual knowledge to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Securities Administrator or the Owner Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

Note Margin: With respect to the Class A Notes, the Class M Notes and the Class N Certificates on each Payment Date, the following percentage:

Class	Margin
1A-1	0.17%
2A-1	0.04%
2A-2	0.12%
2A-3	0.19%
M	0.13%
N	2.00%

Note Rate: With respect to the Class A Notes and the Class M Notes and any Payment Date, the lesser of (x) the related Formula Rate for such Payment Date and (y) the related Net WAC Rate for such Payment Date.

Note Owner or Owner: With respect to a Book Entry Note, the Person that is the beneficial owner of such Book Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the registered owner of such Note as reflected in the Note Register.

Note Principal Balance: With respect to any Notes as of any Payment Date, such Note’s initial Note Principal Balance on the closing date, as reduced by (1) all amounts allocable to principal previously paid with respect to such Note and (2) with respect to the Class M Notes, the Undercollateralized Amount previously allocated to such Note; provided that, the Note Principal Balance of any Class M Notes remaining outstanding to which the Undercollateralized Amount has been allocated will be increased by the amount of any Subsequent Recoveries on the HELOCs not previously allocated, but not by more than the amount of Undercollateralized Amount previously allocated to reduce the Note Principal Balance of that Note.

Note Register: The register, maintained by the Securities Administrator, in which the Securities Administrator shall provide for the registration of Notes and of transfers and exchanges of Notes.

Notional Amount: Immediately prior to any Payment Date with respect to the Class C Interest, the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests.

Officer’s Certificate: With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer’s Certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

One-Month LIBOR: The rate determined by the Securities Administrator in accordance with Section 8.12 of the Indenture.

One-Year U.S. Treasury Note Index: With respect to any Interest Accrual Period, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as reported in the Release on the related Interest Determination Date or, if not so available, as most recently available immediately prior to such Interest Determination Date.

Opinion of Counsel: A written opinion of counsel acceptable to the Indenture Trustee in its reasonable discretion which counsel may be in-house counsel for the Depositor or the Seller if acceptable to the Indenture Trustee and the Rating Agencies or outside counsel for the Depositor, the Seller, the Issuer or the Servicer, as the case may be.

Optional Redemption Date: Any Payment Date occurring on or after the end of a Collection Period on which the outstanding Pool Balance on such Payment Date is less than or equal to five percent (5%) of the Original Pool Balance.

Optional Redemption Holder: The Servicer as set forth in Section 8.07 of the Indenture.

Optional Redemption Price: An amount equal the greater of (i) the Principal Balance of the HELOCs and the appraised value of any REO Properties and (ii) the fair market value of the HELOCs and the REO Properties, in each case plus accrued and unpaid interest plus unreimbursed Servicing Advances, any unpaid Servicing Fees allocable to such HELOCs and REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts.

Original Value: The lesser of (i) the Appraised Value or (ii) the sales price of a Mortgaged Property at the time of origination of a HELOC, except in instances where either clauses (i) or (ii) is unavailable, the other may be used to determine the Original Value, or if both clauses (i) and (ii) are unavailable, Original Value may be determined from other sources reasonably acceptable to the Depositor.

Originator: National City Bank and its successors or assigns.

Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under the Indenture except:

(i) Notes theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Securities Administrator is presented that any such Notes are held by a holder in due course.

With respect to the Certificates, as of the date of determination, all Certificates theretofore executed, authenticated and delivered under the Indenture except:

(i) Certificates theretofore canceled by the Securities Administrator or delivered to the Securities Administrator for cancellation; and

(ii) Certificates in exchange for or in lieu of which other Certificates have been executed, authenticated and delivered pursuant to the Trust Agreement unless proof satisfactory to the Securities Administrator is presented that any such Certificates are held by a holder in due course.

Outstanding HELOC: With respect to any Due Date, a HELOC which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated HELOC and was not purchased or replaced.

Outstanding Principal Balance: As of the time of any determination, the Principal Balance of a HELOC remaining to be paid by the Mortgagor, or, in the case of an REO Property, the Principal Balance of the related HELOC remaining to be paid by the Mortgagor at the time such property was acquired by the Trust.

 Overcollateralization Deficiency Amount: With respect to any Payment Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Payment Date (calculated for this purpose only assuming that 100% of the Net Principal Payment Amount is applied as a principal payment on the Class A Notes, the Class N Certificates and/or the Class M Notes on such Payment Date or to pay amounts owed to the Insurer).

Overcollateralization Release Amount: With respect to any Payment Date, an amount equal to the lesser of (i) the Net Principal Payment Amount on such Payment Date and (ii) the excess, if any, of (A) the Overcollateralized Amount for such Payment Date (calculated for this purpose only assuming that 100% of the Net Principal Payment Amount is applied as a principal payment on the Class A Notes, the Class N Certificates and/or the Class M Notes on such payment date or to pay amounts owed to the note insurer) over (B) the Overcollateralization Target Amount for such payment date.

Overcollateralization Target Amount: With respect to any Payment Date (i) prior to the Stepdown Date, an amount equal to approximately 0.65% of the Pool Balance as of the cut-off date, (ii) on or after the Stepdown Date, provided a Trigger Event is not in effect, the greater of (x) approximately 1.30% of the Pool Balance of the end of the related collection period and (y) approximately 0.50% of the Pool Balance as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date plus 1.30% of the amount, if any, by which the Pool Balance increased during the collection period for the current payment date. Notwithstanding the foregoing, on and after any payment date following the reduction of the aggregate Note Principal Balance of the Notes and the Certificate Principal Balance of the Class N Certificates to zero, the Overcollateralization Target Amount will be $0.

Overcollateralized Amount: With respect to any Payment Date, an amount equal to the excess, if any, of (x) the Pool Balance at the end of the related Collection Period over (y) the aggregate Note Principal Balance of the Notes and the Certificate Principal Balance of the Class N Certificates as of such Payment Date (after giving effect to payments to be made on such Payment Date).

Owner Trustee: Wilmington Trust Company, not in its individual capacity, but solely as owner trustee under the trust agreement, and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Pass-Through Rate: With respect to the Class N Certificates and any Payment Date, the lesser of (x) the related Formula Rate for such Payment Date and (y) the related Net WAC Rate for such Payment Date. With respect to the Class C Certificates and any Payment Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the interest on the Uncertificated Principal Balance of each REMIC 1 Regular Interest listed in clause (y) below at a rate equal to the related Uncertificated REMIC 1 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM and REMIC 1 Regular Interest LTZZ.

Payment Account: The trust account or accounts created and maintained pursuant to Section 3.01 of the Indenture, which shall be denominated “Citibank, N.A., as Paying Agent (on behalf of the Securities Administrator) f/b/o Holders of Citigroup HELOC Trust 2006-NCB1, Mortgage-Backed Notes, Series 2006-NCB1 - Payment Account.” The Payment Account shall be an Eligible Account.

Payment Date: The 15th day of each month, or if such day is not a Business Day, then the next Business Day, commencing in June 2006.

Percentage Interest: With respect to any Note, the percentage obtained by dividing the Note Principal Balance of such Note by the aggregate Note Principal Balance of all Notes of that Class. With respect to any Certificate, the percentage as stated on the face thereof.

Permitted Investments: Any one or more of the following obligations or securities held in the name of the Indenture Trustee for the benefit of the Noteholders:

(i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

(ii) (a) demand or time deposits, federal funds or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Indenture Trustee or the Securities Administrator or its Affiliates acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agencies and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

(iii) repurchase obligations with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above where the Indenture Trustee holds the security therefor;

(iv) securities bearing interest or sold at a discount issued by any corporation (including the Indenture Trustee or the Securities Administrator or its Affiliates) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agencies at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balance of all the HELOCs and Permitted Investments held as part of the Trust;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agencies at the time of such investment;

(vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

(vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agencies as evidenced in writing by the Rating Agencies to the Securities Administrator; and

(viii) any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agencies, including any such fund for which the Securities Administrator or any affiliate of the Securities Administrator acts as a manager or an advisor; provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par, as determined by the Securities Administrator.

Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

Plan Assets: Assets of a Plan within the meaning of Department of Labor regulation 29 C.F.R. § 2510.3-101.

Policy: The Financial Guaranty Insurance Policy No. AB0995BE issued by the Insurer in respect of the Insured Securities, a copy of which is attached to the Indenture as Exhibit I.

Policy Payment Account: As defined in Section 8.12 of the Indenture.

Pool Balance: With respect to any date, the aggregate of the Principal Balances of all of the HELOCs as of such date.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.02 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Preference Claim: As defined in Section 5.18 of the Indenture.

Prepayment Interest Shortfall: With respect to any Payment Date, the excess, if any, of (i) the sum, as to each HELOC as to which a Principal Prepayment was applied during the related Collection Period, of 30 days interest on the amounts prepaid at the related Loan Rate net of the Servicing Fee Rate over (ii) the amount of interest collected from the borrower on the amount prepaid, at the related Loan Rate net of the Servicing Fee Rate.

Prepayment Period: With respect any HELOC and any Payment Date, the calendar month immediately preceding the month in which such payment occurs.

Prime Rate: As of any date, the prime rate of the United States money center commercial banks as published in the latest edition of The Wall Street Journal, Northeast Edition.

Principal Balance: As to each HELOC and any date of determination, (i) the principal balance of such HELOC at its origination, plus (ii) any Additional Balances in respect of such HELOC created after its date of origination to but excluding the earlier of (a) such date of determination or (b) the date on which the Managed Amortization Period terminated, minus (iii) the sum of (a) all amounts credited against the principal balance of the HELOC in accordance with the terms of the Credit Line Agreement prior to the termination of the Managed Amortization Period and (b) product of (x) all amounts credited against the principal balance of the HELOC in accordance with the terms of the Credit Line Agreement following the close of business on the last day of the Managed Amortization Period and (y) 1 minus the Servicer Additional Balance Allocation Fraction with respect to such HELOC. For purposes of this definition, a Liquidated HELOC shall be deemed to have a Principal Balance equal to the Principal Balance of the related HELOC immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

Principal Prepayment: Any payment or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date, including any Prepayment Charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

 Principal Payment Amount: With respect to any Payment Date, the sum of (i) the Basic Principal Payment Amount for such Payment Date and (ii) the Extra Principal Payment Amount for such Payment Date.

Principal Prepayment: Any payment or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date, including any prepayment charge, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Purchaser: Citigroup Mortgage Loan Trust Inc., a Delaware corporation, and its successors and assigns.

QIB: A “qualified institutional buyer” as defined in Rule 144A.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FHLMC and whose claims paying ability is rated in the two highest rating categories by Best’s with respect to hazard and flood insurance.

 Qualifying Substitute HELOC: In the case of a HELOC substituted for a Deleted HELOC pursuant to the terms of this Agreement, a HELOC that, on the date of such substitution, (i) has an outstanding Principal Balance (or in the case of a substitution of more than one HELOC for a Deleted HELOC, an aggregate Principal Balance), after application of the Principal Remittance Amount and Interest Remittance Amount due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Principal Balance of the Deleted HELOC as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Loan Rate not less than the Loan Rate on the Deleted HELOC, (iii) has a maximum Loan Rate not less than the maximum Loan Rate on the Deleted HELOC, (iv) has a minimum Loan Rate not less than the minimum Loan Rate of the Deleted HELOC, (v) has a Margin equal to or greater than the Margin of the Deleted HELOC, (vi) has a next adjustment date not later than the next adjustment date on the Deleted HELOC, (vii) has the same Due Date as the Deleted HELOC, (viii) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted HELOC and has a remaining stated term to maturity not later than the HELOC with the latest stated term to maturity as of the Closing Date, (ix) is current as of the date of substitution, (x) has an original Combined Loan-to-Value Ratio as of the date of substitution equal to or lower than the original Combined Loan-to-Value Ratio of the Deleted HELOC as of such date, (xi) has been underwritten by the Originator or in accordance with the same underwriting criteria and guidelines as the Deleted HELOC, (xii) has a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted HELOC, (xiii) is secured by the same property type as the Deleted HELOC, (xiv) conforms to each representation and warranty applicable to the Deleted HELOC made in the HELOC Purchase Agreement, (xv) has the same or higher lien position as the Deleted HELOC, (xvi) has a Credit Score greater than or equal to the Credit Score of the Deleted HELOC at the time such Deleted HELOC was transferred to the Issuer, (xvii) the related Mortgaged Property is not an investment property (unless the Mortgaged Property related to the Deleted HELOC was an investment property), (xviii) the related Mortgaged Property is not a second home (unless the Mortgaged Property related to the Deleted HELOC was a second home), (xix) the Combined Loan-to-Value Ratio is not greater than 100%, and (xx) is no longer in its teaser period. In the event that one or more HELOCs are substituted for one or more Deleted HELOCs, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Principal Balances, the Loan Rates described in clause (ii) hereof shall be determined on the basis of weighted average Loan Rates, the risk gradings described in clause (xi) hereof shall be satisfied as to each such HELOC, the terms described in clause (viii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Original Loan-to-Value Ratios described in clause (x) hereof shall be satisfied as to each such HELOC and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xiv) hereof must be satisfied as to each Qualifying Substitute HELOC or in the aggregate, as the case may be.

Rapid Amortization Event: Any of the following events:

(a) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any Certificate delivered pursuant to or in connection with the Indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the holders of the Notes, the holders of the Class N Certificates or the Insurer, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the securities administrator or to the Issuing Entity and the Securities Administrator by the Holders of at least 25% of the Aggregate Outstanding Balance or the Insurer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the Indenture;

(b) failure on the part of the Issuer, the Depositor, the Originator, the Seller or the Servicer to observe or perform in any material respect any other material covenants or agreements set forth in the HELOC Purchase Agreement, the Trust Agreement, the Servicing Agreement, the Indenture or the Insurance Agreement, as applicable, which failure materially and adversely affects the holders of the Notes, the holders of the Class N Certificates or the Insurer and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Issuer, the Depositor, the Originator, the Seller or the Servicer, as the case may be, by the Securities Administrator or the Insurer in accordance with the provisions of the Indenture;

(c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Issuer, the Depositor, the Originator, the Seller or the Servicer;

(d) the Issuer becomes subject to regulation by the SEC as an investment company within the meaning of the Investment Company Act of 1940, as amended;

(e) cumulative draws in respect of interest under the Policy exceed 1% of the Pool Balance as of the Cut-off Date or there is any draw in respect of principal under the Policy;

(f) the rights and obligations of the Servicer under the Servicing Agreement are terminated under the Servicing Agreement or a Servicer Event of Default has occurred;

(g) any representation or warranty made by the Seller or the Originator in the HELOC Purchase Agreement shall prove to have been incorrect in any material respect when made and shall continue to be incorrect in any material respect for the related cure period specified in the HELOC Purchase Agreement after written notice and as a result of which the value of any of the loans or the interests of the note insurer or the securityholders therein are materially and adversely affected; provided, that a Rapid Amortization Event will not be deemed to occur if the Seller or the Originator, as applicable, has repurchased or caused to be repurchased or substituted for the defective HELOCs during that period in accordance with the provisions of the HELOC Purchase Agreement; or

(h) any REMIC elected with respect to the Trust shall fail to qualify as a REMIC for federal income tax purposes;

In the case of any event described in clauses (b), (f) or (g) above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in applicable Basic Document, any of the Securities Administrator or Securityholders evidencing more than 50% of the Aggregate Outstanding Balance in each case with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) or the Insurer (so long as no Insurer Default has occurred and is continuing), by written notice to the Issuer, the Depositor and the Servicer (and to the Securities Administrator, if given by the Securityholders or the Insurer) declare that a Rapid Amortization Event has occurred as of the date of such notice.

In the case of any event described in clauses (a), (c), (d), (e) or (h) above, a Rapid Amortization Event will automatically occur.

RAP Draw Repayment Amount: With respect to any Payment Date relating to a Collection Period after the Managed Amortization Period, the sum of the following with respect to each Outstanding HELOC: the product of (i) the sum of (a) the Monthly Payment on such HELOC received by the Servicer during the related Collection Period and (b) any unscheduled collections in respect of such HELOC received by the Servicer during the related Collection Period, including Principal Prepayments, Insurance Proceeds, Net Liquidation Proceeds, Subsequent Recoveries and proceeds from repurchases of and substitutions for HELOCs occurring during the related Collection Period and (ii) the Servicer Additional Balance Allocation Fraction for such HELOC.

Rating Agency: Any nationally recognized statistical rating organization, or its successor, that rated the Notes at the request of the Depositor at the time of the initial issuance of the Notes. Initially, Standard & Poor’s and Moody’s. If such organization or a successor is no longer in existence, “Rating Agency” with respect to the Notes shall be such nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Indenture Trustee and Securities Administrator. References herein to the highest short term unsecured rating category of a Rating Agency shall mean “A-1” or better in the case of Standard & Poor’s, and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean “AAA” in the case of Standard & Poor’s and in the case of any other Rating Agency, such equivalent rating.

Rating Agency Condition: With respect to any action to which the Rating Agency Condition applies, that each Rating Agency shall have been given 10 days (or such shorter period as is acceptable to such Rating Agency) prior notice thereof and that each Rating Agency shall have notified the Depositor, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of the rated Notes.

 Realized Losses: For any Payment Date will equal (a) with respect to HELOCs that were liquidated during the related Collection Period, the positive difference between (i) the Unallocated Principal Balances of all such HELOCs and (ii) the principal portion of Net Liquidation Proceeds of such HELOCs, and (b) with respect to Charged-Off HELOCs, the amount of the Unallocated Principal Balance that has been written down by the Servicer. A Realized Loss, for purposes of calculations of cumulative Realized Losses, will be deemed reduced by the amount of any Subsequent Recoveries received in respect of such Realized Loss.

Recordation Event: Any of (i) the resignation of a Servicer, (ii) the occurrence of an Event of Servicer Termination, or (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to a Servicer; provided, that any Recordation Event may be waived by the Insurer, so long as any Insured Securities are outstanding or any amounts are due and owing to the Insurer and an Insurer Default has not occurred and is continuing, or if the Insured Securities are no longer outstanding and all amounts due to the Insurer have been paid to it or if an Insurer Default has occurred and is continuing, the Majority Holders.

Record Date: With respect to any Note, the Business Day immediately preceding the related Payment Date; provided, however, that following the date on which Definitive Notes are available, the Record Date for the Notes shall be the last Business Day of the calendar month preceding the month in which the related Payment Date occurs. With respect to any Certificate, the last Business Day of the calendar month preceding the month in which the related Payment Date occurs

Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

Reimbursement Amount: means, as of any payment date, the sum of (x)(i) all Insured Payments paid by the note insurer, but for which the note insurer has not been reimbursed prior to such payment date, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate (as defined in the policy) from the date the securities administrator, or any other person at its direction, received the related Insured Payments or the date such Insured Payments were made, and (y) without duplication (i) any amounts then due and owing to the note insurer under the Agreement or the Insurance Agreement, as certified to the trustee by the note insurer plus (ii) interest on such amounts at the Late Payment Rate.

Related Documents: With respect to each HELOC, the documents specified in Section 4(b) of the HELOC Purchase Agreement and any documents required to be added to such documents pursuant to the HELOC Purchase Agreement.

Release: The Federal Reserve Board’s statistical Release No. H.15(519).

Relief Act: Servicemembers Civil Relief Act.

Relief Act Interest Shortfall: With respect to any Payment Date and any HELOC, any reduction in the amount of interest collectible on such HELOC for the most recently ended calendar month as a result of the application of the Relief Act.

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

 REMIC 1: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such HELOCs as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Indenture Trustee’s rights with respect to the HELOCs under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof and (iv) the Custodial Account, the Payment Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account.

REMIC 1 Interest Loss Allocation Amount: With respect to any Payment Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the HELOCs and related REO Properties then outstanding and (ii) the Uncertificated REMIC 1 Remittance Rate for REMIC 1 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

REMIC 1 Marker Allocation Percentage: 0.50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to Regular Interest LTAA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM and REMIC 1 Regular Interest LTZZ.

REMIC 1 Overcollateralization Target Amount: .50% of the Overcollateralization Target Amount.

REMIC 1 Overcollateralization Amount: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests minus (ii) the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3 and REMIC 1 Regular Interest LTM, in each case as of such date of determination.

REMIC 1 Principal Loss Allocation Amount: With respect to any Payment Date, an amount equal to the product of (i) the aggregate Principal Balance of the HELOCs and related REO Properties then outstanding and the amounts on deposit in the Pre-Funding Account (exclusive of any investment income therein) and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3 and REMIC 1 Regular Interest LTM and the denominator of which is the aggregate REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM and REMIC 1 Regular Interest LTZZ.

REMIC 1 Regular Interests: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions of the Trust Agreement, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Trust Agreement. The following is a list of each of the REMIC 1 Regular Interests: REMIC 1 Regular Interest LTAA, REMIC 1 Regular Interest LT1A1, REMIC 1 Regular Interest LT2A1, REMIC 1 Regular Interest LT2A2, REMIC 1 Regular Interest LT2A3, REMIC 1 Regular Interest LTM, REMIC 1 Regular Interest LTZZ, REMIC 1 Regular Interest LT1SUB, REMIC 1 Regular Interest LT1GRP, REMIC 1 Regular Interest LT2SUB, REMIC 1 Regular Interest LT2GRP and REMIC 1 Regular Interest LTXX.

REMIC 1 Sub WAC Allocation Percentage: 0.50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC 1 Regular Interest LT-1SUB, REMIC 1 Regular Interest LT-1GRP, REMIC 1 Regular Interest LT-2SUB, REMIC 1 Regular Interest LT-2GRP and REMIC 1 Regular Interest LT-XX.

REMIC 1 Subordinated Balance Ratio: The ratio among the Uncertificated Principal Balances of each REMIC 1 Regular Interest ending with the designation “SUB”, equal to the ratio between, with respect to each such REMIC 1 Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans and the Group 2 Mortgage Loans, as applicable, over (y) the current Certificate Principal Balance of the related Senior Certificates.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REO Account: The separate trust account or accounts created and maintained pursuant to the Servicing Agreement which shall be entitled “National City Bank, in trust for the Purchaser, as of date of acquisition of title, Adjustable Rate HELOCs”.

REO Disposition: The final sale by the Servicer of any REO Property.

REO Property: A Mortgaged Property acquired as a result of the liquidation of a HELOC.

Repurchase Proceeds: the Loan Repurchase Price in connection with any repurchase of a HELOC by the Seller or the Originator, as applicable, and any cash deposit in connection with the substitution of a HELOC.

Request for Release: A request for release in the form attached to the Custodial Agreement as Exhibit Four.

Required Insurance Policy: With respect to any HELOC, any insurance policy which is required to be maintained from time to time under the Servicing Agreement with respect to such HELOC.

Residual Certificate: Any of the Class N or Class R Certificates.

Residual Certificateholder: Any holder of a Residual Certificate.

Responsible Officer: With respect to the Securities Administrator, any officer of the Securities Administrator with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; and with respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject or who shall have direct responsibility for the administration of this Indenture.

Rule 144A: Rule 144A under the Securities Act.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

Secretary of State: The Secretary of State of the State of Delaware.

Secured Obligations: All amounts and obligations which the Issuer may at any time owe the Indenture Trustee for the benefit of the Noteholders under the indenture or the Notes.

Senior Credit Enhancement Percentage: With respect to any Payment Date, the percentage equivalent of the fraction obtained by dividing (x) the aggregate Note Principal Balance of the Class M Notes and the Certificate Principal Balance of the Class C Certificates (calculated prior to taking into account the payment of the Principal Payment Amount on such Payment Date to the classes of securities entitled thereto on such Payment Date) by (y) the aggregate Principal Balance of the HELOCs (calculated prior to taking into account collections of principal on the loans during the related Collection Period).

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Administrator: Citibank, N.A. or its successor in interest, or any successor securities administrator.

Security: Any of the Certificates or Notes.

Securityholder or Holder: Any Noteholder or Certificateholder.

Security Instrument: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

Seller: Citigroup Global Markets Realty Corp., or any successor in interest.

Servicer: National City Bank, or any successor in interest.

Servicer Additional Balance Allocation Fraction: With respect to any date of determination and an Outstanding HELOC, a fraction the numerator of which is the aggregate amount of any Additional Balances funded with respect to such HELOC following the Managed Amortization Period and the denominator of which is the Unallocated Principal Balance of such HELOC.

Servicer Remittance Date: The 13th day of the month, commencing in June 2006, or if such 13th day is not a Business Day, the immediately preceding Business Day.

Servicing Agreement: The Servicing Agreement, dated as of May 23, 2006, among the Issuer, the Securities Administrator, the Indenture Trustee and the Servicer.

Servicing Advances: All customary, reasonable and necessary “out-of-pocket” costs and expenses incurred by the Seller in the performance of its servicing obligations, including, but not limited to, the cost of (i) preservation, restoration and repair of a Mortgaged Property, (ii) any enforcement or judicial proceedings with respect to a HELOC, including foreclosure actions and (iii) the management and liquidation of REO Property.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each HELOC, the amount of the annual servicing fee payable to the Servicer, which shall, for each month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the unpaid Principal Balance of the HELOC. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respectively which any related interest payment on a HELOC is computed. The Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Subsection 11.05 of the Servicing Agreement) of the Monthly Payments collected by the Servicer, or as otherwise provided under Subsection 11.05 of the Servicing Agreement.

Servicing Fee Rate: The per annum rate at which the Servicing Fee accrues, which rate shall be 0.50% per annum.

Standard & Poor’s: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§3801 et seq., as the same may be amended from time to time.

Stepdown Date: The earlier to occur of (i) the first payment date on which the Note Principal Balance of the Class A Notes and the Certificate Principal Balance of the Class N Certificates have been reduced to zero and (ii) the later to occur of (x) the payment date occurring in December 2008 and (y) the first Payment Date on which the Senior Credit Enhancement Percentage (calculated for this purpose only after taking into account collections of principal on the HELOCs during the related Collection Period but prior to the payment of the Principal Payment Amount on such Payment Date to the Classes of securities entitled thereto on such Payment Date) is greater than or equal to 2.25%.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of HELOCs but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to HELOCs under the direction or authority of the Seller or a Subservicer.

Subservicer: Any Person that services HELOCs on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under the Servicing Agreement that are identified in Item 1122(d) of Regulation AB.

Subsequent Recoveries: Any Liquidation Proceeds received by the Servicer after the final liquidation of a HELOC and remitted by it to the Securities Administrator. If Subsequent Recoveries are received, they will be included (net of any amounts due the servicer or others) as part of the Principal Payment Amount for the following payment date and paid in accordance with the priorities described herein. In addition, after giving effect to all payments on a payment date, if the Class M Notes remain outstanding and any Allocated Realized Loss Amount for such class remains outstanding, then such Allocated Realized Loss Amount for such class will be decreased by the amount of such Subsequent Recoveries until reduced to zero, and the Note Principal Balance of such Class will be increased by the same amount. Thereafter, such Class will accrue interest on the increased Note Principal Balance.

 Substitute Cut-Off Date: With respect to any Qualifying Substitute HELOC, the opening of business on the first day of the calendar month in which such Qualifying Substitute HELOC is conveyed to the Trust.

 Substitution Amount: As defined in the HELOC Purchase Agreement.

Tax Matters Person: The tax matters person appointed pursuant to Section 11.04(e) of the Indenture.

Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Indenture Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Noteholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Trigger Event: With respect to any Payment Date, is in effect if:

(i) a Rapid Amortization Event shall have occurred prior to such payment date or

(ii) the sum of the percentages obtained by dividing (x) the aggregate Principal Balance of HELOCs that are Delinquent 60 days or more (including HELOCs that are REO Properties, in foreclosure or bankruptcy and that are also Delinquent 60 days or more) by (y) the aggregate Principal Balance of the HELOCs, in each case, as of the last day of the previous three calendar months divided by 3 exceeds 3.00% or

(iii) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Collection Period), expressed as a percentage of the aggregate Principal Balance of the HELOCs as of the Cut-off Date exceeds the applicable percentage set forth below with respect to such Payment Date:

Payment Date Occurring In   Percentage
June 2006 through May 2007   0.50%
June 2007 through May 2008   1.00%
June 2008 through May 2010   1.25%
June 2010 and thereafter           1.75%

Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust: The Citigroup HELOC Trust 2006-NCB1 to be created pursuant to the Trust Agreement.

Trust Account Property: The Trust Accounts, all amounts and investments held from time to time in the Trust Accounts (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities, securities entitlements, investment property or otherwise) and all proceeds of the foregoing.

Trust Accounts: The Custodial Account, the Net WAC Carryover Reserve Account, the Certificate Distribution Account, the Policy Payment Account and the Payment Account.

Trust Agreement: The Amended and Restated Trust Agreement, dated as of May 23, 2006, among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Estate: The meaning specified in the Granting Clause of the Indenture.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

Unallocated Principal Balance: As to each HELOC and any date of determination, (i) the principal balance of such HELOC at its origination, plus (ii) any Additional Balances in respect of such HELOC created after its date of origination, minus (iii) the sum of all amounts credited against the principal balance of the HELOC in accordance with the terms of the Credit Line Agreement.

 Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Payment Date, an amount equal to one month’s interest at the related Uncertificated REMIC Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Relief Act Interest Shortfalls for such Payment Date).

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Trust Agreement as its initial Uncertificated Principal Balance. On each Payment Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Payment Date and, if and to the extent necessary and appropriate, shall be further reduced on such Payment Date by Realized Losses, and the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ shall be increased by interest deferrals. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests over (B) the then aggregate Note Balance of the Class A Notes, the Mezzanine Notes and the Class B Notes then outstanding. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

 Undercollateralized Amount: As defined in Section 8.10 of the Indenture.

Underwriter: Citigroup Global Markets, Inc..

 United States Person or U.S. Person: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

Unpaid Interest Shortfall Amount: With respect to the Notes and the Class N Certificates and (i) the first Payment Date, zero, and (ii) any Payment Date after the first Payment Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Payable Amount for such Class for the immediately preceding Payment Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Payment Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Payment Date, plus interest on the amount of interest due but not paid on the Notes or Certificates of such Class on such preceding Payment Date, to the extent permitted by law, at the Note Rate or Pass-Through Rate for such Class, as applicable, for the related Accrual Period.

Usable Class N Net Monthly Excess Cashflow: With respect to any Payment Date is an amount equal to the lesser of (a) the Class N Net Monthly Excess Cashflow for such Payment Date and (b) the sum of:

(I) the excess, if any, of:

(A) the sum of (x) any Overcollateralization Deficiency Amount for such Payment Date, (y) any Allocated Realized Loss Amount payable to the Class M Notes for such Payment Date and (z) any amount owing to the Insurer for reimbursement of claims in respect of principal paid under the policy, exclusive of any interest thereon owing to the note insurer, to the extent not paid or reimbursed as described in clause II(C)(i) of Section 8.09 of the Indenture over

(B) the excess, if any, of (1) the cumulative aggregate Realized Losses incurred on the HELOCs from the Cut-off Date through the end of the related Collection Period over (2) the sum of (i) the cumulative aggregate amount of Usable Class N Net Monthly Excess Cashflow paid in respect of the amounts described in clauses (x) and (y) of clause (A) above on prior Payment Dates and (ii) the Aggregate Class N Covered Note Insurer Principal Reimbursement Amount for such Payment Date,

(II) any amount owing to the Insurer for reimbursement of claims paid under the policy, or otherwise owing to the note insurer under the applicable insurance agreement, in each case with interest thereon at the rate set forth in the applicable insurance agreement, to the extent not paid or reimbursed as described in clause II(C)(i) of Section 8.09 of the Indenture and to the extent not described in clause (z) of clause (A) above, and

(III) any Unpaid Interest Shortfall Amount payable to the Class M Notes for such Payment Date.

Voting Rights: The portion of the voting rights of all of the Securities which is allocated to any Security. At all times, the Class A Notes, the Class M Notes, the Class N Certificates and the Class C Certificates shall have 99% of the Voting Rights (allocated among the Holders of the Notes, the Class N Certificates and the Class C Certificates in proportion to the then outstanding Note Principal Balances and Certificate Principal Balances of their respective Notes or Certificates, as applicable), and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Securities (other than the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Note Principal Balance, Certificate Principal Balance or Notional Amount of such Securities; provided, that any Note or Certificate registered in the name of the Seller, the Depositor or its Affiliate shall not be eligible to vote or be considered outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect a consent has been obtained unless the Seller, the Depositor or its Affiliates own 100% of the related Class of such Certificates. The Voting Rights allocated to the Class R Certificates shall be allocated among all Holders of such Class in proportion to such Holders’ respective Percentage Interests in the Class R Certificates; provided, however, that when none of the REMIC Regular Interests are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders’ respective Percentage Interests in the Class R Certificates.

Weighted Average Expense Adjusted Loan Rate: For any Payment Date, a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the HELOCs in the prior calendar month at the Expense Adjusted Loan Rate for each HELOC and the denominator of which is the aggregate Principal Balance of the HELOCs as of the first day of the calendar month preceding the month of such Payment Date (or as of the Cut-off Date with respect to the first Payment Date).